Exhibit 10.1

EXECUTION COPY

As Amended to October 29, 2010

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

BU FINANCIAL HOLDINGS LLC

DATED AS OF

May 21, 2009

THE INTERESTS ISSUED PURSUANT TO THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES OR “BLUE SKY” LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY OTHER APPLICABLE SECURITIES OR “BLUE SKY” LAWS, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.  SUCH INTERESTS ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THIS AGREEMENT.

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ARTICLE VIII

ALLOCATIONS

Section 8.1	Book Allocations of Net Income and Net Loss	41
Section 8.2	Special Book Allocations	42
Section 8.3	Tax Allocations	43

ARTICLE IX

DISTRIBUTIONS

Section 9.1	Distributions Generally	43
Section 9.2	Distributions In Kind	47
Section 9.3	No Withdrawal of Capital	48
Section 9.4	Withholding	48
Section 9.5	Restricted Distributions	48
Section 9.6	Tax Distributions	48

ARTICLE X

BOOKS AND RECORDS

Section 10.1	Books, Records and Financial Statements	49
Section 10.2	Filings of Returns and Other Writings; Tax Matters Partner	50
Section 10.3	Accounting Method	51
Section 10.4	Appraisal; Valuation	51
Section 10.5	Expenses Through Closing	53

ARTICLE XI

LIABILITY, EXCULPATION AND INDEMNIFICATION

Section 11.1	Liability	53
Section 11.2	Exculpation	53
Section 11.3	Fiduciary Duty	53
Section 11.4	Indemnification	53
Section 11.5	Expenses	54
Section 11.6	Severability	54

ARTICLE XII

TRANSFERS OF INTERESTS

Section 12.1	Restrictions on Transfers of Interests by Members	54
Section 12.2	General Principles with respect to Transfers	55
Section 12.3	Estate Planning Transfers; Transfers upon Death of a Management Member	56

SCHEDULES

Schedule A:	Member Information

Schedule B:	Notice Information

Schedule C:	Initial Directors

Schedule 3.7	Excluded Persons

Schedule 4.10:	List of Senior Officers

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AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
BU FINANCIAL HOLDINGS LLC

This Amended and Restated Limited Liability Company Agreement of BU Financial Holdings LLC (the “Company”) is dated as of May 21, 2009, by and among the entities listed under the headings “WL Ross Members”, “Carlyle Members”, “Centerbridge Members” and “Blackstone Members” on Schedule A hereto (each, respectively, a “WL Ross Member,” “Carlyle Member,” “Centerbridge Member,” and “Blackstone Member” (which respective terms shall include their Affiliates who become members of the Company and are designated “Investor Members” after the date hereof in accordance with Section 3.9 of this Agreement) and, collectively, the “Investor Members,” which term shall also include such other Persons who become members of the Company and are designated “Investor Members” after the date hereof in accordance with Section 3.9 of this Agreement), John A. Kanas (“Kanas”), Rajinder P. Singh (“Singh”), John N. DiGiacomo (“DiGiacomo”) and John Bohlsen (“Bohlsen,” and collectively with Kanas, Singh and DiGiacomo and such other management employees of the Company or any of its Subsidiaries who become members of the Company and are designated “Management Members” after the date hereof in accordance with this Agreement (including Section 3.9 hereof), the “Management Members,” and each individually, a “Management Member”), each of the entities listed under the heading “Outside Member” on Schedule A hereto (each, an “Outside Member” and, together with any Persons who become members of the Company and are designated “Outside Members” after the date hereof in accordance with Section 3.9 of this Agreement, the “Outside Members”), and, solely for purposes of Section 5.6 hereof, BankUnited, a newly formed federal savings association (“NewBank”).  The Management Members and the Inactive Management Members are collectively referred to herein as the “Non-Investor Members.”  The Investor Members and the Outside Members are collectively referred to herein as the “Non-Management Members.”  The Non-Investor Members and the Non-Management Members are collectively referred to herein as the “Members.”  Any capitalized term used herein without definition shall have the meaning set forth in Section 15.1.

WHEREAS, on May 21, 2009, the Federal Deposit Insurance Corporation Receiver of BankUnited, FSB (the “Receiver”), the Federal Deposit Insurance Corporation (which together with the Receiver shall be referred to herein as the “FDIC”) and NewBank, entered into a purchase and assumption agreement (the “FDIC Purchase Agreement”), pursuant to which NewBank agreed to purchase certain assets (including loan assets and certain operations), and assume the deposits, certain unfunded commitments and certain other liabilities, of BankUnited, FSB from the Receiver;

WHEREAS, all of the equity interests of NewBank are directly owned by BU Financial Corporation, a Delaware corporation that is a wholly-owned Subsidiary of the Company (“InterCo”);

WHEREAS, in connection with the original formation of the Company, the Company entered into a Limited Liability Company Agreement with Kanas (the “Prior LLC Agreement”), on April 29, 2009, to govern the affairs of the Company pending the execution of this Agreement;

WHEREAS, concurrently with the execution of this Agreement and from time to time hereafter in accordance with Section 7.1(b), each Original Management Member shall enter into a profits interest unit agreement with the Company (as amended, supplemented or modified from time to time in accordance with the terms thereof, the “Management Profits Interest Unit Agreements”) pursuant to which the Original Management Members have been or will be granted profits interests in the Company, in accordance with and subject to the terms and conditions of this Agreement, in the form of Profits Interest Units (as hereinafter defined); and

WHEREAS, in anticipation of the closing of the transactions contemplated by the FDIC Purchase Agreement (the “Closing”), expected to take place on the date hereof, the parties hereto desire to enter into this Agreement for the purpose of adopting the terms of this Agreement as the complete expression of the covenants, agreements and undertakings of the parties hereto with respect to the affairs of the Company, the conduct of its business and the rights and obligations of the Members, thereby amending, restating, replacing and superseding the Prior LLC Agreement in its entirety.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

FORMATION OF THE COMPANY

Section 1.1             Formation.  The Company was formed upon the filing of the Certificate with the Secretary of State of the State of Delaware on April 27, 2009.

Section 1.2             Company Name.  The name of the Company as reflected in the amendment to the Certificate filed on May 21, 2009, is “BU Financial Holdings LLC”.  The business of the Company may be conducted under such other names as the Board may from time to time designate; provided that the Company complies with all relevant state laws relating to the use of fictitious and assumed names.

Section 1.3             The Certificate, etc.  The designation of Catherine Davis Ledyard as an authorized person within the meaning of the Delaware Act and the actions taken by Catherine Davis Ledyard in causing the Certificate to be executed, delivered and filed with the Secretary of State of the State of Delaware on April 27, 2009, are hereby ratified, adopted and approved.  Any authorized person of the Company shall execute, deliver, file and record all such other certificates and documents, including amendments to or restatements of the Certificate, and to do such other acts as may be appropriate to comply with all requirements for the formation, continuation and operation of a limited liability company, the ownership of property, and the conduct of business under the laws of the State of Delaware and any other jurisdiction in which the Company may own property or conduct business.

Section 1.4             Term of Company.  The term of the Company commenced on the date of the initial filing of the Certificate with the Secretary of State of the State of Delaware. The Company may be terminated in accordance with the terms and provisions hereof, and shall continue unless and until dissolved as provided in Article XIII.  The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate as provided in the Delaware Act.

Section 1.5             Registered Agent and Office.  The Company’s registered agent and office in the State of Delaware shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.  The Board may designate another registered agent and/or registered office from time to time in accordance with the then applicable provisions of the Delaware Act and any other applicable laws.

Section 1.6             Principal Place of Business.  The principal place of business of the Company is located in Miami-Dade County, Florida at such address as shall be established by the Board.  The location of the Company’s principal place of business may be changed by the Board from time to time in accordance with the then applicable provisions of the Delaware Act and any other applicable laws.

Section 1.7             Qualification in Other Jurisdictions.  Any authorized officer of the Company shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

Section 1.8             Fiscal Year; Taxable Year.  The fiscal year of the Company for financial accounting purposes (“Fiscal Year”) shall end on December 31.  The taxable year of the Company for federal, state and local income tax purposes shall end on December 31.

ARTICLE II

PURPOSE AND POWERS OF THE COMPANY

Section 2.1             Purpose.  The purposes of the Company are, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Delaware Act and engaging in all acts or activities as the Company deems necessary, advisable or incidental to the furtherance of the foregoing, including engaging in such transactions contemplated by the FDIC Purchase Agreement and owning, directly or indirectly, capital stock in InterCo and NewBank.  The Company may pursue its purposes and exercise its powers and rights either directly or indirectly through one or more Subsidiaries.

Section 2.2             Powers of the Company.  Subject to the provisions of this Agreement, the Company shall have the power and authority to take any and all actions that are necessary, appropriate, advisable, incidental or convenient to, or in furtherance of, the purposes and business of the Company described herein, and, in furtherance of the foregoing, shall have and may exercise all of the powers and rights that can be conferred upon limited liability companies formed pursuant to the Delaware Act.

Section 2.3             Application of the Act.  Except as expressly provided in this Agreement, the rights and liabilities of the Members shall be as provided in the Delaware Act.  In the event of any inconsistency between any terms and conditions contained in this Agreement and any non-mandatory provisions of the Delaware Act, the terms of this Agreement shall govern.

Section 2.4             Certain Tax Matters.  The Company shall not elect, and the Board shall not permit the Company to elect, to be treated as an association taxable as a corporation for U.S. federal, state or local income tax purposes under Treasury Regulations section 301.7701-3 or under any corresponding provision of state or local law. The Company and the Board shall not permit the registration or listing of the Interests on an “established securities market,” or a “secondary market or the substantial equivalent thereof” as such terms are used in Treasury Regulations section 1.7704-1.  The Company shall use its best efforts to conduct its operations and the operations of its Subsidiaries so as not to give rise to “unrelated business taxable income” as defined in Section 512 of the Code or income “effectively connected” with the conduct of a trade or business within the United States under Section 864(c) of the Code, in each case, to the Members.

ARTICLE III

MEMBERS AND INTERESTS GENERALLY

Section 3.1             Powers of Members.  The Members shall have the power to exercise any and all rights or powers granted to the Members pursuant to the express terms of this Agreement.  The approval or consent of the Members shall not be required in order to authorize the taking of any action by the Company unless and then only to the extent that (a) this Agreement shall expressly provide therefor, (b) such approval or consent shall be required by non-waivable provisions of the Delaware Act (or by waivable provisions that have not been waived) or (c) the Board shall have determined in its sole discretion that obtaining such approval or consent would be appropriate or desirable.  The Members, as such, shall have no right or authority to act for or bind the Company.

Section 3.2             Interests Generally.  As of the date hereof, the Company has three authorized classes of Interests:  Common Units, Class B Units and Profits Interest Units (which will consist of either Time-Based Profits Interest Units or IRR-Based Profits Interest Units, as described below).  Additional Common Units may be authorized and issued from time to time as approved by the Board without obtaining the consent of any Member except as may be required in accordance with Section 4.11.  No additional Class B Units shall be issued following the date hereof. Until Capital Contributions have been received up to the Threshold Amount, the Company shall issue Profits Interest Units in accordance with Section 7.1(b) concurrently with each such approved issuance of Common Units.  The price of any Common Units issued after the date hereof shall be determined exclusively under the provisions of Section 10.4 hereof.  A Member’s Interest shall for all purposes be personal property.  Unless and until the Board shall determine otherwise, Interests shall be uncertificated and recorded in the books and records of the Company.  If at any time the Board shall determine to certificate Interests, such certificates will contain such legends as the Board shall reasonably determine are necessary or advisable.  The names, amount of Capital Contributions, number and class of Interests (including, in respect of Profits Interest Units, the number and grant date thereof), the Percentage Interests held by the Members and the Profits Interest Percentage of each Management Member are set forth on Schedule A, in each case, as such information is segregated for each applicable Tranche. The

Company shall amend and revise Schedule A from time to time to properly reflect any changes to the information included therein, including to reflect the admission or substitution of Members, the withdrawal of any Members, any modification to a Member’s Percentage Interest, transfers of Interests or the issuance of additional Interests, in each case in accordance with, and subject to the express terms and conditions of, this Agreement.  Any such amendment or revision to Schedule A or to the Company’s records to reflect information regarding Members shall not be deemed an amendment to this Agreement.

(a)        Common Units.

(i)            General.  The holders of Common Units will have voting rights with respect to their Common Units as provided in Section 3.3(d) and shall have the rights with respect to profits and losses of the Company and distributions from the Company as are set forth herein.  The number of Common Units of each Member as of any given time shall be set forth on Schedule A, as it may be updated from time to time in accordance with this Agreement.

(ii)           Price.  In connection with the Closing, the Common Units will initially be issued for the Capital Contribution per Common Unit as described in Schedule A.  The price of any Common Units issued after the date hereof shall be determined exclusively under the provisions of Section 10.4 hereof.

(b)        Profits Interest Units.

(i)            General.  The Company will have two sub-classes of Profits Interest Units: Time-Based Profits Interest Units and IRR-Based Profits Interest Units.  The holders of Profits Interest Units will have no voting rights with respect to their Profits Interest Units but shall have the rights with respect to profits of the Company and distributions from the Company as are set forth herein. The number of Profits Interest Units issued to a Management Member as of any given time shall be set forth on Schedule A, as it may be updated from time to time in accordance with this Agreement.

(ii)           Price.  The holders of Profits Interest Units shall not be required to make any Capital Contribution to the Company in exchange for their Profits Interest Units, it being recognized that, unless otherwise determined by the Board, such Units shall be issued only to Management Members who own Common Units.

(c)        Class B Units.

(i)            General.  The holders of Class B Units will have neither voting rights nor rights with respect to profits and losses of the Company, but will have rights with respect to distributions of the Company as are set forth in Section 9.1(a)(ii) only.  The number of Class B Units of each Member as of any given time shall be set forth on Schedule A, as it may be updated from time to time in accordance with this Agreement.  The Class B Units shall be cancelled in accordance with, and subject to the terms and conditions of, Section 9.1(a)(ii).

(ii)           Price.  In connection with the Closing, the Class B Units will initially be issued to each Non-Management Member for a Capital Contribution per Class B Unit as described in Schedule A.  No Class B Units shall be issued after the Closing.

Section 3.3             Meetings of Members.

(a)        Meetings; Notice of Meetings.

(i)            Meetings.  The annual meeting of the Members shall be held each year on a date set by the Board (the first of which shall be no earlier than eleven months from the date hereof) at the principal offices of the Company, or on such other date or at such other place as may be designated by the Board.  Special meetings of the Members may be called from time to time by the Board, by Members holding Common Units representing a Percentage Interest of at least 60% or by any three Investor Member Directors, and shall be called by the Board (x) in connection with any matter requiring the approval of the Members pursuant to Section 4.11 hereof or (y) for purposes of electing directors to fill seats on the Board as described in Sections 4.1(b)(ii)(6), (7) and (8).

(ii)           Notice.  Notice of any such meeting shall be given to all Members not less than two nor more than thirty Business Days prior to the date of such meeting and shall state the location, date and hour of the meeting and, in the case of a special meeting, the nature of the business to be transacted.  Meetings shall be held at the location (within or without the State of Delaware) at the date and hour set forth in the notice of the meeting.

(b)        Waiver of Notice.  No notice of any meeting of Members need be given to any Member who submits a signed waiver of notice, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Members need be specified in a written waiver of notice.  The attendance of any Member at a meeting of Members shall constitute a waiver of notice of such meeting, except when the Member attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(c)        Quorum.  Except as otherwise required by applicable law, the Certificate or this Agreement (including Section 4.11), the presence in person of the holders of record of Members holding Common Units representing a Percentage Interest of at least 60% shall constitute a quorum for the transaction of business at a meeting of the Members.  If a quorum shall not be present at any meeting of Members, the Members present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present; provided, however, that notice for any reconvened meeting shall have been given in accordance with Section 3.3(a)(ii).

(d)        Voting.  If the Board has fixed a record date, every holder of record of Common Units entitled to vote at a meeting of Members or to consent in writing in lieu of a meeting of Members as of such date shall be entitled to one vote for each such Common Unit outstanding in such Member’s name at the close of business on such record date.  If no record date has been so fixed, then every holder of record of such Common Units entitled to vote at a meeting of Members or to consent in writing in lieu of a meeting of Members shall be entitled to one vote for each Common Unit outstanding in his name on the close of business on the day next preceding the day on which notice of the meeting is given or the first consent in respect of the applicable action is executed and delivered to the Company, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  Holders of record of Profits Interest Units will have no voting rights with respect to such Units.  Except as otherwise required by applicable law, the Certificate or this Agreement (including Sections 4.1, 4.8 and 4.11), the vote of a Majority in Interest at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting.

(e)        Organization.  Each meeting of Members shall be conducted by the Chairman of the Board, or in his absence such other Person as the Board may designate.

(f)         Action Without a Meeting.  Any action which may be taken at any meeting of the Members may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by a Majority in Interest (or such other required vote with respect to any such particular matter as may be otherwise provided in this Agreement (including Sections 4.1, 4.8 and 4.11)).  All Members holding Common Units shall be contemporaneously notified in writing of the solicitation of any such written consent, and if within two Business Days of being so informed any of them objects to the taking of the proposed action by written consent in lieu of a meeting, such action may not be taken by written consent and must instead be considered at a meeting of Members. Subject to the preceding sentence, prompt notice of the taking of the action without a meeting by less than unanimous written consent shall be given to those Members who are entitled to voting or consent rights hereunder in respect of Units held thereby but who have not consented in writing.

(g)        Presence.  Any or all Members may participate in any annual or special Members’ meeting by, or through the use of, any means of telephone or other communication by which all Members participate and may simultaneously hear each other during the meeting.  A Member so participating is deemed to be present in person at the meeting.

Section 3.4             Business Transactions of a Member with the Company. A Member may transact any business with the Company or any of its Subsidiaries; provided that any such transaction (i) shall have been approved as may be required by Section 4.11, (ii) must be on terms which are no less favorable to the Company or such Subsidiary than those terms which would be obtained in a comparable arm’s-length transaction with an unrelated third party, (iii) must not contravene any agreement with, or commitment to, the Office of Thrift Supervision (the “OTS”) or any applicable regulatory authority, and (iv) shall be subject to any other applicable terms and conditions of this Agreement.

Section 3.5             No Cessation of Membership upon Bankruptcy. A Person shall not cease to be a Member of the Company upon the happening, with respect to such Person, of any of the events specified in Section 18-304 of the Delaware Act.  Upon the occurrence of any event specified in Section 18-304 of the Delaware Act, the business of the Company shall be continued pursuant to the terms hereof without dissolution.

Section 3.6             Confidentiality.

(a)        Without the approval of the Board, except (i) to the extent required by law, rule, regulation or, as contemplated by and subject to subsection (b) below, court order, subpoena or similar legal process, (ii) for disclosure made by a Member to any Person who is an officer, director, employee, or agent of such Member, in the case of Non-Management Members, or counsel to, accountants of, consultants to or other advisors or representatives (“Representatives”) for, such Member, in such Person’s capacity as a Representative and who is informed of the confidential nature of such disclosure and in each case who have a need to know (as used herein, such term shall include, without limitation, monitoring investment performance and making investment decisions in respect thereof) such information, (iii) for disclosures made by a Member to any Person to which such Member offers to Transfer any Interests of the Company (so long as such Member is permitted to Transfer such Interests at such time in accordance with Article XII hereof) (provided that the prospective transferee shall agree to be bound by a confidentiality agreement for the benefit of the Company containing provisions substantially similar to the provisions of this Section 3.6), (iv) for disclosure to the shareholders, direct or indirect limited partners, co-investors, partners or members of a Non-Management Member or of Affiliates thereof and their respective Representatives, in each case who have a need to know such information and who have agreed to maintain the confidentiality of such information; provided any disclosure pursuant to this clause (iv) is generally consistent with the scope and nature of disclosure made by such Non-Management Member to such Persons in respect of such Non-Management Member’s other investments, and (v) for disclosures made by a Member to any Person in connection with an Initial Public Offering, IPO Conversion or IPO Liquidation, which is, in each case, approved in accordance with Section 4.11(b)(iv), or in connection with an Exit Event or other action expressly permitted herein (provided that such Person shall agree to be bound by a confidentiality agreement for the benefit of the Company containing provisions substantially similar to the provisions of this Section 3.6), no Member shall disclose (or shall permit its Representatives to disclose) the terms and conditions of this Agreement or any trade secrets, customer lists, drawings, designs, information regarding product development, marketing plans, sales plans, management organization information (including data and other information relating to members of the Board or management), operating policies or manuals, business plans, financial records, packaging design or other financial, commercial, business, technical or other information relating to the Company or any of its Subsidiaries or information designated as confidential or proprietary that the Company or any of its Subsidiaries may receive belonging to the Company or any of its Subsidiaries or to any suppliers, customers or others who do business with the Company or any of its Subsidiaries (collectively, “Confidential Information”) to any third Person unless such Confidential Information (x) has been previously disclosed to the public by the Company or is in the public domain (other than by reason of such Member’s breach of this Section 3.6), (y) was or becomes available to the Member on a non-confidential basis from a source other than the Company, its Subsidiaries or any of their respective officers, directors or employees or other Representatives (provided that such source is not known to the Member to be bound by a confidentiality obligation to the Company or its Subsidiaries or their respective Representatives with respect to such information) or (z) is developed independently of and without reference to or use of any non-public information received from the Company, its Subsidiaries or any of their respective officers, directors or employees or other Representatives.

(b)        In the event that any party hereto or any of its Representatives becomes legally compelled by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar judicial or administrative process to disclose any Confidential Information, the disclosing party shall provide the Company with prompt prior written notice of such requirement and shall cooperate with the Company, at the Company’s expense, to obtain a protective order or similar remedy to cause such Confidential Information not to be disclosed, including interposing all available objections thereto, such as objections based on settlement privilege.  In the event that such protective order or other similar remedy is not obtained, the disclosing party shall furnish only that portion of such Confidential Information that has been legally compelled to be furnished.

(c)        In the event of a conflict between the covenants and restrictions (with respect to confidentiality) contained in this Agreement and those contained in a Management Member’s (or Inactive Management Member’s) employment, severance, services or other agreement with the Company or any of its Subsidiaries, the more restrictive covenants and restrictions shall apply.  Notwithstanding anything to the contrary contained in this Section 3.6, and for the avoidance of doubt, it is understood that the covenants and restrictions (with respect to confidentiality) contained in this Agreement shall not restrict any Management Member with respect to the disclosure or use of confidential information in the course of such Management Member exercising his or her duties as an executive officer of the Company or any of its Subsidiaries which are fulfilled in good faith and in accordance with the authority delegated to such Management Member in this Agreement and the terms of such Management Member’s employment, severance, services or other agreement with the Company or any of its Subsidiaries.

Section 3.7             Other Business for Non-Management Members.

(a)        Subject to this Section 3.7, any Non-Management Member or any of its Affiliates may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company or any Subsidiary thereof, and the Company, any Subsidiary of the Company, the Directors, the directors of any Subsidiary of the Company and the other Members shall have no rights by virtue of this Agreement in and to such ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company or any Subsidiary thereof, shall not be deemed wrongful or improper.

(b)        Subject to this Section 3.7, to the fullest extent permitted by applicable law or regulation, no Non-Management Member, nor any of its Affiliates or its Investor Member Director, nor any other Director shall be obligated to refer or present any particular business opportunity to the Company or any Subsidiary thereof unless such opportunity is presented to such Member or individual expressly and solely as a business opportunity for the Company, even if such opportunity is of a character that, if referred or presented to the Company or any Subsidiary thereof, could be taken by the Company or any Subsidiary thereof, and any such Non-Management Member or any of its Affiliates shall have the right to take for its own account (individually or as a partner, shareholder, member, participant or fiduciary) or to recommend to others such particular opportunity; provided that in the case where such opportunity is presented to such Member or individual expressly and solely as a business opportunity for the Company, such Member or individual shall present such business opportunity to the Company and, if the Company does not decide to pursue such business opportunity within ten Business Days of notice thereof (or such longer period (which shall be not more than five Business Days after such date the Company makes a determination to pursue such business opportunity within the aforementioned ten Business Day period) as is necessary to the extent the pursuit of such business opportunity requires approval under Section 4.11 hereof), or subsequently determines to abandon the pursuit of such business opportunity, such Member or individual or its Affiliates shall have the right to take for its own account or to recommend to others such business opportunity.

(c)        Notwithstanding anything to the contrary contained in this Section 3.7 or this Agreement, until such date as is six months after the date on which any Non-Management Member and its Affiliates (provided that for purposes of this Section 3.7(c), the term “Affiliate” shall specifically exclude each of the Persons listed on Schedule 3.7 with respect to the Member or Members listed beside the name of such Person on Schedule 3.7) cease to hold collectively a number of Common Units that represents at least 25% of the Original Amount applicable to such Non-Management Member and its Affiliates, neither such Non-Management Member nor any of its Affiliates shall hold, directly or indirectly, 4.9 percent or more of the stock or equity interests in (or any other ownership interests in or other rights to share in the profits of) any depository institution (as defined in 12 U.S.C. Section 1813(c)(1)) or holding company thereof that:

(i)            has more than 75% of its deposits (as defined in 12 U.S.C. Section 1813(l)) in the State of Florida (with such applicable percentage reduced to 50% of deposits after the one-year anniversary of Closing);

(ii)           has more than 75% of its branches (measured by physical presence) in the State of Florida (with such applicable percentage reduced to 50% of branches after the one-year anniversary of Closing);

(iii)          has its principal place of business or headquarters in the State of Florida; or

(iv)          is an entity (or successor thereto) that has previously been agreed upon by the Members prior to the date hereof.

Section 3.8             Avoidance of Cross-Guaranty Liability.

(a)        Neither the Company nor any Member shall take, permit or allow any action that would cause the Company or any Subsidiary to become a “commonly controlled insured depository institution” (as that term is defined and interpreted for purposes of 12 U.S.C. § 1815(e), as may be amended or supplemented from time to time, and any successor thereto) with respect to any institution that is not a direct or indirect Subsidiary of the Company.

(b)        Each Member that breaches its obligations under clause (a) of this Section 3.8 or that believes that it is reasonably likely to breach such obligation, shall immediately notify the

Members and the Company, and shall cooperate in good faith with the Board promptly to modify any ownership or other arrangements or take any other action, in each case, as is necessary to cure or avoid such breach.

Section 3.9             Additional Members.

(a)        Admission Generally.  With the requisite approval required under Section 4.11, the Company may admit one or more additional Members (each, an “Additional Member”), to be treated as a “Member” or one of the “Members” for all purposes hereunder.

(b)        Rights of Additional Members.  The approval under Section 4.11 of the admission of an Additional Member shall include the determination of the rights and obligations of the Additional Member with respect to the following matters, which shall, in each case, otherwise remain subject to the other applicable terms and conditions of this Agreement:

(i)            the Capital Contribution (if any) of such Additional Member;

(ii)           the rights, if any, of such Additional Member to appoint Directors to the Board (which rights shall be subject to the terms and conditions of Section 4.1(b) and the approval set forth in Section 4.11) and, if such rights are granted, the circumstances in which such Additional Member shall lose the right to so appoint a Director (any such Director, an “Additional Member Director”);

(iii)          subject to compliance with the provisions of Section 6.4(b) hereof (with respect to Common Units) and Section 7.1 (with respect to Profits Interest Units), the number of Units to be granted to such Additional Member and whether such Units shall be Common Units, Profits Interest Units or Units of an additional class of Interests (other than Class B Units) authorized in accordance with this Agreement (including Section 4.11) (it being understood that all issuances of Common Units to such Additional Member shall be valued at Fair Market Value determined in accordance with Section 10.4); and

(iv)          whether such Additional Member will be a Management Member, an Investor Member or an Outside Member; provided that (a) an Additional Member may only be designated a WL Ross Member with the additional consent of the WL Ross Members, (b) an Additional Member may only be designated a Carlyle Member with the additional consent of the Carlyle Members, (c) an Additional Member may only be designated a Centerbridge Member with the additional consent of the Centerbridge Members, (d) an Additional Member may only be designated a Blackstone Member with the additional consent of the Blackstone Members, and (e) the rights and obligations of any Outside Member shall be as specified by the Board and, if such terms are different from the terms applicable to the Outside Member as provided herein, this Agreement shall be amended, to the extent approved in accordance with Sections 4.11 and 14.9, to reflect such terms.

(c)        Admission Procedure.  Subject to this Section 3.9 and Section 4.11, each Person shall be admitted as an Additional Member at the time such Person (i) executes a joinder agreement to this Agreement, (ii) makes a Capital Contribution (if any) to the Company in an amount determined in accordance with Section 3.9(b), (iii) complies with the applicable Board and Member resolutions (if any) with respect to such admission, (iv) is issued Units (if any) by the Company and (v) is named as a Member in Schedule A (as described in Section 3.2) hereto.  Pursuant to Section 3.2, the Company shall promptly amend Schedule A to reflect any issuance of Units and any such admission and any actions pursuant to this Section 3.9.

ARTICLE IV

MANAGEMENT

Section 4.1             Board.

(a)        Generally.  The business and affairs of the Company shall be managed by or under the direction of a committee of the Company (the “Board”), which, subject to the provisions of this Section 4.1, shall consist of nine individuals (one of whom shall be nominated and elected as soon as practicable following the Closing as described in Section 4.1(b)(i) below) (each, a “Director”) as shall be established pursuant to Section 4.1(b) below, and as may be increased or decreased in accordance with Section 4.11; provided, that the total number of Directors on the Board, as of any date of determination, shall not be less than the sum of (i) the number of Directors that the Members in the aggregate have the exclusive right to designate pursuant to this Section 4.1 and (ii) the number of Directors that have been nominated and elected pursuant to this Section 4.1 to serve as the Ninth Director or an Independent Director, or the number of seats available to be filled by individuals that are available for nomination and election pursuant to Section 4.1(b)(ii)(8) to serve as the Ninth Director or an Independent Director.  Subject to any rights that may be granted pursuant to, and in accordance with, Section 3.9(b) and subject to the other provisions of this Section 4.1, following the Closing the Directors shall be appointed to the Board in accordance with this Section 4.1; it being understood and agreed that pursuant to Section 4.1(b)(i), by executing this Agreement each Member agrees that the persons listed on Schedule C hereto shall serve as the initial Directors. Directors need not be Members. Each person named as a Director herein or subsequently appointed as a Director is hereby designated as a “manager” (within the meaning of the Delaware Act) of the Company.  Except as otherwise provided herein, and notwithstanding the last sentence of Section 18-402 of the Delaware Act, no Director, acting solely in its capacity as such, shall have the right, power or authority to act as an agent of the Company, to bind the Company or to execute any documents to be signed by the Company unless expressly authorized in writing by the Board or a duly authorized committee thereof, and the Board shall have the power to act only collectively in accordance with the provisions and in the manner specified herein.  Except as otherwise provided in this Agreement, each Director shall hold office until a successor is appointed in accordance with Section 4.1(b) or until such Director’s earlier death, resignation or removal in accordance with the provisions hereof.

(b)        Appointment of Directors.

(i)            Initial Directors.  On the Closing Date, the Board shall consist of eight Directors. The initial Directors of the Company shall be those individuals listed on Schedule C hereto, and, each such Director is classified on Schedule C as either a Management Director, WL Ross Director, Centerbridge Director, Carlyle Director, Blackstone Director, Independent Director or Ninth Director, as applicable.  As soon as practicable following the Closing, one individual that is (w) approved by Kanas, (x) approved by a majority of the Board, (y) approved by the affirmative vote of Members holding Common Units representing a Percentage Interest of at least 60% and (z) meets the eligibility requirements under Section 4.1(b)(iii) applicable to Independent Directors, shall be nominated and duly appointed by the Board as an Independent Director to fill the vacancy on the Board that exists as of the Closing Date such that the Board shall consist of nine Directors following such appointment.

(ii)           Composition.  From and after the Closing:

(1)       Kanas shall have the right, in his sole discretion, to designate two of the Directors for election to the Board (one of whom will be Kanas (who will be the Chairman of the Board so long as he is the Chief Executive Officer of the Company or any of its Material Subsidiaries) (collectively, the “Management Directors”); provided, however, from and after the time that Kanas is no longer the Chief Executive Officer of the Company or any of its Material Subsidiaries, such Management Directors shall immediately resign or be removed as Directors and the vacancies created by the resignation or removal of the Management Directors designated by Kanas shall be filled in accordance with Section 4.9(c);

(2)       the WL Ross Members shall have the right, in their sole discretion, to designate one Director for election to the Board for so long as the WL Ross Members, together with their Affiliate transferees, collectively continue to hold a number of Common Units that represents at least 40% of the Original Amount of the WL Ross Members (such designated Director, the “WL Ross Director”);

(3)       the Centerbridge Members shall have the right, in their sole discretion, to designate one Director for election to the Board for so long as the Centerbridge Members, together with their Affiliate transferees,  collectively continue to hold a number of Common Units that represents at least 40% of the Original Amount of the Centerbridge Members (such designated Director, the “Centerbridge Director”);

(4)       the Carlyle Members shall have the right, in their sole discretion, to designate one Director for election to the Board for so long as the Carlyle Members, together with their Affiliate transferees, collectively continue to hold a number of Common Units that represents at least 40% of the Original Amount of the Carlyle Members (such designated Director, the “Carlyle Director”);

(5)       the Blackstone Members shall have the right, in their sole discretion, to designate one Director for election to the Board for so long as the Blackstone Members, together with their Affiliate transferees, collectively continue to hold a number of Common Units that represents at least 40% of the Original Amount of the Blackstone Members (such designated Director, the “Blackstone Director,” and together with the WL Ross Director, the Centerbridge Director and the Carlyle Director, together with their permitted successors designated and elected in accordance with the terms and conditions of this Article IV, the “Investor Member Directors,” which definition shall also include the Additional Member Directors to the extent applicable pursuant to Section 3.9(b)(ii) and Section 4.1(b)(ii)(6) below);

(6)       the initial ninth member of the Board is as set forth on Schedule C hereto, and from and after the Closing until such time, if any, as the Ninth Director is removed and replaced with the Additional Member Director as contemplated in the proviso in this Section 4.1(b)(ii)(6), (x) immediately prior to each annual meeting of the Members (or any special meeting of the Members called for the purpose of voting on the Ninth Director as contemplated by this Agreement), each Director (including the then existing Ninth Director) shall have the right, but not the obligation, to nominate one individual to be considered by the Members at such meeting for potential election to the Board to fill the ninth seat on the Board (there being no particular Board approval threshold for any such individual to be so nominated; it being understood that no such individual may be nominated if the election of such nominee as a Director would violate the eligibility requirements set forth in Section 4.1(b)(iii) and the Director that nominates such individual shall provide a certification to such effect to the Members and the Company, and any such other biographical information, business affiliations or other information reasonably relevant to the credentials of such nominee to serve on the Board, provided that the foregoing shall not apply to the then existing Ninth Director if such individual is so nominated), (y) the individuals that are nominated in accordance with the foregoing shall constitute the slate of nominees to fill the ninth seat on the Board that shall be considered by the Members at such meeting, and (z) at such meeting of the Members, the Members holding Common Units shall have the right to vote (with each Common Unit entitling such Member to cast one vote for the election of one of the individuals on such slate of nominees being considered at such meeting of the Members) to elect one of such nominated individuals, and the nominee, if any, that receives the affirmative vote of Members holding Common Units representing a Percentage Interest of at least 60% shall be elected to the Board as the ninth member of the Board (the “Ninth Director”); provided, however, following the date hereof, the first time that an Additional Member is admitted as an “Investor Member” under Section 3.9 and the Board determines to grant such Additional Member the right to designate a Director to the Board (with the approval of the Members contemplated by Section 4.11), then (unless it is contemplated that the Ninth Director will continue as the Additional Member Director) the existing Ninth Director on the Board shall be automatically removed

(and the Members and the Company agree to take such actions as are necessary or appropriate to remove such Ninth Director in accordance with Section 4.1(b)(iv) and Section 4.8) and such Additional Member shall have the right to designate one Director for election to the Board to replace the vacancy created by the removal of the Ninth Director (until such time as the Additional Member loses the right to so designate a Director as provided in Section 3.9(b)(ii), at which point, the vacancy on the Board shall be filled in accordance with Section 4.9(b) (such Director designated by such Additional Member shall thereafter be referred to as the “Additional Member Director” or one of the “Investor Member Directors” and there shall cease to be any Ninth Director (designated as such pursuant to this Agreement) on the Board from and after such time;

(7)       the initial independent director of the Board at the Closing is as set forth on Schedule C hereto and the second independent director of the Board shall be appointed as provided in Section 4.1(b)(i), and from and after the Closing, (x) immediately prior to each annual meeting of the Members (or special meeting called for the purpose of voting on the election of Independent Directors as contemplated by this Agreement), each Director (other than the then existing Independent Directors) shall have the right, but not the obligation, to nominate one or more individuals (up to the number of seats on the Board then held by Independent Directors) to be considered by the Members at such meeting for potential election to the Board to fill the seats allocated to independent directors in accordance with this Agreement (there being no particular Board approval threshold for any such individual to be so nominated; it being understood that no such individual may be nominated if the election of such nominee as a Director would violate the eligibility requirements set forth in Section 4.1(b)(iii) and the Director that nominates such individual shall provide a certification to such effect to the Members and the Company, and any such other biographical information, business affiliations or other information reasonably relevant to the credentials of such nominee to serve on the Board, provided that the foregoing shall not apply to any then existing Independent Director if any such individual is so nominated), and (y) the individuals that are so nominated in accordance with the foregoing shall constitute the slate of independent director nominees that shall be considered by the Members at such meeting and (z) at such meeting of the Members, the Members holding Common Units shall have the right to vote (with each Common Unit entitling such Member to cast one vote for the election of the number of individuals on such slate of nominees being considered at such meeting of the Members for seats on the Board allocated to independent directors in accordance with this Agreement; it being understood that no Member may use more than one such vote per Common Unit for any one individual on such slate of nominees but may cast one vote for each of the number of seats on the Board allocated to independent directors in accordance with this Agreement) to elect the number of nominated individuals available to fill such independent director seats on the Board, and the number of such nominees, if any, that receive (i) the affirmative vote of Members holding Common Units representing a Percentage Interest of at least 60% and (ii) for so long as Kanas is the Chief Executive Officer of the Company or any of its Material Subsidiaries, the affirmative vote of at least a majority of the Common Units held by the Management Members, shall be elected to the Board as the independent members of the Board (such Directors, the “Independent Directors” which definition shall also include the additional independent directors elected in accordance with the following proviso of this Section 4.1(b)(ii)(7)); provided, however, from and after such time as the Board and the Members have approved (in accordance with Section 4.11) an increase in the number of Directors above nine members as a result of an Additional Member being granted the right to designate a Director as contemplated by Section 3.9(b)(ii) (other than the initial Additional Member that was designated such right and as a result designated an Additional Member Director to replace the Ninth Director as described in Section 4.1(b)(ii)(6)), the Directors then in office shall take all actions necessary to increase the size of the Board by one additional seat which seat on the Board shall be filled, at such time or as soon as practicable after the admission of the new Additional Member Director, by an independent director with the approval of a majority of the Board (prior to such increase in size) and for so long as Kanas is the Chief Executive Officer of the Company or any of its Material Subsidiaries, the affirmative vote of at least a majority of the Common Units held by the Management Members.  From and after the appointment of such additional Independent Director in accordance with the foregoing, the seat held by such additional Independent Director shall be subject to the same annual election process and procedures described above as applies to the original two seats held by the Independent Directors; and

(8)       during such time and at all times that an Additional Member does not have the right to designate an Additional Member Director (in lieu of the Ninth Director) as provided in Section 4.1(b)(ii)(6), if, at any meeting of Members at which a vote is taken for this purpose, there is a failure to elect a Ninth Director in accordance with paragraph (6) above, the Ninth Director then serving on the Board shall continue to hold office until a successor is elected in accordance with the last sentence of this Section 4.1(b)(ii)(8) (or until such Ninth Director’s earlier death, resignation or removal).  If, at any meeting of Members at which a vote is taken for this purpose, there is a failure to elect one or more Independent Director in accordance with paragraph (7) above, then the Independent Director(s) who failed to be so reelected shall continue to hold office until a successor is elected in accordance with the provisions set forth below in this Section 4.1(b)(ii)(8) (or until such Independent Director’s earlier death, resignation or removal), and at such time as the successor(s) to such Independent Director(s) have been elected as set forth below, the Members and the Company agree to take such actions as are necessary or appropriate to remove such Independent Director(s) and appoint the agreed upon replacement Directors as set forth below. In such event where there is a failure to elect either or both of the Independent Directors or the Ninth Director, the remaining Directors will continue to work in good faith to identify candidates for the Board to nominate to the Members for potential election to the Board to fill such seats.  A special meeting of the Members shall be held for the purpose of voting on such nominees as soon as reasonably practicable following such annual meeting of the Members (and the Board shall in good faith consider reducing the slate of nominees presented for consideration at such meeting of the Members based on such factors as are deemed relevant by the Board, including the results of the prior vote of the Members in the election of such prior slate of individuals, it being understood that the Board does not have the authority to prevent any duly nominated candidate from being included in the slate).  Any nominee that is elected by the Members at such special meeting (with the requisite approval and affirmative vote of the Members as is specified in Section 4.1(b)(ii)(6) or Section 4.1(b)(ii)(7), as applicable) shall be elected to the Board as a Ninth Director or Independent Director, as applicable, to serve until the next annual meeting of Members, at which point, the Ninth Director and the Independent Directors shall again be subject to the same annual election process and procedures described above as applies to the Ninth Director and Independent Directors in accordance with Sections 4.1(b)(ii)(6), (7) and (8), as applicable.

(iii)          Eligibility.

(1)       The Investor Member Directors, Independent Directors and Ninth Director shall at all times during their service be independent of and not affiliated with any Management Member.

(2)       The Independent Directors and the Ninth Director shall at all times during their service be independent of and not affiliated with any Investor Member.

(3)       No Investor Member Director may be affiliated with (and not independent of) any Investor Member other than the Investor Member that designated such Investor Member Director.

(4)       Notwithstanding anything in this Agreement to the contrary, no Person shall be eligible to serve as a Director if such service would be prohibited by the Depository Institution Management Interlocks Act, 12 U.S.C. §§ 3201 — 3208, as the same may be amended or supplemented from time to time, and any successor thereto, and any applicable rules, regulations, policies or interpretations of the OTS, the Federal Reserve Board, the FDIC, the Office of the Comptroller of the Currency or the National Credit Union Administration issued thereunder.

(5)       For the avoidance of doubt, it is agreed and understood that notwithstanding the fact that the Investor Directors do not qualify as “Independent Directors” for purposes of this Agreement, the Investor Directors may nonetheless qualify as independent directors for purposes of applicable regulatory requirements.

(iv)          Voting.  Each Director on the Board, Subsidiary Board or any committee thereof, as applicable, will be entitled to cast one vote at the meeting of the Board, Subsidiary Board or committee, as applicable. Each Member shall vote all of the Units over which it exercises voting control and shall take all other necessary or desirable actions within such Member’s control (whether in such Member’s capacity as a Member, Director, officer, member of a Board committee or otherwise, and including attendance at meetings in person for purposes of obtaining a quorum, execution of written consents in lieu of meetings and approval of amendments and/or restatements of the Certificate or this Agreement), and the Company shall take all necessary and desirable actions within its control (including calling special Board or Member meetings and approval of amendments and/or restatements of the Certificate or this Agreement) to cause the terms set forth in this Section 4.1 to be applied in respect of the Board.

(c)        Observer.  Each Investor Member shall have the right, exercisable by delivering notice to the Company, to designate a non-voting observer to attend any meetings of the Board and of any Subsidiary Board; provided, however, such Investor Member shall lose the right to so designate a non-voting observer to the Board and any Subsidiary Board at such time as such Investor Member (together with its Affiliates) ceases to hold Common Units representing a Percentage Interest of at least 5%.  Notice of Board meetings shall be furnished to each non-voting observer no later than, and using the same form of communication as, notice of Board meetings are furnished to Directors in accordance with this Agreement.

(d)        Subsidiaries.

(i)            Composition.  The composition of the board of directors of each of the Material Subsidiaries (each, a “Subsidiary Board”) shall be the same as the composition of the Board.  Without limiting the foregoing, all of the members of the Board shall have the right to serve as members of the board of directors of InterCo (the “InterCo Board”) and NewBank (the “NewBank Board”) and Kanas shall be the Chairman of the InterCo Board and the NewBank Board (so long as Kanas is the Chief Executive Officer of the Company, InterCo or NewBank).  Notwithstanding the foregoing, at such time as an Independent Director resigns or is removed as a Director on the Board of the Company in accordance with Section 4.1(b)(ii)(8) and a replacement Independent Director is elected in accordance with Section 4.1(b)(ii)(8) above, such Independent Director shall resign from the InterCo Board, the NewBank Board and any other Subsidiary Board and the vacancy created by such resignation shall be filled by the same replacement Independent Director who was elected to the Board of the Company in accordance with Section 4.1(b)(ii)(8).

(ii)           Protections.  All Material Subsidiaries of the Company shall be governed in a manner consistent with the applicable provisions of this Agreement (including with respect to Board composition, quorum, notice and consent requirements).  The Company shall take such actions, including causing its Subsidiaries to take such actions, to ensure that the provisions of Material Subsidiaries’ organizational documents applicable to such Subsidiary Boards reflect the provisions of this Agreement applicable to the Board or any Subsidiary Board, except, in each case, as may be necessary to comply with applicable regulatory requirements.

Section 4.2             Meetings of the Board.  The Board shall meet from time to time to discuss the business of the Company as may be presented by any Director, and in any case shall meet at least quarterly.  The Board may hold meetings either within or without the State of Delaware.  Meetings of the Board may be held at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by (i) the majority of the Board, (ii) Investor Member Directors representing Investor Members holding a Percentage Interest of 40% or more and (iii) the Chairman of the Board.  Special meetings of the Board shall be called by delivering notice to each Director at least three Business Days’ prior to such meeting, with such notice being delivered either personally, by telephone, by facsimile or by any other similarly timely means of communication; provided, however, no notice need be given to any Director who waives notice in writing before or after the meeting or who attends the meeting without objecting to the inadequacy of notice to him or her at or before the commencement of such meeting.

Section 4.3             Quorum and Acts of the Board.  No action may be taken at a meeting of the Board unless, (i) in the case of a nine member Board, six of the nine Directors and (ii) in all other cases, more than 60% of the total number of Directors then serving, are present.  Except as otherwise provided in this Agreement, the act of a simple majority (i.e., more than 50%) of all of the Directors then serving on the Board (i.e., at least five of the nine Directors of the Company) taken at any meeting at which a quorum shall exist shall be the act of the Board; provided, however, if at a meeting of the Board where a quorum is present, a Director is not present at such meeting, then, if any other present Director at such meeting believes in good faith that the Director that is absent from such meeting should be given an additional opportunity to be present at such meeting for purposes of casting a vote, or participating in the deliberations of the Board, with respect to a particular matter that is being acted upon by the Board at such meeting, then upon the request of such other present Director, such particular matter shall not be acted upon at such meeting of the Board (and the meeting of the Board with respect to such matter shall be adjourned and reconvened, and the Chairman shall deliver notice of such adjourned meeting to consider such matter in accordance with Section 4.2); provided, further, that for any such reconvened meeting relating to such matter, so long as a quorum (as described above) is present, no Director may request an additional adjournment for any reason (including the absence of any Director at such meeting).  If a quorum shall not be present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present; provided, however, that notice for any reconvened meeting shall have been given in accordance with Section 4.2.  Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote if a unanimous consent in writing, setting forth the actions so taken, shall be signed by all Directors or all of the members of the committee, as the case may be, and the writing or writings are filed with the minutes of proceedings of the Board or committee. Except as permitted by Section 4.11, Board or committee actions by less than unanimous written consent are hereby specifically denied.

Section 4.4             Electronic Communications.  Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 4.5             Committees of Directors.  The Board and the NewBank Board may, by resolution passed by the Board or NewBank Board and with the approval of Members holding Common Units having a Percentage Interest of at least 60%, designate one or more committees each of which may act by a majority vote of the members of such committee. Such resolution shall specify the duties, quorum requirements and qualifications of the members of such committees, each such committee to consist of such of the Directors as the Board may agree with the approval of Members holding Common Units having a Percentage Interest of at least 60%.  Subject to Section 4.11, any such committee, to the extent provided in the resolution of the Board authorizing the creation of such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.  Each committee shall keep regular minutes of its meetings and report the same to the Board when required.  Notwithstanding the foregoing, each Member that has the exclusive right to designate a Director pursuant to Section 4.1 shall have a right, at its option, to have the Director designated by such Member to serve on each committee of the Board that shall be formed pursuant to the provisions of this Section 4.5, and in the event a “Nominating Committee” or other committee with similar authority shall be formed, a majority of the members of any such Nominating Committee shall be comprised of designees of the Non-Managing Members.

Section 4.6             Compensation of Directors.  The Board shall have the authority to fix the compensation (if any) of the Independent Directors and the Ninth Director; it being understood that the Management Directors and any Investor Member Director shall not be entitled to any compensation for serving as a Director.  However, the Company shall reimburse the Directors for their reasonable expenses, if any, of attendance at each meeting of the Board. Members of any committee of the Board shall also be paid their reasonable expenses, if any, for attending committee meetings.

Section 4.7             Resignation.  Any Director may resign at any time by giving written notice to the Company.  The resignation of any Director shall take effect upon receipt of such notice or at such later time as shall be specified in the notice; and, unless otherwise specified in the notice, the acceptance of the resignation by the Company, the Members or the remaining Directors shall not be necessary to make it effective.  In addition, in the event that any Investor Member loses its respective right to designate a Director pursuant to Section 4.1(b)(ii) as a result of ceasing to hold the requisite Original Amount described in Section 4.1(b) with respect to such Investor Member, then in each case, such Investor Member that ceased to have the right to designate a Director pursuant to Section 4.1(b)(ii) shall cause its designee to resign from the Board (and if such Director fails to so resign, the Company and the Members agree to take such actions as are necessary or appropriate to remove such Director in accordance with Section 4.8), and in any event such Director shall be deemed to have resigned from the Board effective immediately upon the occurrence of such event.  In addition, in the event that Kanas shall cease to be the Chief Executive Officer of the Company or any of its Subsidiaries, then Kanas shall resign from the Board and shall cause the other Management Director to resign from the Board (and if Kanas and/or such other Management Director fails to so resign, the Company and the Members agree to take such actions as are necessary or appropriate to remove Kanas and/or such other Management Director in accordance with Section 4.8), and in any event Kanas and such Management Director shall be deemed to have resigned from the Board effective immediately at such time as Kanas shall cease to be the Chief Executive Officer of the Company or any of its Subsidiaries.  In addition, in the event that a Ninth Director or Independent Director, as applicable, is not reelected at a meeting of Members in accordance with Section 4.1(b)(ii), then such Ninth Director or Independent Director shall remain on the Board until a replacement is duly elected in accordance with the terms of this Agreement.

Section 4.8             Removal of Directors.  Any Investor Member having the right to designate an Investor Member Director shall have the right to replace their incumbent designated Investor Member Director at any time in their sole discretion.  Subject to the automatic resignation of Directors provided in Section 4.7 and rights of the Members to remove Directors as provided in Section 4.7, (a) the removal from the Board or a Subsidiary Board or a committee (with or without cause) of the WL Ross Director, the Carlyle Director, the Centerbridge Director or the Blackstone Director, respectively, shall be only at the written request of the WL Ross Members, the Carlyle Members, the Centerbridge Members, or the Blackstone Members, respectively, (b) the removal from the Board or a Subsidiary Board or a committee (with or without cause) of any Management Director, shall, to the extent Kanas remains Chief Executive Officer of the Company or any of its Material Subsidiaries, be only at the written request of Kanas, (c) the removal from the Board or a Subsidiary Board or a committee (with or without cause) of any Independent Director shall only occur with the prior approval of Members holding Common Units representing a Percentage Interest of at least 60%, (d) except as set forth in Section 4.1(b)(ii)(6), the removal from the Board or a Subsidiary Board or a committee (with or without cause) of the Ninth Director, shall only occur with the prior approval of Members holding Common Units representing a Percentage Interest of at least 60% and (e) the removal from the Board or a Subsidiary Board or a committee (with or without cause) of any Additional Member Director shall be only at the written request of the Additional Member that had the right to appoint and designate such Additional Member Director pursuant to Section 3.9(b)(ii), subject to such other terms and conditions that may have been imposed by the Board in connection with the admission of such Additional Member.  Upon receipt of any such written request, the Board and the Members will promptly take all such actions as shall be necessary or desirable to cause the removal of such Director.  Any vacancy caused by any such removal shall be filled in accordance with this Agreement.

Section 4.9             Vacancies.

(a)     If any vacancies shall occur in the Board by reason of death, resignation, deemed resignation, removal or otherwise, the Directors then in office shall continue to act, and in the event the Directors then in office do not constitute a quorum, actions that could otherwise have been taken by Directors holding a majority of the votes of the full Board at any meeting at which there was a quorum may be taken by Directors holding a majority of the votes of the Directors then in office, even if less than a quorum.

(b)     Notwithstanding anything to the contrary, in the event that an Investor Member Director is required to be removed or is deemed to resign as a result of the Investor Member that designated and appointed such Investor Member Director ceasing to hold the requisite Original Amount described in Section 4.1(b)(ii) (a “Sold-Down Investor”) with respect to such Investor Member (such Director, the “Sold-Down Investor Director”), such Sold-Down Investor Director shall remain on the Board until the replacement is elected in accordance with this Section 4.9(b).  As soon as reasonably practicable following such time as the Sold-Down Investor ceases to hold the requisite Original Amount described in Section 4.1(b)(ii), there shall be a special meeting of the Board and at such special meeting each Director (including the Sold-Down Investor Director) shall have the right, but not the obligation, to nominate one individual to be considered by the Members at a special meeting of the Members for potential election to the Board to fill the seat on the Board that was held by the Sold-Down Investor Director (there being no particular Board approval threshold for any such individual to be so nominated; it being understood that no such individual may be nominated if the election of such nominee as a Director would violate the eligibility requirements set forth in Section 4.1(b)(iii) and the Director that nominates such individual shall provide a certification to such effect to the Members and the Company, and any such other biographical information, business affiliations or other information reasonably relevant to the credentials of such nominee to serve on the Board, provided that the foregoing shall not apply to the Sold-Down Investor Director).  If any individuals are so nominated by the Directors in accordance with the foregoing, such individuals shall constitute the slate of nominees to fill the seat on the Board then held by the Sold-Down Investor Director that shall be considered by the Members at a special meeting called for such purpose. At such special meeting of the Members, the Members holding Common Units shall have the right to vote (with each Common Unit entitling such Member to cast one vote for the election of one of the individuals on such slate of nominees being considered at such meeting of the Members) to elect one of such nominated individuals, and the nominee, if any, that receives the affirmative vote of Members holding Common Units representing a Percentage Interest of at least 60% shall be elected to the Board as the replacement for such Sold-Down Investor Director.  In the event no nominated individual receives the affirmative vote of Members holding Common Units representing a Percentage Interest of at least 60% at such meeting, then the Board vacancy will be filled by the Investor Member who has (together with its Affiliates) a Percentage Interest that is the largest Percentage Interest in the Company at such time held by all of the Investor Members that do not then have a right to designate an Investor Member Director pursuant to Section 4.1(b)(ii) (which, for the avoidance of doubt, may be the Sold-Down Investor) as contemplated in this Section 4.9(b).

(c)     Any vacancies caused by the removal of the Management Directors as a result of Kanas ceasing to serve as the Chief Executive Officer of the Company or any of its Subsidiaries shall be filled by a vote of the majority of the Directors remaining in office following such removal and affirmative vote of Members holding Common Units representing a Percentage Interest of at least 60%, which replacement Director or Directors will serve until the next annual or special meeting of Members.  For the avoidance of doubt, in such an event, the Board, with the consent of Members holding a Percentage Interest of at least 60%, may choose to reduce the size of the Board.

(d)     Except (i) in the case of vacancies caused by deemed resignations pursuant to Section 4.7, and (ii) as set forth otherwise in this Section 4.9, any vacancy shall be filled at any time in accordance with Section 4.1(b).  Except as otherwise provided in this Agreement, a Director elected to fill a vacancy shall hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal.

Section 4.10           Day-to-Day Management; Appointment of Officers.

(a)     The initial Senior Officers that are hereby appointed by the Board, effective as of the Closing are set forth on Schedule 4.10 hereof.  Subject to Section 4.11(a)(iv), the Board may designate one or more individuals to be officers of the Company (including Senior Officers).  Except as otherwise provided herein and subject to the limitations described in Section 4.11, the Senior Officers shall have the authority customarily associated with the respective positions and titles held by such Senior Officers, with such additional or other power and authority as may be determined from time to time by the Board, have the authority to manage and conduct the day-to-day business of the Company.  Any delegation of authority given by the Board to the Senior Officers (whether pursuant to this Section 4.10 or otherwise) may be revoked at any time by the Board.  Subject to Section 4.11(a)(iv), each officer of the Company (including Senior Officers) shall hold office until his or her successor has been duly appointed and qualified, or until his or her death or until he or she resigns or has been removed by the Board (with or without cause, at any time).

(b)     The Members (other than the Management Members) will not take part in the management, conduct or control of the operations of the Company, except with respect to the voting rights associated with the Common Units held by such Members and any representation such Members may have on the Board as described above, and such Members will have no right or authority to act for or bind the Company in any manner.

Section 4.11           Certain Approvals.  Notwithstanding anything to the contrary herein (but subject to any specific provision herein that might require an approval by the Members or the Board that is different than the approvals described in this Section 4.11), the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, take any of the following actions without the prior affirmative vote of or written consent (to the extent written consent with respect thereto is permitted in accordance with this Agreement) of (i) a majority of all the members of the Board or Subsidiary Board, as applicable, acting in accordance with Article IV (provided, that the Management Directors of the Board shall be disregarded in the case of any decision by the Company to repurchase Profits Interest Units under any Management Profits Interest Unit Agreement or decisions regarding the employment or compensation of Kanas or, if applicable, such other Management Member), and (ii) Members holding Common Units representing a Percentage Interest of at least 60% acting at a duly called and held meeting of the Members in accordance with Section 3.3:

(a)     Operational Matters:

(i)         approving, agreeing or consenting to, or making any material change in, the Company’s or any Subsidiary’s lines of business, other than as set forth in the Annual Budget;

(ii)        subject to Section 3.4, engaging in any transaction (except (A) for ordinary course deposit relationships with a Management Member, (B) for extensions of credit to a Management Member that are in compliance with OTS regulations at 12 C.F.R. section 563.43, which incorporate Federal Reserve Board Regulation O at 12 C.F.R. part 215, as those provisions may be amended or succeeded,  (C) for ordinary course deposit relationships with a Non-Management Member that (1) would not exceed $500,000 in the aggregate and (2) would be on substantially the same terms as those prevailing for comparable accounts held by third parties at NewBank, or (D) as otherwise expressly contemplated by this Agreement) with any Member or any Affiliate of any Member (a “Related Party”); provided, that, any such transaction must be on terms that are no less favorable to the Company or a Subsidiary, as applicable, than those terms which would be obtained in a comparable arm’s-length transaction with an unrelated third party; provided, further, that, for purposes of determining whether the requisite approval for such transaction has been obtained in accordance with this Section 4.11, (x) any Director appointed by, or Affiliated with, such Related Party, shall not be entitled to participate in any discussions or deliberations of the Board with respect to such transaction, and the vote required to approve such transaction under this Section 4.11 shall be a majority of all the members of the Board or NewBank Board, as applicable, excluding such Director appointed by, or Affiliated with, such Related Party and (y) the Member in respect of such transaction, shall be deemed to vote such Member’s Interest (other than Class B Units) in the same proportion as the votes of the other Members (in the aggregate) with respect to such transaction;

(iii)       adopting and approving the Annual Budget, or modifying, amending or deviating in any material respect from any such Annual Budget; provided, that in the event that the approval and adoption of any Annual Budget is not obtained as contemplated by this Section 4.11, then the Annual Budget in place at the time of such vote will remain in place and serve as the Annual Budget until such approval and adoption is obtained in accordance with this Section 4.11;

(iv)       approving the hiring, firing and compensation (including any grants of Profits Interest Units) of Senior Officers (including delivery of a notice of non-renewal of the employment term of such Senior Officer under an employment or other similar agreement between such Senior Officer and the Company or any of its Subsidiaries) (excluding the hiring and initial compensation of the Original Management Members pursuant to the employment agreements entered into as of the date hereof among the Original Management Members, the Company and the other parties named therein and excluding the grant of the Profits Interest Units to the Original Management Members on the date hereof and the grant of Issuable IRR-Based Profits Interest Units or Issuable Time-Based Profits Interest Units, as applicable, after the date hereof in accordance with Sections 7.1(b)(i), (ii) and (iii));

(v)        approving any amendments to the Management Profits Interest Unit Agreements, and adopting and approving an Implemented Equity Plan and any amendments thereto;

(b)     Capitalization Matters:

(i)         issuing shares of capital stock or securities convertible into shares, or warrants, options or other rights to acquire shares or limited liability interests, partnership interests or Interests (including Common Units and Profits Interest Units, but not including Class B Units) in the Company or any of its Subsidiaries (including any such actions taken in connection with the admission of an Additional Member under Section 3.9, but excluding any issuances to the Company or a wholly-owned Subsidiary of the Company); provided, that, in any such case, issuance of Interests shall be subject to Section 6.4(b);

(ii)        repurchasing any Interests in the Company (including exercising any “Call Option” available to the Company pursuant to the terms of the Management Profits Interest Unit Agreements) or any shares of capital stock or securities convertible into shares of capital stock of any Subsidiary of the Company, except as contractually required by a Management Profits Interest Unit Agreement;

(iii)       issuing a material amount of indebtedness for borrowed money or  guaranteeing the obligations of third parties; and/or securing any such borrowings, indebtedness and/or guaranties by pledges or other liens on any material assets of the Company or any of its Subsidiaries, in each case, except for any such actions taken in the ordinary course of business (including, without limitation, issuing or incurring of customer related indebtedness, or other forms of bank liabilities, creating deposit liabilities, purchasing of federal funds, selling certificates of deposit, entering into repurchase agreements or issuing letters of credit, in each case, in the ordinary course of business) or as otherwise contemplated in any Annual Budget approved pursuant to this Section 4.11;

(iv)       initiating an Initial Public Offering, IPO Conversion or IPO Liquidation;

(c)     Transactional Matters:

(i)         entering into any transaction or series of transactions involving (x) a merger, consolidation, amalgamation, recapitalization or other business combination involving the Company or any of its Material Subsidiaries, in each case except for a sale of the Company pursuant to Section 12.6(b), (y) any sale, divestiture or other Transfer of more than 10% of the outstanding interest in the capital stock of any Material Subsidiary, or more than 10% of the consolidated assets of the Company or its Material Subsidiaries, or (z) an acquisition of, or investment in, any other company or business or any assets and/or liabilities of any other company or business, in each of cases (y) and (z), involving aggregate consideration in any one such transaction in excess of an amount equal to 10.0% of the shareholders equity of the Company and its Subsidiaries (on a consolidated basis) as reflected in the latest Quarterly Valuation (or, $75 million, to the extent the initial Quarterly Valuation has not been completed prior to the transaction in question);

(ii)        liquidating, winding up or dissolving the Company or any of its Material Subsidiaries;

(iii)       other than as contemplated by the Annual Budget in effect at the time of such transaction, entering into any material joint ventures or partnerships;

(iv)       commencing a voluntary procedure for reorganization, arrangement, adjustment, relief or composition of indebtedness or bankruptcy, receivership or a similar proceeding, or consenting to the entry of an order for relief in an involuntary procedure for reorganization, arrangement, adjustment, relief or composition of indebtedness or bankruptcy, receivership or a similar proceeding or consenting to the appointment of a receiver, liquidator, custodian or trustee, in each case, with respect to the Company or any of its Subsidiaries, or any other liquidation or dissolution;

(d)     Governance Matters:

(i)         amending or repealing any provision of this Agreement or the certificate of incorporation or bylaws or other organizational governing documents of the Company or any of its Material Subsidiaries; it being understood that any amendment to this Agreement shall also be subject to Section 14.9(a) hereof;

(ii)        any increase or decrease in the number of Directors that shall constitute the Board (it being understood that such increase or decrease shall in any event only be permissible to the extent permitted by the express terms of Section 4.1), excluding the increase in the number of Directors necessary to add additional Independent Directors to the extent contemplated by Section 4.1(b)(ii)(7);

(iii)       changing any provision requiring the approval of specified Members, or a specified percentage of the Directors or of the outstanding Interests, without the approval required by such provision; and

(iv)       agreeing or otherwise committing to take any actions set forth in the foregoing subparagraphs of this Section 4.11.

provided, that, notwithstanding the foregoing, (x) from and after the third anniversary of the Closing, the matters set forth in Section 4.11(b)(iv) and Section 4.11(c)(i) above shall be permitted with the approval of (I) a majority of all the members of the Board or Subsidiary Board, as applicable, acting in accordance with Article IV and (II) Members holding Common

Units representing a Percentage Interest of at least 50% acting at a duly called and held meeting of the Members in accordance with Section 3.3 and (y) no approval pursuant to this Section 4.11 shall be required in connection with a Member’s use of one or more affiliated investment vehicles to acquire additional Interests in the Company when exercising its Preemptive Rights in accordance with Section 6.4.

Section 4.12           Implementation of Approval Matters.  In connection with any of the matters described in Section 4.11 that have been approved in accordance with the terms and conditions of this Agreement, the Members shall take all actions reasonably necessary and appropriate, as may be requested by the Senior Officers or the Board, to implement the matters that were so approved in accordance with Section 4.11.

Section 4.13           Annual Budgets.  No later than December 1 of each Fiscal Year (commencing with December 1, 2009), the Senior Officers shall prepare and deliver to the Board a proposed annual budget (each, an “Annual Budget”) for the Company and any of its Subsidiaries on a consolidated basis with respect to the next succeeding Fiscal Year, which Annual Budget shall be subject to the approval required under Section 4.11.  Until an Annual Budget is approved in accordance with Section 4.11, the most recently approved Annual Budget shall be the Annual Budget then in effect.

ARTICLE V

INVESTMENT REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 5.1             Representations, Warranties and Covenants of Members.

(a)     Investment Intention and Restrictions on Disposition. Each Member represents and warrants that such Member is acquiring the Interests solely for such Member’s own account for investment and not with a view to resale in connection with any distribution thereof.  Each Member agrees that such Member will not, directly or indirectly, Transfer any of the Interests (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any of the Interests) or any interest therein or any rights relating thereto or offer to Transfer, except in compliance with the Securities Act, all applicable state securities or “blue sky” laws and this Agreement, as the same shall be amended from time to time.  Any attempt by a Member, directly or indirectly, to Transfer, or offer to Transfer, any Interests or any interest therein or any rights relating thereto without complying with the provisions of this Agreement, shall be void and of no effect.

(b)     Securities Laws Matters.  Each Member acknowledges receipt of advice from the Company that (i) the Interests have not been registered under the Securities Act or qualified under any state securities or “blue sky” laws, (ii) it is not anticipated that there will be any public market for the Interests, (iii) the Interests must be held indefinitely and such Member must continue to bear the economic risk of the investment in the Interests unless the Interests are subsequently registered under the Securities Act and such state laws or an exemption from registration is available, (iv) Rule 144 promulgated under the Securities Act (“Rule 144”) is not presently available with respect to sales of any securities of the Company and the Company has made no covenant to make Rule 144 available and Rule 144 is not anticipated to be available in the foreseeable future, (v) when and if the Interests may be disposed of without registration in reliance upon Rule 144, such disposition can be made only in limited amounts and in accordance with the terms and conditions of Rule 144 and the provisions of this Agreement, (vi) if the exemption afforded by Rule 144 is not available, public sale of the Interests without registration will require the availability of an exemption under the Securities Act, (vii) restrictive legends shall be placed on any certificate representing the Interests and (viii) a notation shall be made in the appropriate records of the Company indicating that the Interests are subject to restrictions on transfer and, if the Company should in the future engage the services of a transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Interests.

(c)     Ability to Bear Risk.  Each Member represents and warrants that (i) such Member’s financial situation is such that such Member can afford to bear the economic risk of holding the Interests for an indefinite period and (ii) such Member can afford to suffer the complete loss of such Member’s investment in the Interests.

(d)     Access to Information; Sophistication; Lack of Reliance.  Each Member represents and warrants that (i) such Member is familiar with the business and financial condition, properties, operations and prospects of the Company and that such Member has been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the Company and the terms and conditions of the purchase of the Interests and to obtain any additional information that such Member deems necessary, (ii) such Member’s knowledge and experience in financial and business matters is such that such Member is capable of evaluating the merits and risk of the investment in the Interests and (iii) such Member has carefully reviewed the terms and provisions of this Agreement and has evaluated the restrictions and obligations contained therein.  In furtherance of the foregoing, each Member represents and warrants that (i) no representation or warranty, express or implied, whether written or oral, as to the financial condition, results of operations, prospects, properties or business of the Company or as to the desirability or value of an investment in the Company has been made to such Member by or on behalf of the Company, (ii) such Member has relied upon such Member’s own independent appraisal and investigation, and the advice of such Member’s own counsel, tax advisors and other advisors, regarding the risks of an investment in the Company, (iii) such Member will continue to bear sole responsibility for making its own independent evaluation and monitoring of the risks of its investment in the Company and (iv) such Member acknowledges that it has conducted to its satisfaction an independent investigation of the financial condition, liabilities, results of operations and projected operations of the Company and the nature and condition of its assets and businesses and, in making the determination to proceed with the investment in the Company, has relied solely on the results of its own independent investigation.  For purposes of this Section 5.1(d), the Company includes each of the businesses and assets to be acquired by the Company or any of its Subsidiaries pursuant to the FDIC Purchase Agreement.

(e)     Accredited Investor.  Each Member represents and warrants that such Member is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act and, in connection with the execution of this Agreement, agrees to deliver such certificates to that effect as the Board may request.

(f)      Independence of Members.  Each Member represents that such Member is not an Affiliate of any other Member.  Each Member represents that such Member’s decision to invest in the Company has been reached independently from the other Members.  Each Member represents, to its actual knowledge, that such Member is not managed or advised by an investment manager or investment advisor who performs the same services for another Member.  Each Member represents that it has not engaged and will not engage as part of a group consisting of substantially the same entities as the Members, in substantially the same combination of interests, in any additional banking or nonbanking activities or business ventures in the United States. Each Member represents that it is not a party to any agreements or understandings between any Members for the purpose of controlling the Company or any of its Subsidiaries other than the agreements set forth in this Agreement.  Each Member represents that it is not a party to any agreements or understandings between any Members to act in concert in respect of the Company or any of its Subsidiaries, other than agreements that are set forth in this Agreement (or with Members that are part of the same group (as evidenced by the listing of such Members as a group on the signature pages hereto; provided, for clarity, that Outside Members are not part of the same group).  Each Member represents that it is not a party to any agreements or understandings pursuant to which it has the right to acquire the Interests of any other Member.  Notwithstanding anything in the foregoing to the contrary, this Section 5.1(f) shall not apply with respect to affiliations and relationships between or among a Non-Management Member, on the one hand, and the other Non-Management Members that are part of the same group of such first Non-Management Member (as evidenced by the listing of such Non-Management Members as a group on the signature pages hereto; provided, for clarity, that Outside Members are not part of the same group), on the other hand.

Section 5.2             Additional Representations and Warranties of Non-Investor Members.  Each Non-Investor Member represents and warrants that (i) such Non-Investor Member has duly executed and delivered this Agreement, (ii) all actions required to be taken by or on behalf of the Non-Investor Member to authorize it to execute, deliver and perform its obligations under this Agreement have been taken and this Agreement constitutes such Non-Investor Member’s legal, valid and binding obligation, enforceable against such Non-Investor Member in accordance with the terms hereof, (iii) the execution and delivery of this Agreement and the consummation by the Non-Investor Member of the transactions contemplated hereby in the manner contemplated hereby do not and will not conflict with, or result in a breach of any terms of, or constitute a default under, any agreement or instrument or any applicable law, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority which is applicable to the Non-Investor Member or by which the Non-Investor Member or any material portion of its properties is bound, (iv) no consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by such Non-Investor Member in connection with the execution and delivery of this Agreement or the performance of such Non-Investor Member’s obligations hereunder, (v) if such Non-Investor Member is an individual, such Non-Investor Member is a resident of the state set forth opposite such Non-Investor Member’s name on Schedule A and (vi) if such Non-Investor Member is not an individual, such Non-Investor Member’s principal place of business and mailing address is in the state set forth opposite such Non-Investor Member’s name on Schedule A.

Section 5.3             Additional Representations and Warranties of Investor Members and Outside Members.

(a)     Due Organization; Power and Authority, etc.  Each of WLR Recovery Fund IV, L.P. and WLR IV Parallel ESC, L.P. represents and warrants that it is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware.  WLR/GS Master Co-Investment, L.P. represents and warrants that it is a limited partnership duly formed, validly existing and in good standing under the laws of the Cayman Islands.  Each of Carlyle Partners V, L.P., Carlyle Partners V-A, L.P., CP V Coinvestment A, L.P., CP V Coinvestment B, L.P., Carlyle Strategic Partners II, L.P., CSP II Co-Investment, L.P. and Carlyle Financial Services BU, L.P. represents and warrants that it is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware.  Each of Centerbridge Capital Partners, L.P., Centerbridge Capital Partners SBS, L.P. and Centerbridge Capital Partners Strategic, L.P. represents and warrants that it is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware, and each of CB BU Investors, L.L.C., CB BU Investors II, L.L.C. and CB BU Investors III, L.L.C. represents and warrants that it is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware.  Each of Blackstone Capital Partners V L.P., Blackstone Capital Partners V-AC L.P., Blackstone Family Investment Partnership V L.P. and Blackstone Participation Partnership V L.P. represents and warrants that it is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. LeFrak Organization, Inc. represents and warrants that it is a corporation duly formed, validly existing and in good standing under the laws of the State of New York, and LF Moby LLC represents and warrants that it is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware.  The Wellcome Trust Limited represents and warrants that it is a corporation duly formed, validly existing and in good standing under the laws of the United Kingdom, and The Wellcome Trust represents and warrants that it is a trust duly formed, validly existing and in good standing under the laws of the United Kingdom.  Greenaap Consultants represents and warrants that it is a corporation duly formed, validly existing and in good standing under the laws of Bermuda, and Davy Global Opportunities Fund represents and warrants that it is a corporation duly formed, validly existing and in good standing under the laws of Ireland. Each of East Rock Capital GP, LLC, East Rock Focus Fund GP, LLC and EREF Special Situations, LLC represents and warrants that it is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, and East Rock Focus Fund, LP represents and warrants that it is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. Each Investor Member and Outside Member further represents and warrants that it has all necessary power and authority to enter into this Agreement to carry out the transactions contemplated herein.

(b)     Authorization; Enforceability.  All actions required to be taken by or on behalf of such Investor Member or such Outside Member to authorize it to execute, deliver and perform its obligations under this Agreement have been taken, and this Agreement constitutes the legal, valid and binding obligation of such Investor Member or such Outside Member, enforceable against such Investor Member or such Outside Member in accordance with its terms, except as the same may be affected by bankruptcy, insolvency, moratorium or similar laws, or by legal or equitable principles relating to or limiting the rights of contracting parties generally.

(c)     Compliance with Laws and Other Instruments.  The execution and delivery of this Agreement and the consummation by such Investor Member or such Outside Member of the transactions contemplated hereby in the manner contemplated hereby do not and will not conflict with, or result in a breach of any terms of, or constitute a default under, any agreement or instrument or any applicable law, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority which is applicable to such Investor Member or such Outside Member or by which such Investor Member or such Outside Member or any material portion of its properties is bound, except for conflicts, breaches and defaults that, individually or in the aggregate, will not have a material adverse effect upon the financial condition, business or operations of such Investor Member or such Outside Member or upon such Investor Member’s or such Outside Member’s ability to enter into and carry out its obligations under this Agreement.

(d)     Executing Parties.  The person executing this Agreement on behalf of each Investor Member and each Outside Member has full power and authority to bind such Investor Member or such Outside Member to the terms hereof.

Section 5.4             Additional Representations and Warranties of Kanas. Kanas represents and warrants that, prior to the capitalization of the Company in connection with the consummation of the transactions contemplated by the FDIC Purchase Agreement, the Company had no assets or liabilities and did not engage in any business, other than as an incident to attempting to be chosen to enter the FDIC Purchase Agreement.

Section 5.5             83(b) Election.  In accordance with the Management Profits Interest Unit Agreements, each Management Member has agreed that it shall make an election pursuant to section 83(b) of the Code with respect to its receipt of any Profits Interest Unit.

Section 5.6             ERISA Matters.  Each Member and, at the request of a Member, each investor therein that indirectly has an interest in the Company, in each case that is intended to qualify as a “venture capital operating company” (a “VCOC”) as defined in the Plan Asset Regulations (each, a “VCOC Investor”), will have customary and appropriate VCOC rights (including consultation rights, inspection and access rights, and rights to receive materials for all meetings of the Board and the NewBank Board, as applicable (as well as board committees thereof), and the right to audited and unaudited financial statements, annual budget and other financial and operations information, including advance notification of and consultation with respect to significant corporate actions) relating to inspection, information and consultation with respect to the Company and NewBank, as applicable; provided that this provision shall not entitle any Member to designate any members of the Board, except as provided above under Section 4.1 of this Agreement.  The Company and NewBank each agree to consider, in good faith, the recommendations of the VCOC Investor or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company and NewBank, as the case may be.

Section 5.7             Regulatory Matters.

(a)     Unless agreed in advance by such Member and approved by the Board, no Member shall, directly or indirectly, together with any other Person deemed to be acting in concert with such Member under the Control Regulations or other applicable regulations: (i) acquire 25% or more of any class of voting securities of the Company, (ii) acquire irrevocable proxies representing 25% or more of any class of voting securities of the Company, (iii) acquire any combination of voting securities and irrevocable proxies representing 25% or more of any class of voting securities of the Company, (iv) control in any manner the election of a majority of the directors of the Company, (v) serve as a general partner of the Company, (vi) contribute 25% or more of the capital of the Company, or (vii) serve as a trustee of the Company; it being understood that the Company shall not redeem or repurchase any Interests, or take or cause to be taken any action, nor shall the Board authorize any of the foregoing, to the extent such action would, or would be reasonably likely to, result in a breach of this provision.

(b)     Unless agreed in advance by such Member and approved by the Board, no Member that is (i) a bank holding company for purposes of the BHC Act, (ii) a savings and loan holding company (“SLHC”) for purposes of the Home Owners’ Loan Act, as amended (the “HOLA”), or (iii) controlled by a company described in (i) or (ii), shall, directly or indirectly, together with any other Person deemed to be acting in concert with such Member under the Control Regulations or other applicable regulations, own or control an aggregate Percentage Interest of 5% or more; it being understood that the Company shall not redeem or repurchase any Interests, or take or cause to be taken any action to the extent such action would result in a breach of this provision.

(c)     Subject to the foregoing, to the extent necessary, the Members will cooperate in good faith to restructure the investment of a Member to ensure that such Member does not exceed the foregoing ownership limitations (except for any Member whose ownership exceeds such limitations as of the date of this Agreement); provided that no such restructuring shall require any other Member to increase or decrease its Percentage Interest without the consent of such Member.

(d)     In the event that (i) failure by any Member to submit to the OTS a request for a determination of rebuttal of control or of rebuttal of concerted action pursuant to 12 C.F.R. § 574.4(e) or enter into a Rebuttal of Control Agreement with the OTS in substantially the form set forth at 12 C.F.R. § 574.100 would result in the Member being subject to a presumption of control of the Company for purposes of the Control Regulations, (ii) any Member is required by the OTS or any successor regulator to apply to become a SLHC or the equivalent or (iii) any Member is required by the OTS to accept other burdensome regulatory conditions on its investment in the Company, the Company and the Members will cooperate in good faith to restructure the investment of such Member, including through the issuance of non-voting Units, to avoid any such presumption or requirement, as applicable; provided that no such restructuring shall (x) require any other Member to increase or decrease its Percentage Interest without the consent of such Member or (y) be required pursuant to clause (i) with respect to those Members that were subject to a presumption of control as of the Closing Date.

(e)     At the request of the Company, each Member agrees to promptly provide any such information that the OTS or any other bank or thrift regulatory agency may request in connection with any application or other filing required to be made by the Company, and undertakes that such information shall be true and accurate; provided, however, that in lieu of the foregoing, any Member may, in its sole discretion, provide directly to the OTS or such other regulatory agency any such information that such Member deems to be proprietary or confidential in nature.

(f)      Notwithstanding anything to the contrary contained in this Agreement, the provisions of this Section 5.7 shall supersede and control with respect to any other provisions of this Agreement that may conflict with or that may result in a breach of any of the provisions described in this Section 5.7 and the provisions of this Section 5.7 shall apply, mutatis mutandis, to all of the provisions of this Agreement to the extent necessary to cause such other provisions of this Agreement to comply with this Section 5.7.

ARTICLE VI

CAPITAL ACCOUNTS; CAPITAL CONTRIBUTIONS

Section 6.1             Capital Accounts.  A separate capital account (a “Capital Account”) shall be established and maintained for each Member. The initial balance in each Member’s Capital Account shall be as set forth on Schedule A.

Section 6.2             Adjustments.

(a)     Each Member’s Capital Account shall be credited with the amount of cash contributed by such Member on the date hereof, which will be set forth on Schedule A, and shall also be credited with the Fair Market Value of the property (if any) contributed by such Member on the date hereof, which will be set forth on Schedule A.

(b)     As of the end of each Accounting Period, the balance in each Member’s Capital Account shall be adjusted by (i) increasing such balance by (A) such Member’s allocable share of Net Income (allocated in accordance with Section 8.1), (B) the items of income or gain allocated to such Member pursuant to Section 8.2 and (C) the amount of cash and the Fair Market Value of any property (as of the date of the contribution thereof and net of any liabilities encumbering such property) contributed to the Company by such Member during such Accounting Period, if any, and (ii) decreasing such balance by (A) the amount of cash and the Fair Market Value of any property (as of the date of the distribution thereof and net of any liabilities encumbering such property) distributed to such Member during such Accounting Period, (B) such Member’s allocable share of Net Loss (allocated in accordance with Section 8.1) and (C) the items of deduction or loss allocated to such Member pursuant to Section 8.2.  The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations section 1.704-1(b) and section 1.704-2 and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

Section 6.3             Closing Capital Contributions.

(a)     On the date hereof each Member shall make a cash Capital Contribution to the Company in the amount set forth opposite such Member’s name on Schedule A (and as otherwise contemplated by the equity commitment letter delivered by such Member to the Company prior to the date hereof) and, in consideration thereof, the Company shall issue to such Member the number of Common Units and, with respect to Non-Management Members, Class B Units, in each case as set forth opposite such Member’s name on Schedule A.

(b)     With respect to cash Capital Contributions received by the Company on the date hereof (as set forth in Section 6.3(a) above), any of the Senior Officers of the Company shall be authorized to authorize the contribution on or around the date hereof of all or a portion of such funds promptly to InterCo and/or any other Subsidiary of the Company as may be required to consummate the transactions contemplated by the FDIC Purchase Agreement, and to make the payments in accordance with the Transaction Fee Agreement, dated May 21, 2009, among the Company and the other parties thereto and to pay fees and expenses in accordance with Section 10.5. Notwithstanding anything to the contrary, no further approval of the Board or the Members shall be required with respect to the foregoing.

Section 6.4             Additional Capital Contributions.

(a)     Following the Closing, no Member shall be required to make any additional Capital Contribution to the Company in respect of the Interests then owned by such Member.  Subject to, and in accordance with the provisions of this Agreement, including Section 6.4(b) and Section 4.11, a Member may make additional Capital Contributions to the Company in exchange for Common Units upon the approval of the Board.  Any contributions of property after the date hereof shall be valued at their Fair Market Value.

(b)     Without limiting the generality of Section 6.4(a) (and without duplication), if after the Closing and prior to an Initial Public Offering, the Company proposes to issue, other than any Exempt Issuances, any Interests (the “Proposed Third Party Interests”), the Company shall first offer (the “Preemptive Rights Notice”) to sell to each Member holding Common Units their respective Pro Rata Share of such Proposed Third Party Interests.  A Member, upon receipt of an Initial Preemptive Rights Notice, shall have a reasonable amount of time (but in no event fewer than five Business Days), as determined by the Board in light of the circumstances, to indicate in writing whether it accepts the offer to participate in such issuance, setting forth the number of Proposed Third Party Interests it wishes to purchase (up to its Pro Rata Share of such Proposed Third Party Interests, such portion that such Member wishes to purchase, the “Preemptive Purchase Amount”); provided that in order to exercise its rights under this Section 6.4(b) (“Preemptive Rights”), such Member must execute all customary transaction documents in connection with such issuance on the same terms as each other Member that elects to participate in such issuance; provided further that in the event that the Company is issuing more than one type or class of securities in connection with such issuance, each Member participating in such issuance shall be required to acquire the same percentage of all such types and classes of securities.  Upon the earlier of the expiration of such relevant offering period or the date upon which the Members receiving the Preemptive Rights Notice have responded thereto to the Company, (x) if all of the Members have affirmatively responded to such Preemptive Rights Notice to purchase each such Member’s entire Pro Rata Share of such Proposed Third Party Interests, the Company may no longer issue and sell such Proposed Third Party Interests to the offerees thereof or (y) if not all of such Members have affirmatively responded to such Preemptive Rights Notice, then such Proposed Third Party Interests specified in the Preemptive Rights Notice that are not purchased by the Members receiving the Preemptive Rights Notice (the “Declined Interests”) pursuant to the terms of this Section 6.4(b) may be issued and sold by the Company to the offerees thereof (at a purchase price and on terms no less favorable to the Company than the terms set forth in the Preemptive Rights Notice) within forty-five days of the earlier of the expiration of such ten-Business Day period or the date upon which the Members receiving the Preemptive Rights Notice have responded thereto to the Company.  The Company shall issue an aggregate number of Proposed Third Party Interests to each Member that has given written notice of the exercise of its rights hereunder (or to such Member’s designee that is an Affiliate of such Member, which Affiliate shall automatically be admitted as a Non-Management Member after complying with the provisions of Section 3.9) equal to the Preemptive Purchased Amount applicable to such Member as soon as practicable, and in no event later than the later of (i) five Business Days after receipt of such notice, and (ii) the closing of the issuance of such Interests to the third-party purchaser, against payment to the Company by such Member of solely cash consideration for such Interests.  Any equity securities not issued within such period will be subject to the provisions of this Section 6.4(b) upon subsequent issuance.  The Company shall provide that the issuance of interests in any Subsidiary shall be subject to preemptive rights substantially similar to, and in favor of the holders of, the rights described in this Section 6.4(b); provided, however, that such preemptive rights relating to any Subsidiary shall terminate upon the Initial Public Offering.  Notwithstanding the foregoing, in the event a Non-Managing Member, directly or indirectly, is pursuing an acquisition outside the Company in connection with which the Company is seeking to raise capital for the purpose of financing such acquisition, the Board may make alternative arrangements appropriate under the circumstances with regard to such Preemptive Rights of such Non-Managing Member.

(c)     Notwithstanding anything to the contrary herein, except upon the unanimous approval of the Board, no Member shall have the right to make additional Capital Contributions to the Company or purchase additional Units or equity securities pursuant to this Section 6.4 and the Company shall not be required to deliver a Preemptive Rights Notice in connection with (i) issuances to management, employees, officers or directors of the Company or any of its Subsidiaries pursuant to management incentive programs approved by the Board, including any issuances of Profits Interest Units under this Agreement or any issuances pursuant to an Implemented Equity Plan, (ii) issuances, deliveries or sales of securities by the Company or any of its Subsidiaries to a Third Party as consideration in connection with (but not in connection with raising capital to fund) the acquisition, strategic business combination or investment by the Company approved by the Board in any party which is not, prior to such transaction, an Affiliate of the Company or any Member (whether by merger, consolidation, stock swap, sale of assets or securities, or otherwise), (iii) issuances, deliveries or sales of securities by the Company in an IPO or a registration pursuant to the Registration Rights Agreement or (iv) issuances of securities upon the conversion or exchange of securities that were previously authorized and approved in accordance with this Agreement (collectively, “Exempt Issuances”).  The provisions of this Section 6.4 are intended solely to benefit the Members and, to the fullest extent permitted by applicable law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor shall be a third party beneficiary of this Agreement), and no Member shall have any duty or obligation to any creditor of the Company to make any additional Capital Contributions or to cause the Board to consent to the making of additional Capital Contributions.

(d)     Notwithstanding anything to the contrary contained herein, the Preemptive Rights set forth in Section 6.4(b) shall cease to apply from and after the Initial Public Offering.

Section 6.5             Negative Capital Accounts.  Except as otherwise required by this Agreement, no Member shall be required to make up a negative balance in its Capital Account.

ARTICLE VII

ADDITIONAL TERMS APPLICABLE TO PROFITS INTEREST UNITS

Section 7.1             Certain Terms.

(a)     General.  There shall be established two classes of Profits Interest Units, consisting of IRR-Based Profits Interest Units and Time-Based Profits Interest Units.  At the Closing, in accordance with the Management Profits Interest Unit Agreements, the Original Management Members shall be issued a number of IRR-Based Profits Interest Units and Time-Based Profits Interest Units as set forth opposite their respective names on Schedule A, and such Profits Interest Units shall constitute all of the Profits Interest Units available for allocation as of the Closing.  The Board, in consultation with Kanas (for so long as Kanas is Chief Executive Officer of the Company or any of its Material Subsidiaries), shall have discretionary authority, but shall not be required, to allocate to any Active Management Member or other employee of the Company or its Subsidiaries any unallocated Profits Interest Units that may exist from time to time after the Closing, including any Profits Interest Units that are forfeited in accordance with this Agreement, the Management Profits Interest Unit Agreement or an employment agreement or services agreement between any Management Member and the Company or any Subsidiary of the Company.  Schedule A will be amended to reflect any of the actions taken pursuant to, and in accordance with, this Section 7.1(a).

(b)     Initial and Subsequent Allocation of Profits Interest Units.

(i)                 Initial and Subsequent Allocation of IRR-Based Profits Interest Units.  The initial pool of IRR-Based Profits Interest Units at the Closing shall consist of 51,388.89 IRR-Based Profits Interest Units, all of which have been allocated to the Original Management Members on the Closing as set forth on Schedule A hereto and as of the date hereof there are no unallocated IRR-Based Profits Interest Units.  From and after the date hereof and up to such time as the Threshold Amount has been reached, each time additional Capital Contributions are made to the Company (both the initial Capital Contribution and each subsequent round of Capital Contributions being referred to as a “Tranche”, and with each such Tranche (or portion thereof) that is prior to the Threshold Amount being reached being referred to as a “Pre-Threshold Tranche”), such Capital Contributions will be made in consideration of the issuance of Common Units designated as relating to the relevant Tranche.  For the avoidance of doubt, the Capital Contributions in respect of the Class B Units shall be deemed to be part of the same Tranche as the Common Units issued on the date hereof (i.e., the initial Tranche only) solely for purposes of Section 9.1(a)(ii) and for no other purposes hereunder.  In connection with each Pre-Threshold Tranche occurring after the date hereof, the Company shall issue an additional number of IRR-Based Profits Interest Units in respect of such Tranche equal to the product of (x) the aggregate number of Common Units issued in such Tranche, times (y) one eighteenth, times

(z) a fraction, the numerator of which is the sum of the Profits Interest Percentage at such time of all Original Management Members who are Active Management Member at such time (each such Member, an “AOM Member”), and the denominator of which is 100%.  Such product represents the number of “Issuable IRR-Based Profits Interest Units” for such Tranche.  The Company shall then allocate and grant to each AOM Member then holding IRR-Based Profits Interest Units (and shall amend Schedule A to reflect such allocation) an additional number of IRR-Based Profits Interest Units in respect of such Tranche equal to the product of (x) the aggregate number of Issuable IRR-Based Profits Interest Units for such Tranche, times (y) a fraction, the numerator of which is the Profits Interest Percentage of such AOM Member at such time and the denominator of which is the sum of the Profits Interest Percentage at such time of all AOM Members.  The “Non-Issuable IRR-Based Profits Interest Units” for a particular Tranche is a number of IRR-Based Profits Interest Units equal to the product of (x) the aggregate number of Common Units issued in such Tranche, times (y) one eighteenth, times (z) a fraction, the numerator of which is 100% minus the sum of the Profits Interest Percentage at such time of all AOM Members at such time and the denominator of which is 100%.  The Board will have the same discretion to allocate Non-Issuable IRR-Based Profits Interest Units to any employee that it has with respect to the reallocation of forfeited IRR-Based Profits Interest Units as specified in Section 7.1(a).  The parties understand and acknowledge that the purpose of the foregoing is to provide AOM Members holding IRR-Based Profits Interest Units anti-dilution protection from and after the Closing until Capital Contributions are made up to the Threshold Amount (and such anti-dilution protection is necessary for the allocated IRR-Based Profits Interest Units) in order to ensure that AOM Members maintain the same relative economic interest in the Company by virtue of IRR-Based Profits Interest Units held by AOM Members, as the AOM Members had immediately prior to such additional Capital Contributions.  The issuance and allocation of Issuable IRR-Based Profits Interest Units pursuant to this Section 7.1(b)(i) shall not require any approval of the Members or the Board and shall occur simultaneously with the issuance of any Common Units after the date hereof. IRR-Based Profits Interest Units so issued shall always relate to the Pre-Threshold Tranche to which they originally related.

(ii)                Initial and Subsequent Allocation of Time-Based Profits Interest Units.  The initial pool of Time-Based Profits Interest Units on the date hereof consists of 51,388.89 Time-Based Profits Interest Units, all of which have been allocated to the Original Management Members on the date hereof as set forth on Schedule A hereto and as of the date hereof there are no unallocated Time-Based Profits Interest Units.  In connection with each Pre-Threshold Tranche occurring after the date hereof, the Company shall issue an additional number of Time-Based Profits Interest Units in respect of such Tranche equal to the product of (x) the aggregate number of Common Units issued in such Tranche, times (y) one eighteenth, times (z) a fraction, the numerator of which is the sum of the Profits Interest Percentage at such time of all AOM Members at such time, and the denominator of which is 100%.  Such product represents the number of “Issuable Time-Based Profits Interest Units” for such Tranche.  The Company shall then allocate and grant to each AOM Member then holding Time-Based Profits Interest Units (and shall amend Schedule A to reflect such allocation) an additional number of Time-Based Profits Interest Units in respect of such Tranche equal to the product of (x) the aggregate number of Issuable Time-Based Profits Interest Units for such Tranche, times (y) the numerator of which is the Profits Interest Percentage of such AOM Member at such time and the denominator of which is the sum of the Profits Interest Percentage at such time of all AOM Members.  The “Non-Issuable Time-Based Profits Interest Units” for a particular Tranche is a number of Time-Based Profits Interest Units equal to the product of (x) the aggregate number of Common Units issued in such Tranche, times (y) one eighteenth, times (z) a fraction, the numerator of which is 100% minus the sum of the Profits Interest Percentage at such time of all AOM Members at such time and the denominator of which is 100%. The Board will have the same discretion to allocate Non-Issuable Time-Based Profits Interest Units to any employee that it has with respect to the reallocation of forfeited Time-Based Profits Interest Units as specified in Section 7.1(a).  The parties understand and acknowledge that the purpose of the foregoing is to provide AOM Members holding Time-Based Profits Interest Units anti-dilution protection from and after the Closing until Capital Contributions are made up to the Threshold Amount (and such anti-dilution protection is necessary for the allocated Time-Based Profits Interest Units) in order to ensure that AOM Members maintain the same relative economic interest in the Company by virtue of Time-Based Profits Interest Units held by AOM Members, as the AOM Members had immediately prior to such additional Capital Contributions. The issuance and allocation of Issuable Time-Based Profits Interest Units pursuant to this Section 7.1(b)(ii) shall not require any approval of the Members or the Board and shall occur simultaneously with the issuance of any Common Units after the date hereof.  Time-Based Profits Interest Units so issued shall always relate to the Pre-Threshold Tranche to which they originally related.

(iii)               In connection with any subsequent allocation and grant of Profits Interest Units in accordance with this Section 7.1(b) to an AOM Member, such AOM Member and the Company shall enter into a management profits interest unit agreement (substantially similar to the Management Profits Interest Unit Agreement entered into as of the date hereof, with only such adjustments as are necessary to account for the new grant date (and, accordingly, vesting terms) of the Time-Based Profits Interests Units issued under this Section 7.1(b) (which grant date shall be the date of the additional Capital Contribution that triggered the corresponding issuance of the Profits Interest Units to Management Members in accordance with this Section 7.1(b)) as shall be set forth on Schedule A hereto).

(iv)               If Capital Contributions are made to the Company in excess of the Threshold Amount, the Board may (but shall not be obligated to) grant additional Profits Interest Units or other equity-linked arrangements to the Management Members.

(c)     Participation and Forfeiture of Time-Based Profits Interest Units.  A Management Member’s Time-Based Profits Interest Units may be subject to forfeiture and repurchase rights in accordance with the applicable provisions of such Management Member’s Management Profits Interest Unit Agreement.  Only Vested Time-Based Profits Interest Units held by Management Members and Inactive Management Members shall participate in distributions under Article IX.

Section 7.2             Inactive Management Members.  If a Management Member ceases to be employed by the Company or one of its Subsidiaries in connection with the termination of employment of such Member for any reason (including death or disability), such Member (and such Management Member’s permitted transferees) shall be thereafter referred to herein as an “Inactive Management Member” with only the rights of an Inactive Management Member specified herein.  Notwithstanding the foregoing, such Inactive Management Member shall continue to be treated as a Member (including, for the avoidance of doubt, for purposes of Article IX hereof).

Section 7.3             Tier 2 Management Incentive Plan.  From and after the Closing and subject to the approval pursuant to Section 4.11, if the Board determines to implement an option plan or other incentive plan (whether at the Company level or at any Subsidiary) covering employees of the Company or any of its Subsidiaries (unless otherwise determined by the Board, other than the Management Members) (an “Implemented Equity Plan”), such Implemented Equity Plan shall have terms and conditions, including those relating to vesting criteria, as may be determined by the Board (in consultation with, and after taking into account the advice and recommendations of, Kanas, for so long as Kanas is Chief Executive Officer of the Company or any of its Material Subsidiaries).  No additional shares of InterCo shall be issued to the Company and no additional Units will be issued to the Members solely in respect of such Implemented Equity Plan, it being understood that the Implemented Equity Plan is intended to, and shall, dilute the Members (in respect of their Common Units) and the Management Members (in respect of their Profits Interest Units) on a pro rata basis.

Section 7.4             Adjustment Events.

(a)     Proposed Adjustment.  Notwithstanding any other provisions in this Agreement to the contrary, in the event of any change in the outstanding Units after the date hereof by reason of any equity dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, or transaction or exchange of Units or other corporate exchange, or any distribution to Members of equity or other extraordinary distribution (regardless of whether outstanding Units are changed) (collectively, “Adjustment Events”), after taking into account the principles described in this Section 7.4 and other applicable provisions set forth in this Agreement, the Board shall (before the occurrence of the Adjustment Event or, if reasonably necessary in order to facilitate the occurrence of the Adjustment Event and/or the calculations hereunder on a timely basis, coincident with or promptly following the Adjustment Event), deliver to the Original Management Members who then hold Profits Interest Units a detailed summary of the manner in which the Board proposes to make adjustments, substitutions, exchanges and/or modifications (the “Proposed Adjustment”) in respect of the Profits Interest Units as a result of the Adjustment Event (which summary shall include the amount and all material terms (including any applicable vesting criteria or conversion ratios) of each class of equity or other instrument proposed to be issued in exchange for the Profits Interest Units held by the Original Management

Members and other Management Members as a result of such Adjustment Event (the “Proposed Adjustment Summary”)).

(b)     Board Proposal. The Proposed Adjustment Summary shall be prepared, and the Proposed Adjustment shall be effected, taking into account the principles described in this Section 7.4 and other applicable principles set forth in this Agreement and shall be determined on an equitable basis (taking into consideration such matters, without limitation, as relative value of each class of Profits Interest Units, status of vesting and the nature of the Adjustment Event and its impact on the Profits Interest Units) to the Original Management Members as a group, as to (i) the number or kind of Units or other securities issued or reserved for issuance hereunder, (ii) the applicable vesting terms, (iii) the distribution priorities contained herein and/or (iv) any other affected terms hereunder.

(c)     No Adjustment for Taxes; Section 409A. For the avoidance of doubt, no adjustment shall be made for differences in the tax treatment in the Proposed Adjustment. The Proposed Adjustment shall be structured in a manner intended to not violate Section 409A of the Code, to the extent subject thereto.

(d)     Dispute Resolution.  Kanas, if he is then either Chairman or Chief Executive Officer of the Company or any of its Subsidiaries (or, if not, a majority of the Original Management Members who are then still in the employment of the Company or any of its Subsidiaries or, if no Original Management Member is then still in the employment of the Company or any of its Subsidiaries, a majority of the group comprised of any Original Management Member who then holds Profits Interest Units with an estimated Fair Market Value (determined in accordance with the procedures set forth in the Management Profits Interest Unit Agreement for purposes of exercising a “Call Option”) in excess of $2,000,000 (or if no Original Management Member holds such Profits Interest Units with such value, then the Original Management Member that holds Profits Interest Units with the greatest Fair Market Value at such time); the deciding Original Management Member(s), the “Deciding OMM”)  shall have five Business Days following receipt of the Proposed Adjustment Summary to challenge in writing (with reasonable detail) the Proposed Adjustment Summary.  In the case of such a challenge, the Board and the Original Management Members shall negotiate in good faith to resolve such dispute for no more than two Business Days, and if such dispute is not so resolved in such period, the dispute shall be submitted to an independent accounting firm, investment bank or valuation firm of nationally recognized standing or other arbitrator (“Adjustment Appraiser”) mutually agreed upon by the Board and the Deciding OMM for resolution within 10 Business Days, and the determination of such Adjustment Appraiser shall be final and binding on the Members and the Company (provided that if such Adjustment Appraiser approves the Proposed Adjustment specified in the Proposed Adjustment Summary without any significant modification, then the Original Management Members (on a pro rata basis by reference to the relative Fair Market Value of their respective Profits Interest Units) shall bear the costs and expenses of such third party; otherwise, the Company shall bear such costs and expenses).

(e)     Adjustment. Following the distribution of the Proposed Adjustment Summary in accordance with the foregoing, if (x) the Deciding OMM does not exercise its rights under this Section 7.4 within the time period specified therein, (y) the Deciding OMM and the Board agree on an alternative Proposed Adjustment or (z) the Adjustment Appraiser makes a final and binding determination, the Board shall take such actions as are necessary and appropriate to implement the Proposed Adjustment (as described in the Proposed Adjustment Summary, as agreed by the Deciding OMM and the Board or as determined by the Adjustment Appraiser, as applicable); it being understood that such actions may take effect before, promptly following or coincident with the Adjustment Event, as appropriate in light of the circumstances as determined by the Board.  Notwithstanding anything to the contrary contained in this Agreement, any actions with respect to the Units in connection with an IPO Conversion or IPO Liquidation shall be governed exclusively by Section 12.7 hereof and not this Section 7.4.

Section 7.5             Treatment of Profits Interest Units; Change in Law. Unless otherwise required by a change in law or as a result of a successful challenge by the IRS after the date hereof, the Company (i) will report on its U.S. federal income tax returns Profits Interest Units as issued and outstanding on the applicable grant date and with an initial Capital Account of $0 and (ii) as a result of the receipt, vesting or disposition of, or lapse of any restriction with respect to, any Profits Interest Units granted to an Original Management Member, (A) will not report on its U.S. federal income tax returns any amounts as compensation income to such Original Management Member and (B) will not withhold any taxes thereon with respect to such Original Management Member.  In the event of any change in law or as a result of a successful challenge by the IRS after the date hereof that is reasonably expected to result in either (x) the receipt of Profits Interest Units or (y) capital gains of the Partnership allocated with respect thereto, in either case, being taxed to any Original Management Member as ordinary compensation income, the Board and each Member agree to cooperate in good faith, to the extent requested by the Deciding OMM in writing on a timely basis, to restructure or modify the Profits Interest Units to provide the most efficient overall tax result as is practicable to the Original Management Members without causing an adverse effect on any other Member that is more than de minimis (it being understood that the incurrence of reasonable and customary expenses incurred in providing such cooperation and restructuring or modification and other reasonable and customary incidental expenses shall not be treated as causing an adverse effect), including by exchanging Profits Interest Units into economically equivalent (on a pre-tax basis) equity and equity-based awards of InterCo or such other Subsidiary of the Company.  Notwithstanding anything to the contrary and for the avoidance of doubt, no Management Member shall be entitled to any additional payments, property or compensation in the event of any such change in law or as a result of a successful challenge by the IRS after the date hereof and/or restructuring or modification, including if the parties are unable to reach an agreement regarding such restructuring or modification.  In the event that the Company incurs costs defending an IRS challenge to the tax treatment of the Profits Interest Units set forth in this Section 7.5 or as a result of any restructuring or modification pursuant to this Section 7.5, the Original Management Members shall reimburse the Company for such costs in excess of $350,000.

ARTICLE VIII
ALLOCATIONS

Section 8.1             Book Allocations of Net Income and Net Loss.

(a)     Except as provided in Section 8.2, Net Income and Net Loss of the Company shall be allocated among the Members’ Capital Accounts as of the end of each Accounting Period or portion thereof in a manner such that if the Company were dissolved, its affairs wound up and its assets distributed to the Members in accordance with their respective Capital Account balances immediately after making such allocations, such distributions would, as nearly as possible, be equal to the distributions that would be made pursuant to Section 9.1.

(b)     Except as otherwise provided in Section 8.2, all items of gross income, gain, loss and deduction included in the computation of Net Income and Net Loss shall be allocated in the same proportion as are Net Income and Net Loss.

Section 8.2             Special Book Allocations.

(a)     Qualified Income Offset.  If any Member unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulations section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) and such adjustment, allocation or distribution causes or increases a deficit in such Member’s Capital Account in excess of its obligation to make additional Capital Contributions (a “Deficit”), items of gross income and gain for such Accounting Period and each subsequent Accounting Period shall be specifically allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Deficit of such Member as quickly as possible; provided that an allocation pursuant to this Section 8.2(a) shall be made only if and to the extent that such Member would have a Deficit after all other allocations provided for in this Article VIII have been tentatively made as if this Section 8.2(a) were not in this Agreement.  This Section 8.2(a) is intended to comply with the qualified income offset provision of Treasury Regulations section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

(b)     Minimum Gain Chargeback.  Notwithstanding any other provision of Section 8.1 or this Section 8.2 (other than Section 8.2(d)), if there is a net decrease in Minimum Gain during any Accounting Period, then, subject to the exceptions set forth in Treasury Regulations section 1.704-2(f)(2), (3), (4) and (5), each Member shall be specially allocated items of the Company income and gain for such Accounting Period (and, if necessary, subsequent Accounting Periods) in an amount equal to such Member’s share of the net decrease in Minimum Gain, as determined under Treasury Regulations section 1.704-2(g).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto.  The items to be so allocated shall be determined in accordance with Treasury Regulations section 1.704-2(f).  This Section 8.2(b) is intended to comply with the minimum gain chargeback requirements in Treasury Regulations § 1.704-2(f) and shall be interpreted consistently therewith.

(c)     Member Minimum Gain Chargeback. Notwithstanding any other provision of Section 8.1 or this Section 8.2, except Sections 8.2(b) and 8.2(d), if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any fiscal year, then, subject to the exceptions set forth in Treasury Regulations  1.704-2(i)(4), each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations section 1.704-2(i)(5), shall be specially allocated items of the Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations section 1.704-2(i)(4).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto.  The items to be so allocated shall be determined in accordance with Treasury Regulations  1.704-2(i)(4).  This Section 8.2(c) is intended to comply with the minimum gain chargeback requirement in such section of the Treasury Regulations and shall be interpreted consistently therewith.

(d)     Notwithstanding anything to the contrary in this Agreement, items of gross income, gain, loss or deduction shall be specifically allocated to particular Members to the extent necessary to comply with applicable law (including the requirement to make “forfeiture allocations” within the meaning of Prop. Treas. Reg. Section 1. 704- 1(b)(4)(xii)).

(e)     Restorative Allocations.  Any special allocations of items of income or gain pursuant to this Section 8.2 shall be taken into account in computing subsequent allocations pursuant to this Agreement so that the net amount for any item so allocated and all other items allocated to each Member pursuant to this Agreement shall be equal, to the extent possible, to the net amount that would have been allocated to each Member pursuant to the provisions of this Agreement if such special allocations had not occurred.

Section 8.3             Tax Allocations.  The income, gains, losses, credits and deductions recognized by the Company shall be allocated among the Members, for U.S. federal, state and local income tax purposes, to the extent permitted under the Code and the Treasury Regulations, in the same manner that each such item is allocated to the Members’ Capital Accounts.  Notwithstanding the foregoing, the Board shall have the power to make such allocations for U.S. federal, state and local income tax purposes so long as such allocations have substantial economic effect, or are otherwise in accordance with the Members’ Interests, in each case within the meaning of the Code and the Treasury Regulations.  In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for U.S. federal income tax purposes and its Book Value.

ARTICLE IX

DISTRIBUTIONS

Section 9.1             Distributions Generally.

(a)     This section provides for the distribution of certain amounts (“Distributable Amounts”) to the Members.  The term “Distributable Amounts” means at any time determined by the Board as may be permitted under laws or regulatory requirements applicable to the Company and its Subsidiaries, any amounts designated by the Board to the extent that the cash available to the Company is in excess of the reasonably anticipated needs of the business (including reserves).  Immediately prior to the making of any distribution, a tentative distribution schedule shall be prepared for approval by the Board (and no distribution shall be made without such approval), including for the purpose of determining the number of Participating Units in each Tranche (and the corresponding determination of whether the Tranche IRR Hurdle has been met in respect of each such Tranche (calculated on a Tranche-by-Tranche basis) and whether the

IRR-Based Profits Interest Units of each such Tranche will participate in such distribution in accordance with their terms and this Agreement).  In determining the amount distributable to each Member in each Tranche, the provisions of this Section 9.1 shall be applied in an iterative manner with respect to the participation of Profits Interest Units in such Tranche. Distributable Amounts shall be first allocated among the various Tranches outstanding at the time of the record date for the distribution thereof based on each such Tranche’s “Tranche Percentage”, which is equal to the number of Participating Units attributable to such Tranche divided by the total number of Participating Units outstanding at the time of the record date for such distribution. The aggregate Distributable Amount for each Tranche allocated to each such Tranche in accordance with the preceding sentence shall be referred to herein, with respect to each such Tranche, as such Tranche’s “Tranche Distributable Amount”. The Tranche Distributable Amount shall then be distributed as follows, with each Tranche receiving the Tranche Distributable Amount applicable to such Tranche and the allocation of the Tranche Distributable Amount for such Tranche among the Participating Units of such Tranche being determined independently and exclusively of each other Tranche:

(i)            First, pro rata to each Member holding Common Units attributable to such Tranche based on the percentage obtained by dividing the number of Common Units attributable to such Tranche held by each such Member by the aggregate number of all Common Units attributable to such Tranche held by all Members holding Common Units in such Tranche as of the time of such distribution, until each such Member holding Common Units in such Tranche has received an aggregate amount of distributions in respect of such Common Units under this Section 9.1(a)(i) equal to its Capital Contributions relating to the Common Units in such Tranche;

(ii)           Second, pro rata to each Member holding Class B Units attributable to such Tranche based on the percentage obtained by dividing the number of Class B Units attributable to such Tranche held by each such Member by the aggregate number of all Class B Units attributable to such Tranche held by all Members holding Class B Units in such Tranche as of the time of such distribution, until each such Member holding Class B Units in such Tranche has received an aggregate amount of distributions in respect of such Class B Units under this Section 9.1(a)(ii) equal to its Capital Contributions relating to the Class B Units in such Tranche; it being understood, that distributions under this Section 9.1(a)(ii) shall in no event exceed $20,000,000 in the aggregate and will only apply to distributions made in respect of the initial Tranche; provided, however, notwithstanding anything to the contrary contained herein, immediately following such time as the holders of Class B Units have received aggregate distributions under this Section 9.1(a)(ii) equal to $20,000,000, the Class B Units held by such holders shall be immediately cancelled and shall cease to be outstanding and issued for any purposes of this Agreement and the holders of such Class B Units shall have no further rights with respect to such Class B Units following such cancellation (and the books and records of the Company, including Schedule A hereto, shall be appropriately updated to reflect the cancellation of such Class B Units);

(iii)          Third, pro rata to each Member holding Vested Time-Based Profits Interest Units attributable to the initial Tranche (i.e., the Tranche that included Class B Units), an amount equal to the product of (x) $20,000,000 (which is the amount distributed to holders of the Class B Units pursuant to Section 9.1(a)(ii)) times (y) a fraction, the numerator of which is the number of Vested Time-Based Profits Interest Units attributable to such Tranche held by each such Member, and the denominator of which is the sum of the aggregate number of Common Units (which, for the avoidance of doubt, does not include Class B Units), Unvested Time-Based Profits Interest Units, Vested Time-Based Profits Interest Units, Unvested IRR-Based Profits Interest Units and Vested IRR-Based Profits Interest Units, in each case, solely to the extent such Units are attributable to such Tranche and are outstanding as of the applicable date of determination (such sum, as determined as of the time of any applicable distribution hereunder with respect to each applicable Tranche, the “Maximum Participating Units”), until each such Member holding Vested Time-Based Profits Interest Units in such Tranche has received an aggregate amount of distributions in respect of such Vested Time-Based Profits Interest Units of such Tranche under this Section 9.1(a)(iii) equal to the product of (x) $20,000,000 times (y) a fraction, the numerator of which is the number of Vested Time-Based Profits Interest Units attributable to such Tranche held by such Member and the denominator of which is the Maximum Participating Units of such Tranche;

(iv)          Fourth, until each Member holding Common Units in such Tranche has received cumulative distributions in respect of such Common Units attributable to such Tranche in an amount that represents an aggregate internal rate of return of 15.0%, compounded annually, on the amount of such holder’s Capital Contributions relating to the Common Units (but not Class B Units) in such Tranche (as calculated for each such Tranche individually, the “Tranche IRR Hurdle”) (provided, that when determining the amount of distributions received by the holders of Common Units in the initial Tranche (and calculating the Tranche IRR Hurdle under this Section 9.1(a)(iv) with respect to such initial Tranche), an amount equal to the $20,000,000 distribution made to holders of the Class B Units pursuant to Section 9.1(a)(ii) shall be deemed to have been distributed to the holders of Common Units under this Section 9.1(a)(iv) in respect of Capital Contributions made by such holders of Common Units in such initial Tranche (it being understood that such $20,000,000 shall not have been actually distributed to the holders of Common Units in such Tranche but is merely deemed to have been so distributed for purposes of calculating the Tranche IRR Hurdle for the initial Tranche), there will be distributed pari pasu:

(1)           pro rata to the holders of Common Units attributable to such Tranche based on the relative number of Common Units held by them, a portion of the remaining Tranche Distributable Amount applicable to such Tranche being distributed pursuant to this Section 9.1(a)(iv), with such portion being equal to (x) such remaining Tranche Distributable Amount times (y) a fraction, the numerator of which is (I) the aggregate number of Maximum Participating Units attributable to such Tranche minus (II) the aggregate number of Vested Time-Based Profits

Interest Units attributable to such Tranche and the denominator of which is the Maximum Participating Units attributable to such Tranche; and

(2)           pro rata to the holders of Vested Time-Based Profits Interest Units attributable to such Tranche based on the relative number of such Units held by them, a portion of the remaining Tranche Distributable Amount applicable to such Tranche being distributed pursuant to this Section 9.1(a)(iv), with such portion being equal to (x) such remaining Tranche Distributable Amount times (y) a fraction, the numerator of which is the aggregate number of Vested Time-Based Profits Interest Units attributable to such Tranche and the denominator of which is the Maximum Participating Units attributable to such Tranche;

(v)           Fifth, if such Tranche includes IRR-Based Profits Interest Units, pro rata to each holder of a IRR-Based Profits Interest Unit attributable to such Tranche based on the percentage obtained by dividing the number of IRR-Based Profits Interest Units attributable to such Tranche held by each such holder by the aggregate number of all IRR-Based Profits Interest Units attributable to such Tranche held by all holders of IRR-Based Profits Interest Units in such Tranche as of the time of such distribution, until each such holder of an IRR-Based Profits Interest Unit in such Tranche has received the same amount that would have been distributed under each of Sections 9.1(a)(iii) and 9.1(a)(iv) in respect of such IRR-Based Profits Interest Unit of such Tranche if such IRR-Based Profits Interest Unit was participating in distributions applicable to such Tranche in the same manner as a Vested-Time Based Profits Interest Unit participated in such distributions of such Tranche at the time of any and all prior distributions under Section 9.1(a)(iii) or 9.1(a)(iv) above (it being understood that the aggregate amount distributable in respect of Section 9.1(a)(iii) or 9.1(a)(iv) shall be calculated by substituting all references to “Vested Time-Based” Profits Interest Units with “IRR-Based” Profits Interest Units, other than the third time that “Vested Time-Based” Profits Interest Units appears in Section 9.1(a)(iii)); and

(vi)          Sixth, there will be distributed pari pasu:

(1)     pro rata to the holders of Common Units attributable to such Tranche based on the relative number of Common Units held by them, a portion of the remaining Tranche Distributable Amount applicable to such Tranche being distributed pursuant to this Section 9.1(a)(vi), with such portion being equal to (x) such remaining Tranche Distributable Amount times (y) a fraction, the numerator of which is (I) the Maximum Participating Units attributable to such Tranche minus (II) the aggregate number of Vested Profits Interest Units attributable to such Tranche and the denominator of which is the Maximum Participating Units attributable to such Tranche;

(2)     pro rata to the holders of Vested Profits Interest Units attributable to such Tranche based on the relative number of such Units held by them, a portion of the remaining Tranche Distributable Amount applicable to such Tranche being distributed pursuant to this Section 9.1(a)(vi), with such portion being equal to (x) such remaining Tranche Distributable Amount times (y) a fraction, the numerator of which is the number of Vested Profits Interest Units attributable to such Tranche and the denominator of which is the Maximum Participating Units attributable to such Tranche.

(b)     For purposes of this Agreement, “Participating Units”, with respect to a particular Tranche and any distribution in question, means (i) all Common Units attributable to such Tranche, (ii) all Vested Time-Based Profits Interest Units at such time attributable to such Tranche and (iii) all Vested IRR-Based Profits Interest Units at such time attributable to such Tranche.

(c)     Notwithstanding anything to the contrary, (i) the Management Members shall be entitled to receive priority catch up payments in respect of Time-Based Profits Interest Units that have become Vested Time-Based Profits Interest Units and which did not participate in earlier Interim Distributions (as defined below) and (ii) this Section 9.1(c) shall not result in any adjustment to any applicable Tranche Percentage on account of the fact that an applicable Interim Distribution may have involved different vesting circumstances with respect to Time-Based Profits Interests attributable to such Interim Distribution. Accordingly, at the time of any Interim Distribution, a Catch Up Payment (as defined below) shall be paid to each of the Management Members holding Newly Vested Time-Based Profits Interest Units (as defined below) as a priority distribution before any amounts are distributed to the other Members pursuant to Sections 9.1(a)(iii), 9.1(a)(iv) or 9.1(a)(vi); provided that once the applicable Catch Up Payment is paid in full to an individual in respect of the applicable Newly Vested Time-Based Profits Interest Units such individual shall no longer have a right to receive any Catch Up Payment under this Agreement in respect of the applicable Newly Vested Time-Based Profits Interest Units. For purposes of this Agreement, (i) “Catch Up Payment” means, with respect to the individuals holding Newly Vested Time-Based Profits Interest Units, the aggregate incremental amount (in excess of actual receipts) that such Management Member would have received pursuant to Sections 9.1(a)(iii), 9.1(a)(iv), 9.1(a)(v) or 9.1(a)(vi) based on the then applicable Tranche Percentage pursuant to any and all prior Interim Distributions to the Members if such Member’s Newly Vested Time-Based Profits Interest Units had been considered Vested Time-Based Profits Interest Units at the time of any such Interim Distribution (and for the avoidance of doubt, no such payments shall be made in respect of any changes to the applicable Tranche Percentage(s) occurring after the date(s) of such Interim Distributions), (ii) “Newly Vested Time-Based Profits Interest Units” shall mean Time-Based Profits Interest Units (a) which became Vested Time-Based Profits Interest Units since the time of any prior Interim Distribution and (b) for which the applicable Catch Up Payment has not yet been made and (iii) “Interim Distribution” means a distribution other than in connection with an Exit Event.  The implementation of, and all decisions with respect to, this Section 9.1(c) shall be determined by the Board, in each case, in consultation with the Management Members.

Section 9.2             Distributions In Kind.  In the event of a distribution of Company property, such property shall for all purposes of this Agreement be deemed to have been sold at its Fair Market Value and the proceeds of such sale shall be deemed to have been distributed to the Member receiving such Company property.

Section 9.3             No Withdrawal of Capital. Except as otherwise expressly provided in Article XIII or in an applicable Management Profits Interest Unit Agreement, no Member shall have the right to withdraw capital from the Company or to receive any distribution or return of such Member’s Capital Contributions.

Section 9.4             Withholding.

(a)     Each Member shall, to the fullest extent permitted by applicable law, indemnify and hold harmless each Person who is or who is deemed to be the responsible withholding agent for U.S. federal, state or local income tax purposes against all claims, liabilities and expenses of whatever nature (other than any claims, liabilities and expenses in the nature of penalties and accrued interest thereon that result from such Person’s fraud, willful misfeasance, bad faith or gross negligence) relating to such Person’s obligation to withhold and to pay over, or otherwise pay, any withholding or other taxes payable by the Company or as a result of such Member’s participation in the Company.

(b)     Notwithstanding any other provision of this Article IX, (i) each Member hereby authorizes the Company to withhold and to pay over, or otherwise pay, any withholding or other taxes payable by the Company or any of its Affiliates with respect to such Member or as a result of such Member’s participation in the Company and (ii) if and to the extent that the Company shall be required to withhold or pay any such taxes (including any amounts withheld from amounts payable to the Company to the extent attributable, in the judgment of the Board, to such Member’s Interest), such Member shall be deemed for all purposes of this Agreement to have received a payment from the Company as of the time such withholding or tax is required to be paid, which payment shall be deemed to be a distribution with respect to such Member’s Interest to the extent that the Member (or any successor to such Member’s Interest) is then entitled to receive a distribution.  To the extent that the aggregate of such payments to a Member for any period exceeds the distributions to which such Member is entitled for such period, such Member shall make a prompt payment to the Company of such overage amount.  If the Company makes a distribution in kind and such distribution is subject to withholding or other taxes payable by the Company on behalf of any Member, such Member shall make a prompt payment to the Company of the amount of such withholding or other taxes by wire transfer.

Section 9.5             Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its Interest if such distribution would violate Section 18-607 of the Delaware Act or other applicable law.

Section 9.6             Tax Distributions. Notwithstanding any provision to the contrary contained in this Agreement, in the event that the Members are allocated taxable income from the Company (excluding for the avoidance of doubt, taxable income that arises from the receipt of equity interests from the Company or its Subsidiaries), the Company shall make distributions to such Members to the extent of available cash (as determined by the Board in its reasonable discretion) in an amount equal to such income multiplied by a tax rate equal to 45% or such higher rate as reasonably determined by the Board to take into account increases in tax rates after the date hereof; it being understood that, if the Members are allocated material taxable income without corresponding cash distributions sufficient to pay the resulting tax liabilities, it is the

Company’s intention to make the tax distributions referred to herein.  In addition, in the event that the tax distributions to a Member pursuant to the previous sentence with regard to any calendar year are greater than such Member’s proportionate share of distributions under Section 9.1, then, to the extent of available cash, an additional amount shall be distributed under this Section 9.6 and shall be apportioned among the other Members such that the total amount distributed under this Section 9.6 to all Members shall be allocated among the Members in accordance with each Member’s proportionate share of distributions under Section 9.1.  Any distributions made to a Member pursuant to this Section 9.6 shall reduce the amount otherwise distributable to such Member pursuant to the other provisions of this Agreement, so that to the maximum extent possible, the total amount of distributions received by each Member pursuant to this Agreement at any time is the same as such Member would have received if no distribution had been made pursuant to this Section 9.6.  Notwithstanding the foregoing, the Company shall not make any distributions under this Section 9.6 with respect to taxable income attributable to the sale, exchange or other disposition by the Company of shares of InterCo, NewBank or any other Subsidiary of the Company, including upon the occurrence of any transaction contemplated by Section 12.7 to the extent that the proceeds of such sale, exchange or other disposition are distributed to the Members.

ARTICLE X

BOOKS AND RECORDS

Section 10.1           Books, Records and Financial Statements.

(a)     At all times during the continuance of the Company, the Company shall maintain, at its principal place of business, separate books of account for the Company that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all U.S. income derived in connection with the operation of the Company’s business in accordance with generally accepted accounting principles consistently applied, and, to the extent inconsistent therewith, in accordance with this Agreement.  Such books of account, together with a copy of this Agreement and the Certificate, shall at all times be maintained at the principal place of business of the Company and shall be open to inspection and examination at reasonable times and upon reasonable notice by each Member and its duly authorized representative for any purpose reasonably related to such Member’s Interest; provided that the Company may maintain the confidentiality of Schedule A.

(b)     Within a reasonable number of days after the end of each month, the Company shall provide to the Directors and the Members, the consolidated balance sheet of the Company and its Subsidiaries as at the end of such month and the related consolidated statements of income, board package and retained earnings for such month and for the elapsed portion of the Fiscal Year ended with the last day of such month together with such other information as reasonably requested by any Member, in each case setting forth comparative figures for the related periods in the prior Fiscal Year and prepared in conformity with GAAP applied on a consistent basis, except as otherwise noted therein, and subject to year-end adjustments and the absence of footnotes.

(c)     The Company shall keep and maintain full and accurate books of account for the Company in accordance with GAAP consistently applied.  Such books shall be maintained at the principal office of the Company. The books of account and records of the Company shall be audited as of the end of each Fiscal Year by a nationally recognized independent certified public accounting firm approved by the Board (the “Auditor”).

Section 10.2           Filings of Returns and Other Writings; Tax Matters Partner.

(a)     The Company shall timely file all Company tax returns and shall timely file all other writings required by any governmental authority having jurisdiction to require such filing.  The Company will use commercially reasonable efforts to send to each Person that was a Member at any time during such year copies of Schedule K-1, “Partner’s Share of Income, Credits, Deductions, Etc.”, or any successor schedule or form, with respect to such Person, together with such additional information as may be necessary for such Person to file his, her or its United States federal income tax returns within 30 days of the end of the each fiscal year of the Company. However, the parties hereto recognize that the success of commercially reasonable efforts to accomplish this will depend in large part on the quantity and complexity of transactions and dividends that would need to be reported thereon or analyzed in connection therewith. If it becomes apparent that such K-1’s will not be able to be delivered in compliance with such requirement, despite a diligent, good faith effort to do so, the Management Members and the Company will work diligently and in good faith with the Investor Members to deliver such K-1’s as expeditiously as reasonably possible.

(b)     Kanas (or if Kanas shall not be the Chief Executive Officer of the Company or any of its Material Subsidiaries, the then current Chief Executive Officer of the Company) shall be the tax matters partner of the Company, within the meaning of section 6231 of the Code (the “Tax Matters Partner”), unless a Majority in Interest votes otherwise; provided that the Tax Matters Partner shall give prompt notice to any Non-Management Member of any item or event with respect to taxes, including a proposed administrative or judicial proceeding involving taxes, and any proposed deficiency or similar notice of intention to assess taxes that could have more than an immaterial effect on such Non-Management Member.  The Tax Matters Partner will not take any action that could be reasonably expected to have an affect on any Non-Management Member that is not immaterial without such Non-Management Member’s consent.  Each Member hereby consents to such designation and agrees that upon the request of the Tax Matters Partner, such Member will execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent.

(c)     Promptly following the written request of the Tax Matters Partner, the Company shall, to the fullest extent permitted by applicable law, reimburse and indemnify the Tax Matters Partner for all reasonable expenses, including reasonable legal and accounting fees, claims, liabilities, losses and damages incurred by the Tax Matters Partner in connection with any administrative or judicial proceeding with respect to the tax liability of the Members, except to the extent arising from the bad faith, gross negligence, willful violation of law, fraud or breach of this Agreement by such Tax Matters Partner.

(d)     The provisions of this Section 10.2 shall survive the termination of the Company or the termination of any Member’s Interest and shall remain binding on the Members for as long a period of time as is necessary to resolve with the Internal Revenue Service any and all matters regarding the U.S. federal income taxation of the Company or the Members.

(e)     The Tax Matters Partner is authorized and directed to elect the liquidation valuation safe harbor provided by proposed Treasury Regulations section 1.83-3(l) (and any successor provision) and IRS Notice 2005-43, and the Company and each of its Members (including any person to whom an interest in the Company is transferred in connection with the performance of services) agree to comply with all requirements of such safe harbor with respect to all interests in the Company transferred in connection with the performance of services while such election remains effective.  In addition, the Members agree to amend this Agreement as and if required by the finalized guidance in order to ensure that the Transfer of Profits Interest Units in connection with the performance of services to, or on behalf of, the Company is eligible for the benefits of such safe harbor provided that any such amendment does not cause any material adverse consequence to the Company, any Subsidiary of the Company or any Member.

Section 10.3           Accounting Method.  For both financial and tax reporting purposes, the books and records of the Company shall be kept on the accrual method of accounting applied in a consistent manner and shall reflect all Company transactions and be appropriate and adequate for the Company’s business.

Section 10.4           Appraisal; Valuation.

(a)           From and after the Closing, commencing with the fiscal quarter ending on September 30, 2009 and thereafter on a quarterly basis (or more frequently than quarterly to the extent provided in Section 10.4(c)), the Senior Officers shall, within thirty days of the fiscal quarter then ended (it being understood that with respect to the first two fiscal quarters ending after the Closing, such thirty-day period may be reasonably extended as deemed necessary by the Senior Officers) provide to the Board and an independent appraiser or investment banker of national standing with experience in the valuation of banks, savings associations or other institutions similar in nature and scope to the Company and its Subsidiaries that is approved by Members holding Common Units representing a Percentage Interest of at least 60% (the “Valuation Firm”) historical and projected financial information for the business and operations of the Company and its Subsidiaries (as well as other material information relevant to the industry, business and operations of the Company and its Subsidiaries as may be reasonably requested by such Valuation Firm).  In addition, each Director shall be entitled to provide the Valuation Firm with other material information relevant to the industry, business and operations of the Company and its Subsidiaries.  The Valuation Firm shall be instructed to, within 15 days of the delivery of the financial and other information described above to such Valuation Firm, use its best efforts to appraise the Fair Market Value of the Company’s equity as of the most recent practicable date on or after the last date of such fiscal quarter (the “Valuation Date”) and to prepare and deliver a report to the Company describing the results of such appraisal (the “Quarterly Valuation”), such valuation to be done using valuation and appraisal methods as are customary and appropriate in the industry (and, to the extent performed by the same Valuation Firm, each Quarterly Valuation following the initial Quarterly Valuation shall be on a basis consistent with, and without material changes to the valuation and appraisal methods or principles used in determining, the initial Quarterly Valuation, unless such valuation and appraisal methods or principles are, in the judgment of the Board, no longer customary or appropriate). The Company shall bear the fees and expenses of each Quarterly Valuation.

(b)           Absent manifest error or gross negligence on the part of the Valuation Firm, the Fair Market Value for the Common Units reflected in the last Quarterly Valuation (subject to Section 10.4(c)) shall serve as the basis for calculating the price per-Common Unit for any issuances of Common Units pursuant to the terms of the Agreement; provided however that, with the approval of the Board, an issuance of Common Units may be effected at a price per-Common Unit greater than that derived from the last Quarterly Valuation.  In the event the Board proposes to issue Common Units at a price per-Common Unit less than that derived from the last Quarterly Valuation, such issuance shall require the approval of (i) a majority in interest of the Members that are not acquiring Common Units in such issuance (such Members, the “Non-Participating Members”) if such Non-Participating Members hold an aggregate number of Common Units representing a Percentage Interest at such time of 10% or more, or (ii) the affirmative vote of at least a majority of the Common Units held by the Management Members at such time if the Non-Participating Members in connection with such issuance hold an aggregate number of Common Units representing a Percentage Interest at such time of less than 10% and Kanas is a Non-Participating Member in connection with such issuance; provided, however, if the Non-Participating Members in connection with such issuance hold an aggregate number of Common Units representing a Percentage Interest at such time of less than 10% and Kanas is participating in such issuance and acquiring additional Common Units (i.e., Kanas is not a Non-Participating Member) then the price per-Common Unit applicable to such issuance may be less than that derived from the last Quarterly Valuation if so approved by the Board. The determination of Fair Market Value in accordance with the foregoing shall be final and binding on all Members for purposes of determining the Fair Market Value of the Common Units issued after the Closing; it being understood that the determination of Fair Market Value for purposes of the put and call rights applicable to Management Members under a Management Profits Interest Unit Agreement shall be determined exclusively in accordance with the provisions of such Management Profits Interest Unit Agreements, which determination in accordance therewith shall be final and binding on all the Members and the Company.

(c)           Notwithstanding the foregoing, Members holding Common Units representing a Percentage Interest of at least 33% may require (by delivery of written notice to the Company no later than 15 days after the end of any calendar month) that an appraisal of the Fair Market Value of the Company’s equity be conducted as of the end of such calendar month; provided, that if such request is made and such appraisal shall be completed prior to any issuance of Common Units for which an appraisal would be required in accordance with the foregoing, such appraisal shall be used in lieu of the most recent Quarterly Valuation.  Any such monthly appraisal shall be done using valuation and appraisal methods as are customary and appropriate in the industry, and to the extent performed by the same Valuation Firm, such appraisal shall be on a basis consistent with, and without material changes to the valuation and appraisal methods or principles used in determining, the initial Quarterly Valuation, unless such valuation and appraisal methods or principles are no longer customary or appropriate.

Section 10.5           Expenses Through Closing.

(a)           At the Closing, the Company shall reimburse each of the Investor Members and Kanas for all out-of-pocket fees and expenses incurred between February 1, 2009 and the Closing by each such Member in connection with such Member’s investment in the Company and the transactions contemplated by the FDIC Purchase Agreement, including out-of-pocket organizational, transaction and legal expenses (which expenses shall include, without limitation, all fees and expenses of Skadden, Arps, Slate, Meagher & Flom LLP and Simpson Thacher & Bartlett LLP, and all accounting and financial advisory fees and expenses).

(b)           The Company shall pay all expenses relating to its operation, including administrative expenses and fees, that are incurred by or on behalf of the Company, subject to any approvals required pursuant to Article IV.

ARTICLE XI

LIABILITY, EXCULPATION AND INDEMNIFICATION

Section 11.1           Liability.  Except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person.

Section 11.2           Exculpation.  No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence, willful misconduct or willful breach of this Agreement.

Section 11.3           Fiduciary Duty.  Any duties (including fiduciary duties) of a Covered Person to the Company or to any other Covered Person that would otherwise apply at law or in equity are hereby eliminated to the fullest extent permitted under the Delaware Act and any other applicable law; provided that (i) the foregoing shall not eliminate the obligation of each Covered Person to act in compliance with the express terms of this Agreement and (ii) the foregoing shall not be deemed to eliminate the implied contractual covenant of good faith and fair dealing.

Section 11.4           Indemnification.  To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence, willful misconduct or willful breach of this Agreement with respect to such acts or omissions; provided, that any indemnity under this Section 11.4 shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability on account thereof.

Section 11.5           Expenses.  To the fullest extent permitted by applicable law, expenses (including, without limitation, reasonable attorneys’ fees, disbursements, fines and amounts paid in settlement) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding made by one or more third parties relating to or arising out of the performance of their duties on behalf of the Company shall, from time to time, be advanced by the Company prior to the final disposition of such third party claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall ultimately be determined by a court of competent jurisdiction that the Covered Person is not entitled to be indemnified as authorized in Section 11.4.

Section 11.6           Severability.  To the fullest extent permitted by applicable law, if any portion of this Article shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each Director or officer (including the Senior Officers) and may indemnify each employee or agent of the Company as to costs, charges and expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated.

ARTICLE XII

TRANSFERS OF INTERESTS

Section 12.1           Restrictions on Transfers of Interests by Members.

(a)     Transfers by Non-Management Members. Until the earlier of (x) the one year anniversary of the Closing, and (y) the Initial Public Offering (such earlier date, the “Initial Holding Period”), no Non-Management Member may Transfer any Interests including, without limitation, to any other Member, or by gift, or by operation of law or otherwise; provided that, subject to Section 12.2, Interests may be Transferred by a Non-Management Member (i) to an Affiliate of such Non-Management Member or, in the case of The Wellcome Trust Limited, to any successor trustee of The Wellcome Trust (but only for so long as such Affiliate or successor trustee (in the case of The Wellcome Trust), as applicable, remains such, applying the principles set forth in Section 12.10), and (ii) pursuant to Section 12.7 in anticipation of an Initial Public Offering. After the Initial Holding Period, any Transfer of Interests by a Non-Management Member (other than pursuant to Section 12.1(a)(i) or 12.1(a)(ii)), shall (x) only be permitted if such Transfer of Interest represents at least 5% (or such lesser amount that constitutes all of such Non-Management Members Interests in the Company) of the Common Units in the Company than outstanding, and (y) be subject to Sections 12.2 and 12.6(a).

(b)     Transfers by Management Members.  No Management Member may Transfer any Interests including, without limitation, to any other Member, or by gift, or by operation of law or otherwise; provided that, subject to Section 12.2, Interests may be Transferred by a Management Member (1) at any time (i) as required by Section 12.7 in anticipation of an Initial Public Offering, (ii) pursuant to Section 12.3 (“Estate Planning Transfers, Transfers Upon Death of a Management Member”), (iii) to the Company or its Affiliates in accordance with the Management Profits Interest Unit Agreements, or (iv) pursuant to the prior written approval of the Board in its sole discretion (excluding any Management Directors) and subject to Section 4.11 and (2) at any time after the Initial Holding Period, (x) pursuant to Section 12.6(a) (“Tag-Along Rights”), or (y) pursuant to Section 12.6(b) (“Drag-Along Rights”).

Section 12.2           General Principles with respect to Transfers.

(a)     Any Transfer in violation of this Article XII shall be null and void ab initio, and the provisions of Section 12.2(d) and Section 12.2(f) shall not apply to any such Transfers.  The approval of any Transfer in any one or more instances shall not limit or waive the requirement for such approval in any other or future instance.

(b)     All Transfers permitted under this Article XII are subject to this Section 12.2 and Section 12.4.

(c)     In addition to meeting all of the other requirements of this Agreement, any proposed Transfer by a Member pursuant to the terms of this Article XII shall satisfy the following conditions:

(i)            the proposed Transfer will not be effected on or through an “established securities market” or a “secondary market or the substantial equivalent thereof,” as such terms are used in Treasury Regulations section 1.7704-1, and, at the request of the Board, the transferor and the transferee will have each provided the Company a certificate to such effect;

(ii)           the proposed Transfer will not result in the Company having more than 95 Members, within the meaning of Treasury Regulations section 1.7704-1(h)(1) (determined pursuant to the rules of Treasury Regulations section 1.7704-1(h)(3));

(iii)          the proposed Transfer will not violate the registration provisions of the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction;

(iv)          the proposed Transfer will not cause the Company to not be entitled to one or more exemptions from registration as an “investment company” pursuant to the Investment Company Act of 1940, as amended;

(v)           the proposed Transfer will not cause the Company to be required to register Interests with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended;

(vi)          the proposed Transfer will not result in the termination of the Company or a Subsidiary under the Code;

(vii)         the proposed Transfer will not cause the Company or any Subsidiary to fail to satisfy the requirements of any otherwise applicable safe harbor from treatment as a “publicly traded partnership” under Treasury Regulations Section 1.7704-1;

(viii)        the proposed Transfer will not cause all or any portion of the assets of the Company or the actions of the Board being subject to Part 4 of Subtitle B of Title I of ERISA and/or Code Section 4975;

(ix)           the proposed Transfer will not cause the Company, any Subsidiary or any Member to be in violation of any law, contract or other obligation legally binding upon any of them or otherwise suffer any material adverse consequence;

(x)            the proposed Transfer will not cause the Company or any Subsidiary to become a “commonly controlled insured depository institution” (as that term is defined and interpreted for purposes of 12 U.S.C. § 1815(e), as may be amended or supplemented from time to time, and any successor thereto) with respect to any institution that is not a direct or indirect Subsidiary of the Company;

(xi)           the proposed Transfer will not cause any affiliation that is prohibited by the FDIA, 12 U.S.C. § 1828(s), as may be modified or amended from time to time, and any successor thereto; and

(xii)          the proposed Transfer will not result in a Transfer to a Person reasonably determined by the Board (other than any Director that was appointed by the Member that proposed to make such Transfer) to be a competitor of the Company or any of its Subsidiaries in the jurisdictions in which the Company or any such Subsidiary operate.

The Board may require reasonable evidence as to the foregoing, including, without limitation, a favorable Opinion of Counsel.  Except to the extent waived by the Board, any assignment or transfer that violates the conditions of this Section 12.2 shall be null and void ab initio.

(d)     The Company shall promptly amend Schedule A to reflect any permitted transfers of Interests pursuant to and in accordance with this Article XII.

(e)     Notwithstanding anything to the contrary herein, no Member or Members acting in concert shall Transfer any Interests in one transaction or series of related transactions if such Transfer would require the consent of the FDIC under the Shared-Loss Agreements attached as exhibits to the FDIC Purchase Agreement.

(f)      The Company shall, from the effective date of any permitted assignment of an Interest (or part thereof), thereafter pay all further distributions on account of such Interest (or part thereof) to the assignee of such Interest (or part thereof); provided that such assignee shall have no right or powers as a Member unless such assignee complies with Section 12.4.

Section 12.3           Estate Planning Transfers; Transfers upon Death of a Management Member.  Subject to the approval of the Board (not to be unreasonably withheld), Interests held by Management Members may be transferred for estate-planning purposes of such Management Member to (A) a trust under which the distribution of the Interests may be made only to beneficiaries who are such Management Member or his or her Immediate Family, (B) a charitable remainder trust, the income from which will be paid to such Management Member during his or her life, (C) a corporation, the shareholders of which are only such Management Member or his or her Immediate Family or (D) a partnership or limited liability company, the partners or members of which are only such Management Member or his or her Immediate Family; provided that any heirs, executors or other beneficiaries shall remain subject to the terms of this Agreement as if the applicable transferor Management Member continued to hold the applicable Interests directly.  Interests may be transferred as a result of the laws of descent; provided that, in each such case, such Management Member or his or her executor, as the case may be, provides prior written notice to the Board of such proposed Transfer and makes available to the Board documentation, as the Board may reasonably request, in order to verify such Transfer.

Section 12.4           Substitute Members.  In the event any Member Transfers its Interest in compliance with the other provisions of this Article XII, the transferee thereof shall have the right to become a substitute Member (of the same class as the transferring Member (i.e., Investor Member, Outside Member or Management Member)), as the case may be, but only upon satisfaction of the following:

(a)     execution of such instruments as the Board deems reasonably necessary or desirable to effect such substitution; and

(b)     acceptance and agreement in writing by the transferee of the Member’s Interest to be bound by all of the terms and provisions of this Agreement and assumption of all obligations under this Agreement (including breaches hereof) applicable to the transferor and in the case of a transferee of a Management Member who resides in a state with a community property system, such transferee causes his or her spouse, if any, to execute a customary Spousal Waiver.  Upon the execution of the instrument of assumption by such transferee and, if applicable, the Spousal Waiver by the spouse of such transferee, such transferee shall enjoy all of the rights and shall be subject to all of the restrictions and obligations of the transferor of such transferee.

Section 12.5           Release of Liability.  In the event any Member shall Transfer such Member’s entire Interest (other than in connection with a Transfer to an Affiliate or pursuant to Section 12.3) in compliance with the provisions of this Agreement, without retaining any interest therein, directly or indirectly, then the selling Member shall, to the fullest extent permitted by applicable law, be relieved of any further liability arising hereunder for events occurring from and after the date of such Transfer; provided, however, that no such Transfer shall relieve any Member of its (i) confidentiality obligations pursuant to Section 3.6 hereof and such obligations shall survive any termination of such Member’s membership in the Company, (ii) obligations under Section 12.6(b)(iii) in connection with an Exit Event, and (iii) obligations under Section 3.7 hereof, which obligations shall survive in accordance with the terms thereof.

Section 12.6           Tag-Along and Drag-Along Rights.

(a)     Tag-Along Rights.  In the event that a Non-Management Member proposes a Transfer of Interests (which, for the avoidance of doubt, shall not include Class B Units) that is otherwise permitted by this Agreement (such transferring Member, in such capacity, the “Selling Member”), other than any Transfer pursuant to Section 12.1(a)(i) or 12.1(a)(ii), then at least twenty days prior to effecting such Transfer, such Selling Member shall give the Company and each other Member written notice of such proposed Transfer.  Each other Member shall then have the right (the “Tag-Along Right”), exercisable by written notice to the Selling Member, to participate in such sale by selling a Pro Rata Share of such other Member’s Common Units on substantially the same terms and subject to the same conditions as the Selling Member (each such participating Member, other than the Selling Member, a “Tagging Member”).  Such terms and conditions shall include, without limitation, (i) the sale consideration and (ii) the provision of information, representations, warranties, covenants and requisite indemnifications; provided, however, that (x) any representations and warranties relating specifically to any Member shall only be made by that Member; and (y) any indemnification provided by the Members (other than with respect to the representations referenced in the foregoing subsection (x)) shall be based solely on the relative Interests being sold by each Member in the proposed sale, in all cases on a several, not joint, basis and shall apply solely with recourse to an escrow established for the benefit of the proposed purchaser (the Members’ contributions to such escrow to be on a pro-rata basis in accordance with the proceeds received from such sale), it being understood and agreed that any such indemnification obligation of an Member shall in no event exceed the net proceeds to such Member from such proposed Transfer; provided, further, however, that, the Management Members, the Outside Members and the Investor Members (other than the Selling Member) shall receive the same amount and form (or a more liquid form) of consideration as the Selling Member in connection with the proposed sale unless they otherwise agree.  The Selling Member and each Tagging Member will be responsible for its proportionate share (based on the Percentage Interest of each such Member participating in such sale) of the costs of the tag-along sale contemplated by this Section 12.6(a) to the extent not paid or reimbursed by the proposed purchaser.

(b)     Drag-Along Rights. (i)  In the event that (x) prior to the third anniversary of the Closing, Members holding Common Units representing a Percentage Interest of at least 60% or (y) following the third anniversary of the Closing, Members holding Common Units representing a Percentage Interest of at least 50% (in their capacity as such under clause (x) or (y), as applicable, under this 12.6(b), the “Dragging Members”) propose to Transfer Interests, other than any Transfer to an Affiliate of any such Dragging Member, and such Interests would represent 100% of the Common Units then owned by such Dragging Members, such Dragging Members shall have the right (the “Drag-Along Right”), upon written notice to the other Members, to require that each other Member join in such sale by selling 100% of such other Member’s Common Units and Profits Interest Units on substantially the same terms as such Dragging Members.  Such terms and conditions shall include, without limitation, (i) the sale consideration and (ii) the provision of information, representations, warranties, covenants and requisite indemnifications; provided, however, that (x) any representations and warranties relating specifically to any Member shall only be made by that Member and (y) any indemnification provided by the Members (other than with respect to the representations referenced in the foregoing subsection (x)) shall be based solely on the relative proceeds being received by each Member in the proposed sale, in all cases on a several, not joint, basis and shall apply solely with recourse to an escrow established for the benefit of the proposed purchaser (the Members’ contributions to such escrow to be on a pro rata basis in accordance with the proceeds received from such sale), it being understood and agreed that any such indemnification obligation of a Member shall in no event exceed the net proceeds to such Member from such proposed Transfer; provided, further, however, that, the Management Members, the Outside Members and the Investor Members (other than the Dragging Members) shall receive the same amount and form (or a more liquid form) of consideration as the Dragging Members in connection with the proposed sale unless they otherwise agree. For purposes of this Section 12.6, for each Member “joining the Selling Member in such sale” or “joining the Dragging Members in such sale”, as the case may be, shall include voting its Interests consistently with the Selling Member or Dragging Members, as the case may be, agreeing to tender and tendering its Interests in connection with any tender or exchange offer, agreeing to waive any applicable appraisal or dissenters’ rights in connection with such transaction, executing and delivering agreements and documents which are being executed and delivered by the Selling Member or Dragging Members, as applicable, and providing such other cooperation as the Selling Member or Dragging Members, as applicable, may reasonably request.  Any expenses incurred for the benefit of the Company or all Members in connection with a drag-along sale contemplated by this Section 12.6(b) that are not paid by the Company or the proposed purchaser shall be paid by the Members in accordance with their respective Percentage Interests.

(ii)           Any Exit Event may be structured as an auction and may be initiated by the delivery to the Company and the other Members of a written notice that the Dragging Members have elected to initiate an auction sale procedure.  The Dragging Members shall be entitled to take all steps reasonably necessary to carry out an auction of the Company, including, without limitation, selecting an investment bank, providing confidential information (pursuant to confidentiality agreements), selecting the winning bidder and negotiating the requisite documentation.  The Company and each Member shall provide assistance with respect to these actions as reasonably requested.

(iii)          In the event that an Exit Event is structured as a sale of Interests by the Members, rather than a sale of the Company’s assets with a subsequent distribution of proceeds by the Company, then the purchase agreement governing such Interest sale will have provisions therein which replicate, to the greatest extent possible, the economic result which would have been attained under Article IX had the Exit Event been structured as a sale of a corresponding portion of the Company’s assets and a distribution of proceeds.  In addition, the purchase agreement governing such Interest sale will have provisions that require the consideration to be received by the Members in such Exit Event to be decreased on a pro rata basis and instead contributed to the Company to the extent necessary to satisfy any obligations of the Company under that certain Warrant issued by the Company to the FDIC in connection with the closing of the transactions contemplated by the FDIC Purchase Agreement.

(c)     Any transaction costs, including transfer taxes and legal, accounting and investment banking fees incurred by the Company and the Selling Member or the Dragging Members and any other Member participating in a Transfer pursuant to Section 12.6(a) or 12.6(b), as applicable, in connection with an Exit Event shall, unless the applicable purchaser refuses, be borne by the Company in the event of a merger, consolidation or sale of assets and shall otherwise be borne by the Members on a pro rata basis based on the consideration received by each Member in such Exit Event; provided that following receipt of notification of any such transaction by the non-initiating Members, no Member shall retain (or shall be reimbursed for the fees and expenses of) independent legal, accounting or investment bankers without the prior written consent of the Company, which will not be unreasonably withheld.

(d)     Notwithstanding anything to the contrary contained herein, the Tag-Along Rights set forth in Section 12.6(a) and the Drag-Along Rights set forth in Section 12.6(b) shall cease to apply from and after an IPO Liquidation following the Initial Public Offering (but subject to the consummation of such Initial Public Offering, to the extent such Initial Public Offering has not occurred at the time of such IPO Liquidation).

Section 12.7           Initial Public Offering.

(a)           Generally.  Subject to Section 12.7(c) and Section 12.7(d), in connection with any proposed Initial Public Offering approved in accordance with this Agreement (including Section 4.11), the Board may (i) amend this Agreement to provide for a conversion of the Company in accordance with Delaware law to a corporation or such other capital structure as the Board may determine, (ii) distribute shares of any Subsidiary of the Company to the Members, (iii) form a subsidiary holding company and distribute its shares to the Members, (iv) move the Company or any successor to another jurisdiction to facilitate any of the foregoing, (v) determine to effect an Initial Public Offering through a sale of shares of InterCo or any other Subsidiary of the Company, or (vi) take such other steps or no steps as it deems necessary to create a suitable vehicle for an offering, including a merger or consolidation of the Company with any of its Subsidiaries, in each such case in accordance with the Delaware Act and applicable law (InterCo, or such other entity (including any successor of the Company) or any such Subsidiary of the Company that effects the Initial Public Offering, the “Registering Entity”), and in each case for the express purpose of facilitating an offering of the securities of such Registering Entity for sale to the public in a registered public offering pursuant to the Securities Act pursuant to an Initial Public Offering (an “IPO Conversion”).  Notwithstanding the foregoing it is currently the expectation that any Initial Public Offering would be effected through the public offering of the stock of InterCo, and as such InterCo would be the Registering Entity (although the Board is not obligated to follow this expectation).

(b)           Implementation of IPO Conversion. Subject to Section 12.7(c) and Section 12.7(d), in connection with any proposed IPO Conversion, at the option of the Board and subject to the approvals required under this Agreement (including Section 4.11) all or any portion of the Interests may be converted into or redeemed for shares (or other equity securities and/or options or restricted shares in the manner described in this Section 12.7) and other rights which, in the aggregate (determined with respect to each class of Interests and with respect to each Tranche such Interests relate to), provide for comparable economic, governance, priority and other rights and privileges as in effect immediately prior to such IPO Conversion (disregarding the tax treatment of such conversion or redemption or the potential tax treatment upon disposition, distribution or realization of any such rights), in each case, to the extent such governance and other rights (other than comparable economic rights) are permitted under applicable laws and regulatory requirements. If any such conversion or redemption is to be effected in accordance with this Agreement, each Member shall consent, and hereby does consent, to such conversion or redemption and shall agree, and hereby does agree, to execute and deliver all agreements, instruments and documents as may be reasonably required in order to consummate such conversion or redemption.  In connection with any proposed IPO Conversion, each Member shall take such actions as may be reasonably required and otherwise cooperate in good faith with the mandates of the Board consistent with this Agreement, in connection with consummating the IPO Conversion (including the voting of any Units (including any voting as may be necessary to effect a transfer by continuation or to authorize an increase in share capital, whether by liquidation of the Company and creation of a new entity, amendment to this Agreement or otherwise), to approve such IPO Conversion and to take any other reasonable actions required in order to effectuate an IPO Conversion).  Notwithstanding anything to the contrary contained herein, this Section 12.7(b) shall be subject in all respects to Section 12.7(c) and Section 12.7(d).

(c)           Certain Terms Relating to IPO Liquidation. Notwithstanding anything to the contrary contained in this Agreement, if, in connection with any IPO Conversion, the Company does not remain in place as a limited liability company and is liquidated or otherwise converted into a corporation or other entity in which shares of common stock of the Registering Entity or an equivalent security or instrument (the “Registering Entity Common Shares,” and together with all other equity interests (including options to acquire Registering Entity Common Shares or any equivalent security or instrument (“Registering Entity Options”), restricted shares (“Registering Entity Restricted Common Shares”) or other capital stock equivalents being collectively referred to herein as the “Registrable Securities”) are distributed to Members in exchange for their Interests herein), and such liquidation has been approved in accordance with Section 4.11 (an “IPO Liquidation”), the terms and conditions of such IPO Liquidation and distribution shall comply with, and be subject to the terms and conditions of, Section 12.7(d).  If such IPO Conversion does not involve an IPO Liquidation of the Company (and distribution of Registrable Securities of the Registering Entity to the Members), then this Agreement shall remain in full force and effect in accordance with its terms until such time as an IPO Liquidation and distribution of Registrable Securities of the Registering Entity to the Members is approved in accordance with Section 4.11, at which time the terms and conditions of such IPO Liquidation and distribution shall comply with, and be subject to the terms and conditions of, Section 12.7(d). To the extent permitted by applicable law, if, in connection with, or at any time following, the Initial Public Offering, with the requisite approval described in Section 4.11, an IPO Liquidation occurs and the Registrable Securities of the Registering Entity are distributed to the Members in accordance with Section 12.7(d), then the Company shall and shall cause the Registering Entity to enter into (x) a shareholders agreement with the Members that receive Registrable Securities of the Registering Entity with such terms as are necessary or appropriate to provide, to the greatest extent possible under applicable law and regulatory requirements, the continuation of the rights to nominate and designate directors to the board of directors of the Registering Entity and to continue the approval requirements set forth in Section 4.11 and (y) a Registration Rights Agreement as provided in Section 12.8.

(d)           Implementation of IPO Liquidation.

(i)                 Liquidation of the Company. Notwithstanding anything to the contrary contained herein, at any time that a liquidation of the Company occurs in anticipation of an Initial Public Offering or after an Initial Public Offering, if such action is approved in accordance with Section 4.11, the Company shall take all actions as are necessary or appropriate to cause an exchange of Interests held by the Members as contemplated by, and subject to the terms and conditions of, this

Section 12.7(d) as part of the IPO Liquidation.  The principles described in this Section 12.7(d) shall also apply in the event of a liquidation of the Company that occurs in accordance with this Agreement and is not in anticipation of or following an Initial Public Offering (but excluding a liquidation in connection with the winding down of the business of the Company and its Subsidiaries in accordance with Section 13.1 or Section 13.2; it being understood that such principles shall be appropriately modified (without altering the equitable manner in which such liquidation is to be affected as described in the principles set forth in this Agreement) as necessary to reflect the fact that the securities received by the Members in such liquidation will not immediately be publicly traded.

(ii)           Proposed Liquidation Adjustment.

(1)                  Proposal.  In connection with an IPO Liquidation approved under this Agreement (including Section 4.11), after taking into account the principles described in this Section 12.7(d) and other applicable principles set forth in this Agreement, the Board shall (before the occurrence of the IPO Liquidation or, if reasonably necessary in order to facilitate the occurrence of the IPO Liquidation and/or the calculations hereunder on a timely basis, coincident with or promptly following the IPO Liquidation) deliver to the Original Management Members who then hold Profits Interest Units a detailed summary of the manner in which the Board proposes to make adjustments, substitutions, exchanges and/or modifications (the “Proposed Liquidation Adjustment”) in respect of the Profits Interest Units as a result of the IPO Liquidation (which summary shall include the amount and all material terms (including the vesting criteria and conversion ratios) of each class or type of the Registrable Securities of the Registering Entity that the Board proposes to issue, adjust, substitute, exchange or modify, or cause to be issued, adjusted, substituted, exchanged or modified, (segregated by Member based on the applicable Tranche to which such Member’s Interests relate; provided that the actual numbers, values or amounts with respect to each Member shall only be provided to the Original Management Members so as to maintain the confidentiality of same) (the “Proposed Liquidation Adjustment Summary”).

(2)                  Preservation of Economic Value. The Proposed Liquidation Adjustment Summary shall be prepared, and any IPO Liquidation shall be effected, taking into account the principles described in this Section 12.7(d) and other applicable principles set forth in this Agreement.  As more specifically described in Section 12.7(d)(iii), the number and type of Registrable Securities of the Registering Entity issued to the Original Management Members in connection with the IPO Liquidation with respect to Profits Interest Units held by such Original Management Members shall replicate the sum of (x) the Intrinsic Value of such Profits Interest Units at the time of such IPO Liquidation (as represented by the Registering Entity Common Shares or Registering Entity Restricted Common Shares, as applicable depending on the status of the vesting of such Profits Interest Units at such time and after giving effect to the IPO Share Price at such time) and (y) the option value of the Profits Interest Units at the time of the IPO Liquidation (as reflected in the number and terms of vested and unvested Registering Entity Options), in each case, on a pre-tax basis, as determined on an equitable basis as compared to the rights (both intrinsic and option value) such Profits Interest Units had in respect of profits of the Company immediately prior to the IPO Liquidation, without, unless such IPO Liquidation is a Post-Three Year IPO Liquidation described in the following proviso, any downward adjustment in the number of Registering Entity Options as a result of the relative risks and benefits associated with the issuance of the number of Registering Entity Common Shares and Registering Entity Restricted Common Shares relative to the Profits Interest Units held; provided that in the case of any IPO Liquidation occurring after the third anniversary of the Closing in connection with, in anticipation of or following an Initial Public Offering (a “Post-Three Year IPO Liquidation”), the exchange of the Profits Interest Units for a combination of Registering Entity Common Shares, Registering Entity Restricted Common Shares and Registering Entity Options issued to the Management Members or Inactive Management Members, as applicable, shall still maintain the economic value of the Profits Interest Units held by the Management Members or Inactive Management Members, as applicable, prior to such IPO Liquidation (with the economic value of such Profits Interest Units prior to such IPO Liquidation, for purposes of such comparison, being determined using the Black-Scholes Value thereof (as described in clause (1) of the definition thereof) and the economic value of the securities received in such IPO Liquidation, for purposes of such comparison, being determined by reference to the value of the Registering Entity Common Shares or Registering Entity Restricted Common Shares issued to the Management Members or Inactive Management Members, as applicable, based on the IPO Share Price and the value of the Registering Entity Options being determined using the Black-Scholes Value thereof (as described in clause (2) of the definition thereof)), which exchange is intended to reflect a downward adjustment in the number of Registering Entity Options as compared to an IPO Liquidation that is not a Post-Three Year IPO Liquidation as a result of the relative risks and benefits associated with the issuance of the number of Registering Entity Common Shares and Registering Entity Restricted Common Shares relative to the Profits Interest Units held.  Subject to the foregoing and Section 12.7(d)(iii) below, the intent, among others, with respect to the calculation of the number of Registering Entity Common Shares or Registering Entity Restricted Common Shares, on the one hand, and the number of Registering Entity Options, on the other hand, is to maintain the economic value that existed in the total number of Profits Interest Units held by the Management Members prior to the IPO Liquidation to the profits of the Company in distributions under Article IX hereof had the Company remained in place without such IPO Liquidation (but recognizing that it is not possible to perfectly replicate the returns post-IPO Liquidation).

(iii)          Example.  The Members hereby agree that the following contains a more specific description of the treatment of the Interests of the Company in an

IPO Liquidation that is implemented in a manner consistent with the principles described in this Section 12.7(d):

(1)                  Assumptions.  For purposes of this Section 12.7(d)(iii), it is assumed that, in respect of the Common Units held by each Member, each such Member will receive one Registering Entity Common Share (and, to the extent a different conversion ratio is utilized in connection with the IPO Liquidation, the examples described herein relating to the Profits Interest Units would be adjusted after giving effect to such conversion ratio). Furthermore, it is assumed that the businesses and assets subject to the Initial Public Offering constitute all of the Company’s and its Subsidiaries’ businesses and assets and that no Adjustment Events have occurred prior to the IPO Conversion that would make the following examples inequitable.

(2)                  Vested Profits Interest Units.  In respect of the Vested Profits Interest Units held by the Management Members and Inactive Management Members immediately prior to the IPO Liquidation, each holder of a Vested Profits Interest Unit shall receive the following in respect of each such Vested Profits Interest Unit:

(A)          a fraction of a Registering Entity Common Share, the numerator of which fraction is the Intrinsic Value of such outstanding Vested Profits Interest Unit and the denominator of which is the IPO Share Price (the “Common Share Conversion Factor”);

(B)           if (x) the IPO Liquidation (or any other liquidation of the Company) is occurring prior to the third anniversary of the Closing or if there is a liquidation of the Company that occurs at any time which is not in connection with, in anticipation of or following, an Initial Public Offering, then, in each case, with respect to each such Vested Profits Interest Unit, such holder of a Vested Profits Interest Unit shall receive a fraction of a Registering Entity Option equal to one minus the Common Share Conversion Factor and (y) if the IPO Liquidation is a Post-Three Year IPO Liquidation, then with respect to each such Vested Profits Interest Unit, such holder of a Vested Profits Interest Unit shall receive a fraction of a Registering Entity Option, the numerator of which fraction is the Black-Scholes Value of such applicable Profits Interest Unit (determined by reference to clause (1) of the definition thereof) minus the value of the fraction of the Registering Entity Common Share received in respect of such Profits Interest Unit as described in clause (A) above and the denominator of which is the Black-Scholes Value of one Registering Entity Option (determined by reference to clause (2) of the definition thereof) (such resulting amount under clause (x) or

(y) above, as applicable under the circumstances of such IPO Liquidation or other liquidation, the “Option Conversion Factor”);

(C)           there shall be established a dividend equivalent right in exchange for each such Vested Profits Interest Unit in an amount per-common share equal to the Option Conversion Factor that shall entitle the Management Member or Inactive Management Member, as applicable, to receive the benefit of any dividends paid on the Registering Entity Common Shares following the IPO Liquidation; and

(D)          the Registering Entity Options received under clause (B) above shall (w) have an exercise price per share equal to the IPO Share Price (unless otherwise required by Section 409A of the Code), (y) be fully vested and exercisable on the date of grant and (z) shall have an expiration date on the tenth anniversary of the date on which the IPO Liquidation occurs.

(3)                  Unvested Profits Interest Units.  In respect of the Unvested Profits Interest Units held by the Management Members and Inactive Management Members immediately prior to the IPO Liquidation, each holder of an Unvested Profits Interest Unit shall receive the following in respect of each such Unvested Profits Interest Unit:

(A)          a fraction of a Registering Entity Restricted Common Share equal to the Common Share Conversion Factor, and (1) the restrictions on such restricted shares shall lapse and cease to exist as provided in clause (D) below (in the case of Registering Entity Restricted Common Shares received in exchange for an Unvested IRR-Based Profits Interest Unit) or in accordance with the terms of the Management Profits Interest Unit Agreement (i.e., will remain subject to the same time-based vesting schedule) (in the case of Registering Entity Restricted Common Shares received in exchange for an Unvested Time-Based Profits Interest Unit), and (2) the holder of such Registering Entity Restricted Common Share shall be entitled to an aggregate payment from the Registering Entity at the time the vesting restrictions applicable to such Registering Entity Restricted Common Share have been satisfied in an amount equal to the amount of all dividends that would have been paid to the Registering Entity Restricted Common Shares from and after such IPO Liquidation to the date such vesting restrictions lapse had such Registering Entity Restricted Common Shares not been subject to such vesting restrictions and were instead entitled to participate in dividends on the same basis as the Registering Entity Common Shares;

(B)           a fraction of a Registering Entity Option equal to the Option Conversion Factor, which Registering Entity Options shall (w) have an exercise price per share equal to the IPO Share Price (unless otherwise required by Section 409A of the Code), (y) in the case of a Registering Entity Option received in exchange for an Unvested Time-Based Profits Interest Unit, only be exercisable from and after the time the applicable Unvested Time-Based Profits Interest Unit would have vested in accordance with the terms of the Management Profits Interest Unit Agreement (i.e., will remain subject to the same time-based vesting schedule) or in the case of a Registering Entity Option received in exchange for an Unvested IRR-Based Profits Interest Unit, only be exercisable at such time as provided in clause (D) below and (z) shall have an expiration date on the tenth anniversary of the date on which the IPO Liquidation occurs;

(C)           there shall be established a dividend equivalent right in exchange for each such Unvested Profits Interest Unit in an amount per-common share equal to the Option Conversion Factor and the holder of such Registering Entity Options shall be entitled to an aggregate payment from the Registering Entity at the time the vesting restrictions applicable to such Registering Entity Options have been satisfied in an amount equal to the amount of all dividends that would have been paid to the Registering Entity Options from and after such IPO Liquidation to the date such vesting restrictions lapse had the vesting restrictions applicable thereto been satisfied and the options thereby exercised at all times following the IPO Liquidation; and

(D)          In respect of the vesting restrictions applicable to the Registering Entity Restricted Common Shares and Registering Entity Options received by the Management Members or Inactive Management Members, as applicable, in exchange for the Unvested IRR-Based Profits Interest Units as described in clause (3)(A) and (3)(B) above, on the first Business Day to occur following the date that is four-months after the date of the IPO Liquidation if such IPO Liquidation occurs substantially concurrent with the Initial Public Offering (or, to the extent the IPO Liquidation occurs after the Initial Public Offering, on the first Business Day after the IPO Liquidation that occurs at least four months following the Initial Public Offering) (such initial Business Day, the “IRR-Vesting Initial Determination Date”), and, if necessary, on the first calendar day of each month after the IRR-Vesting Initial Determination Date, the Company shall determine whether the vesting restrictions applicable thereto have been achieved, with such determination being made by calculating the

IRR Tranche Hurdle applicable to the Tranche of Unvested IRR-Based Profits Interest Units received as follows: if (x) the aggregate amount and timing of distributions under Sections 9.1(a)(i) and 9.1(a)(iii) in respect of return of capital contributions to holders of Common Units in respect of the Tranche to which the IRR Based Profits Interest Units relate and the distributions of profits prior to the achievement of the Tranche IRR Hurdle, (y) the aggregate amount of the dividends paid (taking into account the timing of such dividends) per share of Registering Entity Common Shares between the date of the IPO Liquidation and the date of such calculation multiplied by the number of Common Units in such Tranche plus (z) the product of (1) the volume weighted average stock price (determined on an ex-dividend basis with respect to dividends included in the foregoing provision) for the Registering Entity Common Shares in the 90 calendar days immediately preceding such applicable date of determination multiplied by (2) the number of Common Units in such Tranche, would satisfy the Tranche IRR Threshold if the amount described in clause (z) were distributed to such holders in respect of such Common Units for such Tranche (and after giving effect to the amount and timing of the distributions and dividends described in clause (x) and (y) above), then the vesting restrictions applicable to the Registering Entity Restricted Common Shares and Registering Entity Options shall be satisfied and no longer subject to any further vesting restrictions.

(4)                  No Adjustment for Taxes; Section 409A. For the avoidance of doubt, no adjustment shall be made for differences in the tax treatment of Registrable Securities relative to Profits Interest Units. The Proposed Liquidation Adjustment shall be structured in a manner intended to not violate Section 409A of the Code, to the extent subject thereto.

(5)                  Dispute Resolution. The Deciding OMM shall have five Business Days following receipt of the Proposed Liquidation Summary to challenge in writing (with reasonable detail) the Proposed Liquidation Summary. In the case of such a challenge, the Board and the Original Management Members shall negotiate in good faith to resolve such dispute for no more than two Business Days, and if such dispute is not so resolved in such period, the dispute shall be submitted to an independent accounting firm, investment bank or valuation firm of nationally recognized standing or other arbitrator mutually agreed upon by the Board and the Deciding OMM (the “Liquidation Appraiser”) for resolution within 10 Business Days, and the determination of such third party shall be final and binding on the Members and the Company (provided that if such third party approves the Proposed Liquidation Adjustment without any significant modification, then the Original Management Members (on a pro rata basis by reference the relative Fair Market Value of their respective Profits

Interest Units) shall bear the costs and expenses of such third party; otherwise, the Company shall bear such costs and expenses).

(6)                  Liquidation Adjustment. Following the distribution of the Proposed Liquidation Summary in accordance with the foregoing, if (x) the Deciding OMM does not exercise its rights under Section 12.7(d)(iii)(5) within the time period specified therein, (y) the Deciding OMM and the Board agree on an alternative Proposed Liquidation Adjustment or (z) the Liquidation Appraiser makes a final and binding determination, the Board shall take such actions as are necessary and appropriate (including causing such actions to be taken by the Registering Entity to the extent applicable) to implement the Proposed Liquidation Adjustment (as described in the Proposed Liquidation Summary, as agreed by the Deciding OMM and the Board or as determined by the Liquidation Appraiser, as applicable); it being understood that such actions may take effect before, promptly following or coincident with the IPO Liquidation, as appropriate in light of the circumstances as determined by the Board.

(iv)          Definitions.  For purposes of this Section 12.7(d), the following terms shall have the following meanings:

(A)          “Average Qualifying Bank Volatility” means, as of any determination date, the lesser of (x) 40.0% and (y) the simple (and not weighted) average of the Individual Qualifying Bank Volatilities of each Qualifying Bank.

(B)           “Individual Qualifying Bank Volatility” means with respect to each Qualifying Bank, as of any determination date, an amount expressed as a percentage equal to the historic volatility in the publicly traded stock price of such Qualifying Bank for the 10-year period prior to such date of determination, with such volatility being determined using customary and standard methods of computation in the industry and giving effect to any stock splits, stock dividends or other recapitalization or restructuring transactions typically and customarily taken into account in determining such volatility.

(C)           “Black-Scholes Value” means:

(1)           in respect of a Profits Interest Unit of a particular Tranche, the value of such Profits Interest Unit using the Black-Scholes calculation method for valuing options, as determined immediately prior to the IPO Adjustment, using the following assumptions: (i) the volatility is the Average Qualifying Bank Volatility, (ii) the exercise price is the price per Common Unit paid by the Members for Common Units relating to the Tranche to which such Profits Interest Unit relates minus the amount of distributions (per Common Unit) received by the

Members in respect of the Common Units held by such Members that relate to the Tranche to which such Profits Interest Units relate, (iii) the current stock price is the IPO Share Price, (iv) the maturity or expiration date is 10 years from the date of the IPO Adjustment, (v) the risk free interest rate to be used for such Profits Interest Units shall be an amount equal to the SWAP Rate, and (vi) the dividend yield is the current dividend yield per Registering Entity Common Share at the time of such IPO Liquidation (or in the event that the IPO Liquidation is occurring in anticipation of, but prior to, an Initial Public Offering, such dividend yield as is currently reflected in the dividend policy of the Registering Entity at the time of such IPO Liquidation); and

(2)           in respect of a Registered Entity Option, the value of such Registered Entity Option using the Black-Scholes calculation method for valuing options, as determined immediately prior to the IPO Adjustment, using the following assumptions: (i) the volatility is the Average Qualifying Bank Volatility, (ii) the exercise price is IPO Share Price, (iii) the current stock price is the IPO Share Price, (iv) the maturity or expiration date is 10 years from the date of the IPO Adjustment, (v) the risk free interest rate to be used for such Profits Interest Units shall be an amount equal to the SWAP Rate, and (vi) the dividend yield is the current dividend yield per Registering Entity Common Share at the time of such IPO Liquidation (or in the event that the IPO Liquidation is occurring in anticipation of, but prior to, an Initial Public Offering, such dividend yield as is currently reflected in the dividend policy of the Registering Entity at the time of such IPO Liquidation).

(D)          “Intrinsic Value” means, with respect to a Profits Interest Unit of a particular Tranche, an amount equal to the proceeds that would be delivered to a holder of such Profits Interest Unit assuming a sale of all assets of the Company at the value implied by the IPO Share Price, but disregarding any vesting requirements applicable to the Profits Interest Units.

(E)           “IPO Share Price” means (1) if the IPO Liquidation is to occur in anticipation of, and in connection with an Initial Public Offering, the price per Registering Entity Common Share paid by the underwriters in such Initial Public Offering, or (2) if the IPO Liquidation is to occur at any time following the consummation of the Initial Public Offering, the price per Registering Entity Common Share on the close of business on the day immediately prior to the IPO Liquidation.

(F)           “Qualifying Banks” means, as of any determination date, all U.S. federal or state chartered bank or thrift institutions (or their respective holding companies) that (w) file, as of such date of determination, reports with the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, (x) have common equity securities traded on a national securities exchange or automated quotation system in the United States for no less than 10 years, and have been so traded on such exchange or system for the ten consecutive years prior to such date of determination, and (y) have between U.S.$ 5,000,000,000 and U.S.$50,000,000,000 in assets, as reflected on the consolidated balance sheet of such entity set forth in the consolidated balance sheet included in the quarterly report of such entity publicly available and filed with the SEC for the most recently ended quarterly period prior to such date of determination.

(G)           “Swap Rate” means the rate (rounded to the nearest one-thousandth of one percent) appearing on Reuters Screen ISDAFIX1 Page (or on any successor to or substitute for such page providing rate quotations comparable to those currently provided on such page, for purposes of providing quotations of interest rates applicable to a AAA-rated money market swap bid rates for a maturity equal to 10 years) at approximately 11:00 a.m., New York City time, two Business Days prior to the relevant date of determination, as the AAA-rated money market swap bid rate for a maturity equal to 10 years.

Section 12.8           Registration Rights in the Case of an IPO Liquidation.

(a)     Registration Rights.  The Members hereby acknowledge that, if an IPO Liquidation is anticipated to occur simultaneously with an Initial Public Offering pursuant to, and in accordance with, Sections 12.7(c) and (d) hereof, then prior to effecting such Initial Public Offering and such IPO Liquidation, the Company shall cause the Registering Entity to enter into a customary registration rights agreement with each of the Members that receives Registrable Securities of the Registering Entity and such other shareholders as may be agreed upon by the Board with the consent of Members of Common Units holding a Percentage Interest of at least 60% (collectively, the “Holders of Registrable Securities”), pursuant to which the Holders of Registrable Securities will be granted customary demand and “piggyback” registration rights in respect of the Registrable Securities of the Registering Entity held by such Holders of Registrable Securities, on the terms set forth in and not inconsistent with this Section 12.8. If an IPO Liquidation does not occur at the time of the Initial Public Offering, the registration rights of the Members shall be governed by Section 12.9 (and not this Section 12.8); provided, however, immediately prior to such time as an IPO Liquidation which is effected following such Initial Public Offering, the registration rights of the Members shall be governed by a registration rights agreement containing the terms described in this Section 12.8 (and not Section 12.9) and the registration rights agreement entered into in accordance with Section 12.9(a) at the time of the Initial Public Offering shall be amended and restated in its entirety to contain the applicable terms described in this Section 12.8.  The registration rights agreement described in this Section 12.8 and the registration rights agreement described in Section 12.9 (until such time as there is an

IPO Liquidation occurs at or following an Initial Public Offering) shall be referred to herein, as applicable, as the “Registration Rights Agreement.”  The following provisions of this Section 12.8 shall only be operative if there has been an IPO Liquidation in accordance with Section 12.7(d) or otherwise on or following an Initial Public Offering.

(b)     Demand Rights.  Following an Initial Public Offering, each of the Members listed on Schedule 12.8 (such Member, following an IPO Liquidation, being referred to herein as a “Demand Shareholder”) shall have the right to cause the Registering Entity to file under the Securities Act a registration statement with respect to all or a portion of such Member’s Registrable Securities in the Registering Entity (a “Shareholder Demand Registration”) and to select the managing underwriter (which shall be of nationally recognized reputation) to administer the offering contemplated by the Shareholder Demand Registration, and to use best efforts to cause such registration statement to become effective; provided, however, that (i) no Demand Shareholder shall be entitled to effect a Shareholder Demand Registration more than the number of times listed opposite its name on Schedule 12.8; provided, however, that in the event a Demand Shareholder exercises its rights under this Section 12.8(b) and is unable as a result of the operation of Section 12.8(e) to sell at least 75% of the Registrable Securities proposed to be sold by such Demand Shareholder in such Shareholder Demand Registration, such Shareholder Demand Registration shall not count against the foregoing limitation on the number of Shareholder Demand Registrations such Demand Shareholder is permitted to make pursuant to Schedule 12.8; (ii) the Registering Entity shall not be required to file and cause to become effective more than two (2) registration statements in any twelve (12)-month period; and (iii) the value of the registrable securities that are proposed to be sold in such Shareholder Demand Registration by such Demand Shareholder shall be at least the lesser of $50,000,000 and the value of all Registrable Securities held by such Demand Shareholder. Any such Shareholder Demand Registration shall be subject to piggyback rights as described under Section 12.8(d) below and the limitations described in Section 12.8(e).

(c)     Shelf Registration Rights.  Members holding Registrable Securities representing at least 60% of all Registrable Securities as of the date of the IPO Liquidation shall have the right to cause the Registering Entity to file a registration statement with the SEC on Form S-3 (provided that the Registering Entity is eligible to use such form) for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act and to use reasonable best efforts to cause such registration statement to become effective and to maintain the effectiveness of such shelf registration statement with respect to all or a portion of such Members’ Registrable Securities in the Registering Entity (a “Shelf Demand Registration”).  The Registration Rights Agreement shall contain customary provisions regarding circumstances where one shelf registration may or may not be accessed by Members holding Registrable Securities and, with respect to the level of assistance the Registering Entity shall provide in facilitating sales through the Shelf Demand Registration.  The Registering Entity shall not be obligated to file more than one Shelf Demand Registration in any twelve-month period.

(d)     Piggyback Rights.

(i)            Subject to Section 12.8(e), the Registration Rights Agreement will provide that each Holder of Registrable Securities will be entitled to elect to participate, directly or indirectly, in a sale of Registrable Securities of the

Registering Entity (A) if the Registering Entity proposes to register Registrable Securities (other than (x) a registration on Form S-4, S-8 or a comparable form, or (y) a registration of securities solely relating to an offering and sale to employees pursuant to any employee stock plan or other employee benefit plan arrangement), including as a part of a shelf registration, or (B) if there is a proposed Shareholder Demand Registration pursuant to Section 12.8(b) above (any such proposed registration described in clause (A) or (B), a “Proposed Registration”), in each case as described in paragraph (ii) below.

(ii)           The Registering Entity shall provide written notice (the “Shareholder Piggyback Notice”) to each Holder of Registrable Securities of any Proposed Registration promptly following the Registering Entity’s determination to effect a Proposed Registration or upon its receipt of notice of such Shareholder Demand Registration. Such Shareholder Piggyback Notice shall set forth the principal terms and conditions of the issuance, including the proposed offering price (or range of offering prices) and the anticipated filing date of the registration statement.  Each Holder of Registrable Securities that has received the Shareholder Piggyback Notice shall have a period of ten (10) Business Days from the date the Shareholder Piggyback Notice is delivered to such holder within which to elect to include all or a portion of its Registrable Securities in the Registering Entity, at the price and upon the terms specified in the Shareholder Piggyback Notice, by delivering an irrevocable written notice (the “Shareholder Piggyback Election Notice”) to the Registering Entity.  If any such Holder of Registrable Securities does not deliver a Shareholder Piggyback Election Notice to the Registering Entity as described in the Shareholder Piggyback Notice within the foregoing 10-Business Day period, such holder shall be deemed to have irrevocably waived any and all rights under this Section 12.8(d) with respect to the Proposed Registration (but not with respect to future Proposed Registrations in accordance with this Section 12.8).

(e)     Cutbacks; Other Restrictions.

(i)            In the case of an underwritten offering under this Section 12.8, the aggregate number of Registrable Securities to be included in a Proposed Registration shall not exceed the number of Registrable Securities that the managing underwriters in good faith advise the Company in writing that can be sold in such offering without being likely to have a material and adverse effect on the price, timing or distribution of the Registrable Securities offered or the market for such Registrable Securities.

(ii)           In the case of a Proposed Registration that is initiated by the Registering Entity, such Registrable Securities shall be subject to the following priority: (A) first, to the Registering Entity for any Registrable Securities that it proposes to issue and sell for its own account; (B) second, to the Holders of Registrable Securities pursuant to the Registration Rights Agreement, pro rata in accordance with their respective ownership of such Registrable Securities (but, for any such holder, not to exceed the amount requested to be included in such holder’s Shareholder Piggyback Election Notice); and (C) thereafter, to any other Persons for whom the Company is obligated to register Registrable Securities pursuant to other registration rights agreements.

(iii)          In the case of a Proposed Registration that is initiated by a Holder of Registrable Securities pursuant to its rights to a Demand Registration, such Registrable Securities shall be subject to the following priority: (A) to the Holders of Registrable Securities pursuant to the Registration Rights Agreement, pro rata in accordance with their respective ownership of such Registrable Securities (but, for any such holder, not to exceed the amount requested to be included in such holder’s Shareholder Piggyback Election Notice); (B) second, to the Registering Entity for any Registrable Securities that it proposes to issue and sell for its own account; and (C) thereafter, to any other Persons for whom the Registering Entity is obligated to register Registrable Securities pursuant to other registration rights agreements.

(iv)          Until the date that is 18 months from the date of consummation of the Initial Public Offering, no Management Member shall be permitted to exercise its rights under this Section 12.8 to sell or otherwise Transfer a number of shares in any registered offering to the extent that after giving effect to such sale or Transfer, such Management Member shall have sold Common Units or Registrable Securities representing a greater percentage of the aggregate vested Common Units or Registrable Securities held by such Management Member than the percentage of the aggregate Common Units or Registrable Securities theretofore issued to the Non-Management Members represented by all Common Units or Registrable Securities theretofore sold by the Non-Management Members.

(f)      Registration Rights Agreement.  The Registration Rights Agreement shall include:

(i)            customary provisions permitting the Registering Entity to delay or decline to file a registration statement or to withdraw a registration statement under certain circumstances;

(ii)           provisions effectuating the limitations set forth in Section 12.8(e); and

(iii)          such other provisions that are reasonable and customary for registration rights agreement for a company in the business and of the size and valuation as the Registering Entity at the time of entering into the Registration Rights Agreement.

Section 12.9           Registration Rights in the Absence of an IPO Liquidation.

(a)     Registration Rights.  The Members hereby acknowledge that, if and for so long as the Company does not undergo an IPO Liquidation in anticipation of, or following the Initial Public Offering, under Section 12.7(d), then prior to effecting an Initial Public Offering the

Company shall enter into a customary registration rights agreement with the Registering Entity pursuant to which the Company will be granted customary demand and “piggyback” registration rights in respect of registrable securities of the Registering Entity held by the Company on the terms set forth in and not inconsistent with this Section 12.9. The following provisions of this Section 12.9 shall only be operative for so long as there has not been an IPO Liquidation in accordance with Section 12.7(d) or otherwise on or following an Initial Public Offering.

(b)     Demand Rights.  At any time in connection with or after an Initial Public Offering, the Demand Investors shall have the right, by delivering a joint written notice to the Company (a “Demand Investor Notice”) to cause the Company to exercise its demand rights under the Registration Rights Agreement (an “Investor Demand Registration”) such that the Company causes the Registering Entity to register and sell publicly up to a number of LLC Owned Shares equal to the sum (such sum being referred to herein as the “Demand LLC Owned Shares”) of (x) the number of Individual Attributable Common Shares that such Demand Investors requested to be included in such Investor Demand Registration as set forth in the Demand Investor Notice plus (y) a number of LLC Owned Shares equal to the product of (1) the aggregate number of Individual Attributable Common Shares held by all Members (other than the Demand Investors requesting such Investor Demand Registration) and (2) the Individual Demand Percentage applicable to such Investor Demand Registration as set forth in the Demand Investor Notice (the amount of Individual Attributable Common Shares calculated pursuant to clause (y), the “Dragged LLC Owned Shares”), which shall be allocated to each Member (other than the Demand Investors requiring such Investor Demand Registration) according to such Member’s Individual Ownership Percentage.  Upon receipt by the Company of a Demand Investor Notice, the Company shall promptly deliver a written notice to each other Member regarding such proposed registration (such notice to include the Individual Demand Percentage exercised by such Demand Investors, and the corresponding number of Dragged LLC Owned Shares relating to each other Member which will be included in such Investor Demand Registration). Within five (5) days of the Company’s receipt of the Investor Demand Registration, the Company shall deliver a notice of demand to the Registering Entity which shall include the request to register and sell publicly the Demand LLC Owned Shares. In any Investor Demand Registration, the Demand Investors requesting such registration shall have the right, upon notice to the Company, to select the managing underwriter (which shall be of nationally recognized reputation) to administer the offering contemplated by the Investor Demand Registration. Upon the receipt of such notice, the Company shall, pursuant to rights to be granted to the Company under the Registration Rights Agreement, cause such managing underwriter (as identified by the Demand Investors) to be selected by the Registering Entity for such offering. The Members acknowledge and agree that any cutbacks or other restrictions on any Investor Demand Registration under the Registration Rights Agreement will affect each of the Members on a pro rata basis (based on the number of Demand LLC Owned Shares then related to each such Member).  The Company shall distribute the proceeds of the sale of any Demand LLC Owned Shares that are the subject of an Investor Demand Registration to the Members in accordance with the provisions of Article IX.  Demand Investors may withdraw an Investor Demand Registration at any time prior to its effectiveness by the SEC by delivering a joint written notice to the Company.  Upon receipt of a notice of withdrawal from the Demand Investors, the Company shall, and shall cause the Registering Entity to, cease all efforts to secure effectiveness of the applicable registration statement.

(c)     Piggyback Rights.  If, pursuant to the Registration Rights Agreement, the Registering Entity proposes to register for sale any of its equity securities, the Company shall deliver written notice (the “LLC Piggyback Notice”) to each of the Members regarding such proposed registration (such LLC Piggyback Notice to include the number of equity securities that the Registering Entity proposes to register in such registration (the “Incidental Holdings Shares”).  Such LLC Piggyback Notice shall set forth the principal terms and conditions of the issuance, including the proposed offering price (or range of offering prices) and the anticipated filing date of the registration statement.  Within 5 Business Days of such Members’ receipt of the LLC Piggyback Notice, if the Piggyback Investors determine to exercise, on behalf of the Company, the “piggyback rights” in whole or in part, then the Piggyback Investors shall deliver a joint written instruction (the “Piggyback Response Instruction”) to the Company stating that such Piggyback Investors have elected to exercise the “piggyback rights” on behalf of the Company, such notice to include (x) the amount of LLC Owned Shares that such Piggyback Investors have elected to include in such “piggyback” registration plus (y) a number of LLC Owned Shares equal to the product of (1) the aggregate number of Individual Attributable Common Shares held by all Members (other than the Piggyback Investors electing to exercise the “piggyback rights” on behalf of the Company) and (2) the Individual Demand Percentage applicable to such registration as set forth in the Piggyback Response Instruction.  Upon receipt by the Company of a Piggyback Response Instruction, the Company shall promptly (i) deliver a written notice to each other Member regarding such proposed registration (such notice to include the amount of LLC Owned Shares that the Piggyback Investors have elected to include in such “piggyback” registration, and the corresponding number of LLC Owned Shares relating to each other Member which will be included in such “piggyback” registration (the “Individual Piggyback Shares”)) and (ii) deliver a notice to the Registering Entity, which shall include the request to register and sell publicly the aggregate number of LLC Owned Shares indicated in the Piggyback Response Instruction and the aggregate number of LLC Owned Shares relating to each other Member which will be included in such “piggyback” registration.  The Company shall distribute the proceeds of the sale of any Individual Piggyback Shares that are included in such “piggyback” registration to the Members in accordance with Article IX.  The Members acknowledge and agree that any cutbacks or other restrictions on any “piggyback” registration under the Registration Rights Agreement will affect each of the Members on a pro rata basis (based on the number of Individual Attributable Common Shares then related to each such Member).

(d)     For purposes of this Section 12.9, the following terms shall have the following meanings: (i) “Aggregate LLC Owned Shares” means, as of any date of determination, the aggregate number of shares of common stock of the Registering Entity that are held by the Company as of such date of determination, (ii) “Individual Ownership Percentage” means, as to any individual Member as of any date of determination, the percentage obtained by dividing (x) the number of Common Units held by such Member as of such date of determination by (y) the number of Common Units held by all Members as of such date of determination, (iii) “LLC Owned Shares” means, as of any date of determination, any shares of common stock of the Registering Entity that are held by the Company as of such date of determination, (iv) “LLC Percentage” means, as of any date of determination, the percentage obtained by dividing (x) the Aggregate LLC Owned Shares as of such date of determination by (y) the aggregate number of registrable securities (to be customarily defined in the Registration Rights Agreement) held by all shareholders that are parties to the Registration Rights Agreement (including the Company) as of such date of determination, (v) “Individual Attributable Common Shares” means, as to any Member on any date of determination, the number of LLC Owned Shares equal to the Aggregate LLC Owned Shares multiplied by the Individual Ownership Percentage of such Member as of such date of determination, (vi) “Individual Demand Percentage” means, as to any Investor Demand Registration made by the Demand Investors, means a percentage equal to the actual number of LLC Owned Shares that such Demand Investors requested to be included in such Investor Demand Registration divided by the number of Individual Attributable Common Shares then related to such Demand Investors (it being understood that such percentage may never exceed 100%).

Section 12.10         Certain Affiliated Transfers.  No Member shall avoid its obligations under this Agreement by making one or more Transfers of Interests to its Affiliates and then disposing of all or any portion of such Member’s interest in any such Affiliate (or a direct or indirect parent thereof) transferee without first Transferring all of the Interests back from its Affiliate so that the Affiliate whose interests are disposed of no longer holds any Interests in the Company.  Each Investor Member and Outside Member shall cause its Affiliates not to Transfer to Third Parties in one or more transactions equity interests in entities that, directly or indirectly, beneficially own Interests (such entities, as they relate to such Investor Member or Outside Member, as the case may be, are hereinafter referred to as “Upper Tier Entities”) for the primary purpose of avoiding such Member’s obligations under this Agreement; provided, however, that the foregoing (i) shall not apply to transfers in Upper Tier Entities solely in connection with a change of individual’s employment status within such Upper Tier Entity so long as such change relates to all of the investments held by such Upper Tier Entity in a similar manner, and (ii) shall not apply to transfers in Upper Tier Entities that occur in the ordinary course and consistent with past practice.

ARTICLE XIII

DISSOLUTION, LIQUIDATION AND TERMINATION

Section 13.1           Dissolving Events.  The Company shall be dissolved and its affairs wound up in the manner hereinafter provided upon the happening of any of the following events:

(a)     the Board and the Members shall vote or agree in writing to dissolve the Company pursuant to the required votes set forth in Section 3.3(d), Section 4.3 and Section 4.11, respectively; or

(b)     any event which, under applicable law, would cause the dissolution of the Company; provided that, unless required by applicable law, the Company shall not be wound up as a result of any such event and the business of the Company shall continue.

Notwithstanding the foregoing, the death, retirement, resignation, expulsion, bankruptcy or dissolution of any Member or the occurrence of any other event that terminates the continued membership of any Member in the Company under the Delaware Act shall not, in and of itself, cause the dissolution of the Company.  In such event, the remaining Member(s) shall continue the business of the Company without dissolution.

Section 13.2           Dissolution and Winding-Up.  Upon the dissolution of the Company, the assets of the Company shall be liquidated or distributed under the direction of, and to the extent determined by, the Board, and the business of the Company shall be wound up. Within a reasonable time after the effective date of dissolution of the Company, the Company’s assets shall be distributed in the following manner and order:

First, to creditors in satisfaction of indebtedness (other than any loans or advances that may have been made by any of the Members to the Company), whether by payment or the making of reasonable provision for payment, and the expenses of liquidation, whether by payment or the making of reasonable provision for payment, including the establishment of reasonable reserves (which may be funded by a liquidating trust) determined by the Board or the liquidating trustee, as the case may be, to be reasonably necessary for the payment of the Company’s expenses, liabilities and other obligations (whether fixed, conditional, unmatured or contingent);

Second, to the payment of loans or advances that may have been made by any of the Members to the Company; and

Third, to the Members in accordance with Section 9.1, taking into account any amounts previously distributed under Section 9.1;

provided that no payment or distribution in any of the foregoing categories shall be made until all payments in each prior category shall have been made in full, and provided, further, that, if the payments due to be made in any of the foregoing categories exceed the remaining assets available for such purpose, such payments shall be made to the Persons entitled to receive the same pro rata in accordance with the respective amounts due to them.

Section 13.3           Distributions in Cash or in Kind.  Upon the dissolution of the Company, the Board shall use all commercially reasonable efforts to liquidate all of the Company’s assets in an orderly manner and apply the proceeds of such liquidation as set forth in Section 13.2; provided that, if in the good faith judgment of the Board, a Company asset should not be liquidated, the Board shall cause the Company to allocate, on the basis of the Fair Market Value of any Company assets not sold or otherwise disposed of, any unrealized gain or loss based on such value to the Members’ Capital Accounts as though the assets in question had been sold on the date of distribution and, after giving effect to any such adjustment, distribute such assets in accordance with Section 13.2 as if such Fair Market Value had been received in cash, subject to the priorities set forth in Section 13.2, and provided, further, that the Board shall in good faith attempt to liquidate sufficient Company assets to satisfy in cash (or make reasonable provision for) the debts and liabilities referred to in Section 13.2.

Section 13.4           Termination.  The Company shall terminate when the winding up of the Company’s affairs has been completed, all of the assets of the Company have been distributed and the Certificate has been canceled, all in accordance with the Delaware Act.

Section 13.5           Claims of the Members.  The Members and former Members shall look solely to the Company’s assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members and former Members shall have no recourse against the Company or any other Member.

ARTICLE XIV

MISCELLANEOUS

Section 14.1           Notices.  All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by fax, to the address set forth opposite the Company’s or such Member’s name on Schedule B attached hereto, or at such other address as such Member may hereafter designate by written notice to the Company. All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery, on the day delivered, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by fax, on the day delivered; provided that such delivery is confirmed.

Section 14.2           Headings.  The headings to sections in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

Section 14.3           Entire Agreement.  This Agreement, including the Schedules hereto, and the other documents and agreements referred to herein or entered into concurrently herewith embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein; provided that such other agreements and documents shall not be deemed to be a part of, a modification of or an amendment to this Agreement except in respect of any individual parties that are parties to such agreements. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein. This Agreement and, solely with respect to any individual parties that are party to such agreements, the other documents and agreements referred to herein or entered into concurrently herewith, supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 14.4           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Section 14.5           Governing Law.  This Agreement and the rights and obligations of the Members hereunder and the Persons subject hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

Section 14.6           Waivers.  (a) Except as may otherwise be provided by applicable law in connection with the winding-up, liquidation and dissolution of the Company, each Member hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the Company’s property.

(b)           Waiver by any Member hereto of any breach or default by any other Member of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived.  No waiver of any provision of this Agreement shall be implied from any course of dealing between the Members hereto or from any failure by any Member to assert its, his or her rights hereunder on any occasion or series of occasions.

(c)           EACH MEMBER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 14.7           Invalidity of Provision.  The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

Section 14.8           Further Actions.  Each Member shall execute and deliver such other certificates, agreements and documents, and take such other actions, as may reasonably be requested by the Company in connection with the continuation of the Company and the achievement of its purposes, including, without limitation, (a) any documents that the Company reasonably deems necessary or appropriate to continue the Company as a limited liability company in all jurisdictions in which the Company or its Subsidiaries conduct or plan to conduct business and (b) all such agreements, certificates, tax statements and other documents as may be reasonably required to be filed in respect of the Company to effectuate the foregoing.

Section 14.9           Amendments; Assignments.

(a)     Except as expressly provided in this Agreement, this Agreement may not be amended, modified, waived or supplemented except by a written instrument signed by a majority of the members of the Board and Members holding Common Units representing a Percentage Interest of at least 60%.  Notwithstanding the foregoing, no amendment, modification, waiver or supplement may:

(i)            amend the limited liability of the Members or Covered Persons as set forth in Article XI hereof without the unanimous written consent of the Members;

(ii)           increase the commitment of a Member with respect to Capital Contributions required to be made to be made to the Company or adversely affect a Member’s rights under Article IV (except to the extent expressly provided for in accordance with Article IV) without the consent of such Member;

(iii)          subject to Section 7.4, amend Article VII or Article IX (including related definitions and other provisions) without the unanimous consent of the Members;

(iv)          cause a Non-Management Member’s ownership of any class of voting securities of the Company (as calculated for purposes of the BHC Act or HOLA, as applicable) to increase without such affected Member’s consent;

(v)           subject to Section 7.4, disproportionately and adversely affect the Non-Investor Members or Non-Management Members as a class without the consent of a majority of the voting Interest held by the Non-Investor Members or Non-Management Members, as applicable, or, to the extent (and only to the extent) any particular Management Member or Non-Management Member would be adversely affected by a proposed amendment, modification or supplement in a manner different from any Management Member or Non-Management Member, by such Management Member or Non-Management Member, as the case may be; provided, however, that, in either case, no such consent of the Management Members shall be required for (i) any amendments, modifications or supplements effectuated pursuant to Sections 12.7 or 12.8, or (ii) for the issuance of additional Units pursuant to Article III; and

(vi)          amend, modify, waive or supplement the last sentence of Section 2.4 without the unanimous written consent of the Members.

The Company shall notify all Members after any such amendment, modification or supplement, other than any amendments to Schedule A, as permitted herein, has taken effect.

(b)     Tax Matters.   Notwithstanding Section 14.9(a), each Member shall, and shall cause each of its Affiliates and transferees to, take any reasonable action jointly requested by the Board that is designed to comply with the finalization of proposed Treasury Regulations relating to the issuance of partnership equity for services and any other Treasury Regulation, Revenue Procedure, or other guidance issued with respect thereto provided that any such action does not cause any material adverse consequence to the Company, any Subsidiary of the Company or any Member or any Affiliate or transferee of a Member.  Without limiting the foregoing and subject to the foregoing, such action may include authorizing the Company to make any election, agreeing to any condition imposed on such Member, its Affiliates or its transferee, executing any amendment to this Agreement or other agreements, executing any new agreement, and agreeing not to take any contrary position on any tax return or other filing.

(c)     Assignments.  The provisions of this Agreement shall be binding upon and inure to the benefit of the Members hereto and their respective heirs, legal representatives, successors and assigns; provided that no Member may assign any of its rights or obligations hereunder without the consent of Members (other than such assigning Member) holding Common Units representing a Percentage Interest of at least 60% unless such assignment is in connection with a Transfer expressly permitted by this Agreement and, prior to such assignment, such assignee complies with the requirements of Section 12.4.

Section 14.10         No Third Party Beneficiaries.  Except for the provisions of Article XI and Section 5.6, which shall be enforceable by a Covered Person, this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies.

Section 14.11         Injunctive Relief.  Each Member hereby irrevocably submits to the non-exclusive jurisdiction of the state courts in Delaware for the purposes of any suit, action or other proceeding arising out of, or based upon, this Agreement or the subject matter hereof.  Each Member hereby consents to service of process made in accordance with Section 14.1.

Section 14.12         Regulatory Matters.  The Company shall, and shall cause its Subsidiaries to, keep each of the Members informed, on a current basis, of any events, discussions, notices or changes with respect to any criminal or regulatory inquiry, investigation or action involving the Company or any of its Subsidiaries, so that such Members, their respective partners or members, and their respective Affiliates will have the opportunity to take appropriate steps to avoid or mitigate any regulatory consequences to them that might arise from such inquiry, investigation or action.

Section 14.13         Name and Logo.  The Company grants each of the Non-Management Members and their respective Affiliates permission to use the Company’s and/or any of its Subsidiaries’ name and logo in marketing materials, and such Non-Management Member or Affiliate thereof, as applicable, shall include a trademark attribution notice giving notice of the Company’s and/or Subsidiary’s ownership of trademarks in the marketing materials in which the Company’s and/or Subsidiary’s name and logo appear.

Section 14.14         Interpretation.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  In this Agreement all references to “dollars,” “US$” or “$” are to United States dollars unless otherwise stated.  All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

ARTICLE XV

DEFINED TERMS

Section 15.1           Definitions.  The following terms as used in this Agreement shall have the following meanings:

“Accounting Period” means, for the first Accounting Period, the period commencing on the date hereof and ending on the next Adjustment Date. All succeeding Accounting Periods shall commence on the day after an Adjustment Date and end on the next Adjustment Date.

“Active Management Member” means a Management Member who is not an Inactive Management Member.

“Additional Member” has the meaning given in Section 3.9(a).

“Additional Member Director” has the meaning given in Section 3.9(b)(ii).

“Adjustment Appraiser” has the meaning given in Section 7.4(d).

“Adjustment Date” means the last day of each fiscal year of the Company or any other date determined by the Board, in its sole discretion, as appropriate for an interim closing of the Company’s books.

“Adjustment Events” has the meaning given in Section 7.4(a).

“Affiliate” means, with respect to a specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person, including any Person that is an “affiliate” as defined in 12 C.F.R. §574.2(d) or 12 C.F.R. §225.2(a); provided, however, no Member shall be deemed an Affiliate of the Company or any of its Subsidiaries for purposes of this Agreement

“Aggregate LLC Owned Shares” has the meaning given in Section 12.9(d).

“Agreement” means this Amended and Restated Limited Liability Company Agreement of the Company, as this agreement may be amended, modified, supplemented or restated from time to time after the date hereof.

“Annual Budget” has the meaning given in Section 4.13.

“AOM Member” has the meaning given in Section 7.1(b)(i).

“Average Qualifying Bank Volatility” has the meaning given in Section 12.7(d)(iv)(A).

“Auditor” has the meaning given in Section 10.1(c).

“BHC Act” means the Bank Holding Company Act of 1956, as amended, and any successor thereto.

“Black-Scholes Value” has the meaning given in Section 12.7(d)(iv)(C).

“Blackstone Director” has the meaning given in Section 4.1(b)(ii)(5).

“Blackstone Member” has the meaning given in the introductory paragraph to this Agreement.

“Board” has the meaning given in Section 4.1(a).

“Board Proposed Liquidation Summary” has the meaning given in Section 12.7(d)(ii).

“Bohlsen” has the meaning given in the introductory paragraph to this Agreement.

“Book Value” means with respect to any asset, the asset’s adjusted basis for U.S. federal income tax purposes, except as follows:  (i) the Book Value of any asset contributed or deemed contributed by a Member to the Company shall be the gross fair market value of such asset at the time of contribution as reasonably determined by the Board; (ii) the Book Value of any asset distributed or deemed distributed by the Company to any Member shall be adjusted immediately prior to such distribution to equal its gross fair market value at such time as reasonably determined by the Board; (iii) the Book Values of all Company assets may be adjusted in the discretion of the Board to equal their respective gross fair market values, as reasonably determined by the Board as of (1) the date of the acquisition of an additional interest in the Company by any new or existing Member in exchange for a contribution to the capital of the Company; or (2) upon the liquidation of the Company (including upon interim liquidating distributions), or the distribution by the Company to a retiring or continuing Member of money or other Company property in reduction of such Member’s interest in the Company; (iv) any adjustments to the adjusted basis of any asset of the Company pursuant to Sections 734 or 743 of the Code shall be taken into account in determining such asset’s Book Value in a manner consistent with Treasury Regulation Section 1.704-1(b)(2)(iv)(m); and (v) if the Book Value of an asset has been determined pursuant to clause (i) or adjusted pursuant to clauses (iii) or (iv) above, to the extent and in the manner permitted in the Treasury Regulations, adjustments to such Book Value for depreciation and amortization with respect to such asset shall be calculated by reference to Book Value, instead of tax basis.

“Business Day” means any day other than Saturday, Sunday, a recognized United States holiday or a day on which commercial banks in New York, New York are closed for business.

“Capital Account” has the meaning given in Section 6.1.

“Capital Contribution” means, for any Member, the total amount of cash and the Fair Market Value of any property contributed to the Company by such Member, as such amount is set forth opposite the name of such Member on Schedule A hereto under the heading “Capital Contribution” (it being understood that, in the case of a Transfer of Interests by a Member to a Third Party or an Affiliate in accordance with this Agreement, the Third Party or Affiliate transferee, as applicable, shall be deemed to have made a Capital Contribution on the date of such Transfer equal to the amount (and not greater than the amount) made by the transferor in respect of the Interests so Transferred (it being further understood that (x) such amount may be all or a portion of the amount set forth opposite the name of the transferor on Schedule A immediately prior to such Transfer under the heading “Capital Contribution”), and (y) Schedule A shall be amended to set forth the amount of such Capital Contribution opposite the name of such Third Party or Affiliate, as applicable, substitute Member on Schedule A (as amended to give effect to such Transfer), and any amended amount (if any) applicable to the transferor, under the heading “Capital Contribution”).

“Carlyle Director” has the meaning given in Section 4.1(b)(ii)(4).

“Carlyle Member” has the meaning given in the introductory paragraph to this Agreement.

“Catch Up Payment” has the meaning given in Section 9.1(c).

“Centerbridge  Director” has the meaning given in Section 4.1(b)(ii)(3).

“Centerbridge Member” has the meaning given in the introductory paragraph to this Agreement.

“Certificate” means the Certificate of Formation of the Company and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.

“Class B Units” means a class of Interests in the Company, as described in Section 3.2(c). For the avoidance of doubt, Class B Units shall not include Common Units or Profits Interest Units.

“Closing” has the meaning given in the recitals to this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Units” means a class of Interests in the Company, as described in Section 3.2(a).  For the avoidance of doubt, Common Units shall not include Class B Units or Profits Interest Units.

“Common Share Conversion Factor” has the meaning given in Section 12.7(d)(iii)(2)(A).

“Company” has the meaning given in the introductory paragraph to this Agreement.

“Confidential Information” has the meaning given in Section 3.6(a).

“Control” (including its correlative meanings, “Controlling,” “Controlled by” and “under common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies of another Person whether through ownership of voting securities, by contract or otherwise. A Person shall be deemed to Control (i) any general partnership or limited partnership with respect to which such Person is the general partner or managing partner, respectively, (ii) any limited liability company with respect to which such Person is a manager or managing member and (iii) such Person’s Immediate Family.

“Control Regulations” means those provisions of the HOLA and the Change in Bank Control Act relating to acquisition of control of a savings association, including the rules, regulations, policies and interpretations of the OTS promulgated thereunder.

“Covered Person” means a current or former Member or Director, an Affiliate of a current or former Member or Director, any officer, director, shareholder, partner, member, employee, advisor, representative or agent of a current or former Member or Director or any of their respective Affiliates, or any current or former officer, employee or agent of the Company or any of its Affiliates.

“Deciding OMM” has the meaning given in Section 7.4(d).

“Declined Interests” has the meaning given in Section 6.4(b).

“Deficit” has the meaning given in Section 8.2(a).

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. §18-101, et seq., as amended from time to time.

“Demand Investor” means, (i) at any time, Members holding Common Units representing a Percentage Interest of at least 60% or (ii) at any time following the three year anniversary of an IPO, Members holding Common Units representing a Percentage Interest of at least 50%.

“Demand Investor Notice” has the meaning given in Section 12.9(b).

“Demand LLC Owned Shares” has the meaning given in Section 12.9(b).

“Demand Shareholder” has the meaning given in Section 12.8(b).

“DiGiacomo” has the meaning given in the introductory paragraph to this Agreement.

“Director” has the meaning given in Section 4.1(a).

“Distributable Amounts” has the meaning given in Section 9.1(a).

“Drag-Along Right” has the meaning given in Section 12.6(b).

“Dragged LLC Owned Shares” has the meaning given in Section 12.9(b).

“Dragging Members” has the meaning given in Section 12.6(b).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exempt Issuances” has the meaning given in Section 6.4(c).

“Exit Event” means a transaction or a combination or series of transactions (other than an Initial Public Offering) resulting in:

(a)                                  the sale, transfer or other disposition by the Investor Members to one or more Persons that are not, immediately prior to such sale, Affiliates of the Company or any Investor Member of all or substantially all of the Interests of the Company beneficially owned by the Investor Members as of the date of such transaction; or

(b)                                 the sale, transfer or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole (which may include a sale of all or substantially all of the shares in InterCo) to one or more Persons that are not, immediately prior to such sale, transfer or other disposition, Affiliates of the Company or any Investor Member.

“Fair Market Value” means, as of any date,

(a)                                  for purposes of determining the value of any property owned by, contributed to or distributed by the Company, (i) in the case of publicly-traded securities, the average of their last sales prices on the applicable trading exchange or quotation system on each trading day during the ten trading-day period ending on such date and (ii) in the case of any other property, the fair market value of such property, as determined in good faith by the Board; and

(b)                                 for purposes of determining the value of the Common Units in connection with any issuance of Common Units by the Company after the Closing, the fair market value of such Common Units as determined by reference to the latest Quarterly Valuation (or more recent valuation), in each case as provided in, and subject to the terms and conditions of, Section 10.4.

“FDIA” means the Federal Deposit Insurance Act and any successor thereto.

“FDIC” has the meaning given in the recitals to this Agreement.

“FDIC Purchase Agreement” has the meaning given in the recitals to this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Fiscal Year” has the meaning given in Section 1.8.

“GAAP” means U.S. generally accepted accounting principals, as in effect from time to time.

“HOLA” has the meaning given in Section 5.7(b).

“Holders of Registrable Securities” has the meaning given in Section 12.8(a).

“Immediate Family” means, with respect to any individual, such individual’s spouse, parents, grandparents, children, and grandchildren and any trust for any of their benefit or any family partnership in which only such Persons participate.

“Implemented Equity Plan” has the meaning given in Section 7.3.

“Inactive Management Member” has the meaning given in Section 7.2.

“Incidental Holdings Shares” has the meaning given in Section 12.9(c).

“Independent Directors” has the meaning given in Section 4.1(b)(ii)(7).

“Individual Attributable Common Shares” has the meaning given in Section 12.9(d).

“Individual Demand Percentage” has the meaning given in Section 12.9(d).

“Individual Ownership Percentage” has the meaning given in Section 12.9(d).

“Individual Piggyback Shares” has the meaning given in Section 12.9(c).

“Individual Qualifying Bank Volatility” has the meaning given in Section 12.7(d)(iv)(B).

“Initial Holding Period” has the meaning given in Section 12.1(a).

“Initial Public Offering” or “IPO” means the first underwritten public offering of the common stock (or other equity interest) of (x) a successor corporation to the Company, or (y) InterCo, NewBank (or such other entity designated as the Registering Entity in accordance with Section 12.8(a) hereof that owns substantially all of the operations held, directly or indirectly, by the Company) to the general public through a registration statement filed with the Securities and Exchange Commission that results (i) in aggregate proceeds (net of offering expenses) to such successor corporation, InterCo, NewBank (or other Registering Entity) of at least $100,000,000 and (ii) in shares of such successor corporation, InterCo, NewBank (or such other Registering Entity) that will be traded on any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers Automated Quotation System after the close of any such general public offering.

“InterCo” has the meaning given in the recitals to this Agreement.

“InterCo Board” has the meaning given in Section 4.1(d)(i).

“Interest” means a limited liability interest in the Company, which represents the interest of each Member in and to the profits and losses of the Company and such Member’s right to receive distributions of the Company’s assets, as set forth in this Agreement.

“Interim Distributions” has the meaning given in Section 9.1(c).

“Intrinsic Value” has the meaning given in Section 12.7(d)(iv)(D).

“Investor Demand Registration” has the meaning given in Section 12.9(b).

“Investor Member Directors” has the meaning given in Section 4.1(b)(ii)(5).

“Investor Members” has the meaning given in the introductory paragraph to this Agreement.

“IPO Conversion” has the meaning given in Section 12.7(a).

“IPO Liquidation” has the meaning given in Section 12.7(c).

“IPO Liquidation Date Black-Scholes Value” has the meaning given in Section 12.7(d)(v)(5).

“IPO Share Price” has the meaning given in Section 12.7(d)(iv)(E).

“IRR-Based Profits Interest Units” means a sub-class of Profits Interest Units, as described in Section 3.2(b).

“IRR-Vesting Initial Determination Date” has the meaning given in Section 12.7(d)(iii)(3)(D).

“Issuable IRR-Based Profits Interest Units” has the meaning given in Section 7.1(b)(i).

“Issuable Time-Based Profits Interest Units” has the meaning given in Section 7.1(b)(ii).

“Kanas” has the meaning given in the introductory paragraph to this Agreement.

“Liquidation Appraiser” has the meaning given in Section 12.7(d)(iii)(5).

“LLC Owned Shares” has the meaning given in Section 12.9(d).

“LLC Percentage” has the meaning given in Section 12.9(d).

“LLC Piggyback Notice” has the meaning given in Section 12.9(c).

“Majority in Interest” means, as of any given record date or other applicable time, the holders of a majority of the outstanding Units (other than Class B Units) held by Members as of such date that as the holders of such Units are entitled to vote at a meeting of Members or to consent in writing in lieu of a meeting of Members.

“Management Directors” has the meaning given in Section 4.1(b)(ii)(1).

“Management Member” has the meaning given in the introductory paragraph to this Agreement.  A Management Member shall be deemed not to be a “manager” within the meaning of the Delaware Act (except to the extent Section 4.1(b)(i) applies).

“Management Profits Interest Unit Agreements” has the meaning given in the recitals to this Agreement.

“Material Subsidiaries” means InterCo, NewBank or any other Subsidiary of the Company which (together with its Subsidiaries) represents ten percent (10%) or more of the revenues for the trailing four quarters, or on a book value basis, the assets, of the Company and its Subsidiaries taken as a whole.

“Maximum Participating Units” has the mean given in Section 9.1(a)(iii).

“Member” has the meaning given in the introductory paragraph to this Agreement and includes (i) any Person admitted as an additional or substitute Member of the Company pursuant to this Agreement and (ii) for the avoidance of doubt, Inactive Management Members.

“Member Minimum Gain” shall mean an amount, with respect to each Member Nonrecourse Debt, equal to Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations section 1.704-2(i)(3).

“Member Nonrecourse Debt” shall mean a liability defined in Treasury Regulations section 1.704-2(b)(4).

“Minimum Gain” shall mean the aggregate gain, if any, that would be realized by the Company for purposes of computing Net Income and Net Loss with respect to each asset of the Company if each asset of the Company subject to a Nonrecourse Liability were disposed of for the amount outstanding on the Nonrecourse Liability by the Company in a taxable transaction for no consideration (other than debt relief).  Minimum Gain with respect to each asset of the Company shall be further determined in accordance with Treasury Regulations section 1.704-2(d) and any subsequent rule or regulation governing the determination of minimum gain.

“Net Income” and “Net Loss” mean, respectively, for any period the taxable income and taxable loss of the Company for the period as determined for U.S. federal income tax purposes; provided that for the purpose of determining Net Income and Net Loss (and for purposes of determining items of gross income, loss, deduction and expense in applying Sections 8.1 and 8.2, but not for income tax purposes): (i) there shall be taken into account any items required to be separately stated under Section 703(a) of the Code, (ii) any income of the Company that is exempt from federal income taxation and not otherwise taken into account in computing Net Income and Net Loss shall be added to such taxable income or loss; (iii) if the Book Value of any asset differs from its adjusted tax basis for federal income tax purposes, any depreciation, amortization or gain or loss resulting from a disposition of such asset shall be calculated with reference to such Book Value; (iv) upon an adjustment to the Book Value of any asset, pursuant to the definition of Book Value, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; (v) any expenditure of the Company described in Section 705(a)(2)(B) of the Code or treated as such an expenditure pursuant to Treasury Regulation section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition, shall be subtracted from such taxable income or loss; (vi) to the extent an adjustment to the adjusted tax basis of any asset included in Company property pursuant to Section 734(b) of the Code is required pursuant to Treasury Regulation section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for the purposes of computing Net Income and Net Loss; and (vii) items allocated pursuant to Section 8.2 shall not be taken into account in computing Net Income or Net Loss.

“NewBank” has the meaning given in the introductory paragraph to this Agreement.

“NewBank Board” has the meaning given in Section 4.1(d)(i).

“Newly Vested Time-Based Profits Interest Units” has the meaning given in Section 9.1(c).

“Ninth Director” has the meaning given in Section 4.1(b)(ii)(6).

“Non-Investor Members” has the meaning given in the introductory paragraph to this Agreement.

“Non-Issuable IRR-Based Profits Interest Units” has the meaning given in Section 7.1(b)(i).

“Non-Issuable Time-Based Profits Interest Units” has the meaning given in Section 7.1(b)(ii).

“Non-Management Members” has the meaning given in the introductory paragraph to this Agreement.

“Non-Participating Members” has the meaning given in Section 10.4(b).

“Opinion of Counsel” means an opinion in writing and in form and substance reasonably satisfactory to the Board, signed by legal counsel either chosen by the Board or, if chosen by a Member, reasonably satisfactory to the Board.

“Option Conversion Factor” has the meaning given in Section 12.7(d)(iii)(2)(B).

“Original Amount” means, as it relates to any Member, the aggregate number of Common Units held by such Member on the date hereof (after giving effect to the Capital Contributions made by such Member on the date hereof in connection with the Closing of the transactions contemplated by the FDIC Purchase Agreement), or in the case of an Additional Member, as of the date such Additional Member is admitted pursuant to Section 3.9.

“Original Management Members” means Kanas, Singh, DiGiacomo and Bohlsen.

“OTS” has the meaning given in Section 3.4.

“Outside Members” has the meaning given in the introductory paragraph to this Agreement.

“Participating Units” has the meaning given in Section 9.1(b).

“Percentage Interest” means, with respect to a Member at any time, its percentage interest in the Company at such time, as determined by dividing the number of Common Units held by such Member at such time by the aggregate number of Common Units held by all Members at such time. The Percentage Interest of each Member, from time to time, shall be as set forth on Schedule A hereto, as may be amended from time to time in accordance with this Agreement.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof..

“Piggyback Investor”  means, (i) at any time, Members holding Common Units representing a Percentage Interest of at least 60% or (ii) at anytime following the three year anniversary of an IPO, Members holding Common Units representing a Percentage Interest of at least 50%.

“Piggyback Response Instruction” has the meaning given in Section 12.9(c).

“Plan Asset Regulations”  means the regulations issued by the Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations, as the same may be amended from time to time.

“Post-Three Year IPO Liquidation” has the meaning given in Section 12.7(d)(ii)(2).

“Preemptive Purchase Amount” has the meaning given in Section 6.4(b).

“Preemptive Rights” has the meaning given in Section 6.4(b).

“Preemptive Rights Notice” has the meaning given in Section 6.4(b).

“Pre-Threshold Tranche” has the meaning given in Section 7.1(b)(i).

“Prior LLC Agreement” has the meaning given in the recitals to this Agreement.

“Profits Interest Percentage” means, with respect to an AOM Member at any time, its percentage interest in the Profits Interest Units set forth opposite such AOM Member’s name on Schedule A hereto under the heading “Profits Interest Percentage”, it being understood that such percentage for each AOM Member shall only be revised and amended if such AOM Member becomes an Inactive Management Member (in which case the Profits Interest Percentage of the Original Management Member that became an Inactive Management Member shall be reduced to 0% (and Schedule A shall be revised accordingly), but such reduction shall not affect the Profits Interest Percentage of any other AOM Member); provided, however, notwithstanding anything to the contrary, the Profits Interest Percentages of all AOM Members shall not exceed 100% and no Profits Interest Percentage of any AOM Member shall be affected or altered in any manner as a result of a change in the Profits Interest Percentage of any other AOM Member.

“Profits Interest Units” means a class of Interest in the Company, as described in Section 3.2(b).  For the avoidance of doubt, Profits Interest Units shall not include Common Units or Class B Units.

“Pro Rata Share” means, with respect to any Member as of any particular date of determination, the percentage obtained by dividing the number of Common Units held by such Member by the aggregate number of Common Units issued and outstanding as of such date of determination.

“Proposed Adjustment” has the meaning given in Section 7.4(a).

“Proposed Adjustment Summary” has the meaning given in Section 7.4(a).

“Proposed Liquidation Adjustment” has the meaning given in Section 12.7(d)(ii)(1).

“Proposed Liquidation Adjustment Summary” has the meaning given in Section 12.7(d)(ii)(1).

“Proposed Registration” has the meaning given in Section 12.8(d)(i).

“Proposed Third Party Interests” has the meaning given in Section 6.4(b).

“Qualifying Banks” has the meaning given in Section 12.7(d)(iv)(F).

“Quarterly Valuation” has the meaning given in Section 10.4(a).

“Receiver” has the meaning given in the recitals to this Agreement.

“Registering Entity” has the meaning given in Section 12.7(a).

“Registering Entity Common Shares” has the meaning given in Section 12.7(c).

“Registering Entity Options” has the meaning given in Section 12.7(c).

“Registering Entity Restricted Common Shares” has the meaning given in Section 12.7(c).

“Registrable Securities” has the meaning given in Section 12.7(c).

“Registration Rights Agreement” has the meaning given in Section 12.8(a).

“Representatives” has the meaning given in Section 3.6(a).

“Related Party” has the meaning given in Section 4.11(a)(ii).

“Rule 144” has the meaning given in Section 5.1(b).

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Selling Member” has the meaning given in Section 12.6(a).

“Senior Officer” means initially those officers listed on Schedule 4.10 hereto, and from time to time after the Closing, shall mean, the Chief Executive Officer, Chief Lending Officer, Chief Financial Officer, Chief Administrative Officer, Head of Consumer Banking, Head of Commercial Banking, Chief Risk Officer, Chief Credit Officer and Director of Internal Audit of the Company or NewBank and such other officers as the Board may designate from time to time as Senior Officers; it being understood that the Management Members shall be deemed Senior Officers for so long as they are employed by the Company or any of its Subsidiaries.

“Shareholder Demand Registration” has the meaning given in Section 12.8(b).

“Shareholder Piggyback Election Notice” has the meaning given in Section 12.8(d)(ii).

“Shareholder Piggyback Notice” has the meaning given in Section 12.8(d)(ii).

“Shelf Demand Registration” has the meaning given in Section 12.8(c).

“Singh” has the meaning given in the introductory paragraph to this Agreement.

“SLHC” has the meaning given in Section 5.7(b).

“Sold-Down Investor” has the meaning given in Section 4.9(b).

“Sold-Down Investor Director” has the meaning given in Section 4.9(b).

“Subsidiary” means, for any Person, any other Person (a) in which it directly or indirectly owns at least fifty percent (50%) of such Person’s voting capital securities, or (b) with which it is required to be consolidated under GAAP.

“Subsidiary Board” has the meaning given in Section 4.1(d)(i).

“Swap Rate” has the meaning given in Section 12.7(d)(iv)(G).

“Tag-Along Right” has the meaning given in Section 12.6(a).

“Tagging Member” has the meaning given in Section 12.6(a).

“Tax Matters Partner” has the meaning given in Section 10.2(b).

“Third Party” shall mean any Person other than the Company, any Member or any of their respective Affiliates.

“Threshold Amount” shall be deemed to be reached at such time as the aggregate amount of all Capital Contributions other than Capital Contributions made in respect of any Class B Units (without reduction for subsequent distributions or returns of capital) made by the Members has reached an amount equal to $1,200,000,000.

“Time-Based Profits Interest Unit” means a sub-class of Profits Interest Units, as described in Section 3.2(b).

“Tranche” has the meaning given in Section 7.1(b)(i).

“Tranche Distributable Amount” has the meaning given in Section 9.1(a).

“Tranche IRR Hurdle” has the meaning given in Section 9.1(a)(iv).

“Tranche Percentage” has the meaning given in Section 9.1(a).

“Transfer” means, with respect to any Interests, a transfer, sale, exchange, assignment, pledge, or hypothecation of, creation of a lien or other encumbrance or security interest in or upon, or other disposition of, such Interests, including the grant of any option or other right, whether voluntarily, involuntarily or by operation of law.

“Treasury Regulations” means the Regulations of the Treasury Department of the United States issued pursuant to the Code.

“Units” means any class of Interests provided for herein.

“Unvested IRR-Based Profits Interest Units” means, as of any date of determination, all IRR-Based Profits Interest Units that are issued and outstanding at such time and are not Vested IRR-Based Profits Interest Units at such time of determination.

“Unvested Profits Interest Units” means all Unvested Time-Based Profits Interest Units and all Unvested IRR-Based Profits Interest Units.

“Unvested Time-Based Profits Interest Units” means, as of any date of determination, all Time-Based Profits Interest Units that are issued and outstanding at such time and are not Vested Time-Based Profits Interest Units at such time of determination.

“Upper Tier Entities” has the meaning given in Section 12.10.

“Valuation Date” has the meaning given in Section 10.4(a).

“Valuation Firm” has the meaning given in Section 10.4(a).

“VCOC” has the meaning given in Section 5.6.

“VCOC Investor” has the meaning given in Section 5.6.

“Vested IRR-Based Profits Interest Units” means any IRR-Based Profits Interest Unit held by a Management Member or Inactive Management Member as of the date of determination (and not previously forfeited or repurchased in accordance with the terms of the applicable Management Profits Interest Unit Agreement) if the vesting criteria with respect to the particular Tranche to which such IRR-Based Profits Interest Units relate has been satisfied at (and after giving effect to any distribution or sale proceeds applicable on such date of determination) the time of such distribution in question in respect of the such Tranche as described in Section 9.1(a)(ii).

“Vested Profits Interest Units” means all Vested Time-Based Profits Interest Units and all Vested IRR-Based Profits Interest Units.

“Vested Time-Based Profits Interest Units” means any Time-Based Profits Interest Unit held by a Management Member or Inactive Management Member as of the date of determination (and not previously forfeited or repurchased in accordance with the terms of the applicable Management Profits Interest Unit Agreement) that has vested as of the date of determination pursuant to the terms of the applicable Management Profits Interest Unit Agreement.

“WL Ross Director” has the meaning given in Section 4.1(b)(ii)(2).

“WL Ross Member” has the meaning given in the introductory paragraph to this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

INVESTOR MEMBERS:

WL ROSS MEMBERS:

WLR RECOVERY FUND IV, L.P.
By: WLR Recovery Associates IV LLC
Its General Partner

By: WL Ross Group, L.P.
its Managing Member

By: El Vedado, LLC
Its General Partner

By:	/s/ David Storper
Name: David H. Storper
Title: Manager

WLR IV PARALLEL ESC, L.P.
By: WLR Recovery Associates IV LLC
Its Attorney-in-fact

By: WL Ross Group, L.P.
its Managing Member

By: El Vedado, LLC
Its General Partner

By:	/s/ David Storper
Name: David H. Storper
Title: Manager

WLR/GS Master Co-Investment, L.P.
By: WLR Master Co-Investment GP LLC
Its General Partner

By:	/s/ David Storper
Name: David H. Storper
Title: Authorized Signatory

Signature Page to Amended & Restated LLC Agreement

CARLYLE MEMBERS:

CARLYLE PARTNERS V, L.P.

By:	TC GROUP V, L.P., its general partner

By:	TC GROUP V MANAGING GP, L.L.C., its general partner

By:	TC GROUP, L.L.C., its sole member

By:	TCG HOLDINGS, L.L.C., its managing member

By:	/s/ Pierre Oliver Sarkozy
Name: Pierre Oliver Sarkozy
Title: Partner Managing Director

CARLYLE PARTNERS V-A, L.P.

By:	TC GROUP V, L.P., its general partner

By:	TC GROUP V MANAGING GP, L.L.C., its general partner

By:	TC GROUP, L.L.C., its sole member

By:	TCG HOLDINGS, L.L.C., its managing member

By:	/s/ Pierre Oliver Sarkozy
Name: Pierre Oliver Sarkozy
Title: Partner Managing Director

Signature Page to Amended & Restated LLC Agreement

CP V COINVESTMENT A, L.P.

By:	TC GROUP V, L.P., its general partner

By:	TC GROUP V MANAGING GP, L.L.C., its general partner

By:	TC GROUP, L.L.C., its sole member

By:	TCG HOLDINGS, L.L.C., its managing member

By:	/s/ Pierre Oliver Sarkozy
Name: Pierre Oliver Sarkozy
Title: Partner Managing Director

CP V COINVESTMENT B, L.P.

By:	TC GROUP V, L.P., its general partner

By:	TC GROUP V MANAGING GP, L.L.C., its general partner

By:	TC GROUP, L.L.C., its sole member

By:	TCG HOLDINGS, L.L.C., its managing member

By:	/s/ Pierre Oliver Sarkozy
Name: Pierre Oliver Sarkozy
Title: Partner Managing Director

Signature Page to Amended & Restated LLC Agreement

CARLYLE STRATEGIC PARTNERS II, L.P.

By:	CSP II GENERAL PARTNER, L.P., its general partner

By:	TC GROUP CSP II, L.L.C., its general partner

By:	TC Group, L.L.C., its sole member

By:	TCG Holdings, L.L.C., its managing member

By:	/s/ Pierre Oliver Sarkozy
Name: Pierre Oliver Sarkozy
Title: Partner Managing Director

CSP II CO-INVESTMENT, L.P.

By:	CSP II GENERAL PARTNER, L.P., its general partner

By:	TC GROUP CSP II, L.L.C., its general partner

By:	TC Group, L.L.C., its sole member

By:	TCG Holdings, L.L.C., its managing member

By:	/s/ Pierre Oliver Sarkozy
Name: Pierre Oliver Sarkozy
Title: Partner Managing Director

Signature Page to Amended & Restated LLC Agreement

CARLYLE FINANCIAL SERVICES BU, L.P.

By:	TCG FINANCIAL SERVICES L.P., its general partner

By:	CARLYLE FINANCIAL SERVICES, LTD., its general partner

By:	/s/ Pierre Oliver Sarkozy
Name: Pierre Oliver Sarkozy
Title: Partner Managing Director

Signature Page to Amended & Restated LLC Agreement

BLACKSTONE MEMBERS:

BLACKSTONE CAPITAL PARTNERS V L.P.

By:	Blackstone Management Associates V L.L.C., its General Partner

By:	BMA V L.L.C., its Sole Member

By:	/s/ Chinh E. Chu
Name: Chinh E. Chu
Title: Senior Managing Director

BLACKSTONE CAPITAL PARTNERS V-AC L.P.

By:	Blackstone Management Associates V L.L.C., its General Partner

By:	BMA V L.L.C., its Sole Member

By:	/s/ Chinh E. Chu
Name: Chinh E. Chu
Title: Senior Managing Director

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP V L.P.

By:	BCP V Side-by-Side GP L.L.C., its General Partner

By:	/s/ Chinh E. Chu
Name: Chinh E. Chu
Title: Senior Managing Director

Signature Page to Amended & Restated LLC Agreement

BLACKSTONE PARTICIPATION PARTNERSHIP V L.P.

By:	BCP V Side-by-Side GP L.L.C., its General Partner

By:	/s/ Chinh E. Chu
Name: Chinh E. Chu
Title: Senior Managing Director

Signature Page to Amended & Restated LLC Agreement

CENTERBRIDGE MEMBERS:

CENTERBRIDGE CAPITAL PARTNERS, L.P.

By:	Centerbridge Associates, L.P., its general partner

By:	Centerbridge GP Investors, LLC, its general partner

By:	/s/ Lance West
Name: Lance West
Title: Senior Managing Director

CENTERBRIDGE CAPITAL PARTNERS SBS, L.P.

By:	Centerbridge Associates, L.P., its general partner

By:	Centerbridge GP Investors, LLC, its general partner

By:	/s/ Lance West
Name: Lance West
Title: Senior Managing Director

CENTERBRIDGE CAPITAL PARTNERS STRATEGIC, L.P.

By:	Centerbridge Associates, L.P., its general partner

By:	Centerbridge GP Investors, LLC, its general partner

By:	/s/ Lance West
Name: Lance West
Title: Senior Managing Director

Signature Page to Amended & Restated LLC Agreement

CB BU INVESTORS, L.L.C.

By:	Centerbridge Associates, L.P., its manager

By:	Centerbridge GP Investors, LLC, its general partner

By:	/s/ Lance West
Name: Lance West
Title: Senior Managing Director

CB BU INVESTORS II, L.L.C.

By:	Centerbridge Associates, L.P., its manager

By:	Centerbridge GP Investors, LLC, its general partner

By:	/s/ Lance West
Name: Lance West
Title: Senior Managing Director

CB BU INVESTORS III, L.L.C.

By:	Centerbridge Associates, L.P., its manager

By:	Centerbridge GP Investors, LLC, its general partner

By:	/s/ Lance West
Name: Lance West
Title: Senior Managing Director

Signature Page to Amended & Restated LLC Agreement

OUTSIDE MEMBERS

EASTROCK:

EREF SPECIAL SITUATIONS, LLC

	By:	East Rock Endowment Fund, LP, its managing member

	By:	East Rock Capital GP, LLC, its general partner

	By:	/s/ Adam Shaprio
Name: Adam Shapiro
Title: Managing Principal

EAST ROCK FOCUS FUND, L.P.

	By:	East Rock Focus Fund GP, LLC, its general partner

	By:	/s/ Adam Shaprio
Name: Adam Shapiro
Title: Managing Principal

GREENAAP:

DAVY GLOBAL OPPORTUNITIES FUND

By:	/s/ Tom Berrigan
Name: Tom Berrigan
Title: Director

Signature Page to Amended & Restated LLC Agreement

LEFRAK:

LF Moby LLC

By: Stone Manager Corp, its Manager

By:	/s/ Richard N. Papert
Name: Richard. N. Papert
Title: Vice President

THE WELLCOME TRUST:

THE WELLCOME TRUST LIMITED, AS TRUSTEE OF THE WELLCOME TRUST

By:	/s/ Danny Truell
Name: Danny Truell
Title: Chief Investment Officer

MANAGEMENT MEMBERS:

/s/ John A. Kanas
John Adam Kanas

/s/ Rajinder P. Singh
Rajinder Pal Singh

/s/ John N. DiGiacomo
John N. DiGiacomo

/s/ John Bohlsen
John Bohlsen

Signature Page to Amended & Restated LLC Agreement

COMPANY:

BU FINANCIAL HOLDINGS LLC

By:	/s/ John A. Kanas
Name: John A. Kanas
Title:

NEWBANK

BANKUNITED

By:	/s/ John A. Kanas
Name: John A. Kanas
Title:

Signature Page to Amended & Restated LLC Agreement

SCHEDULE A

Tranche One Capitalization Information (as of October 29, 2010)

WL ROSS MEMBERS

Name	Date of Admission	Capital Contribution	Common Units	Common Units Percentage Interest

WLR Recovery Fund IV, L.P.	May 21, 2009	$202,188,000	197,744.31	21.269%

WLR IV Parallel ESC, L.P.	May 21, 2009	$812,000	794.15	0.085%

WLR/GS Master Co-Investment, L.P.	May 21, 2009	$20,000,000	19,560.44	2.104%

WL Ross Total		$223,000,000	218,098.90	23.459%

1

CARLYLE MEMBERS

Name	Date of Admission	Capital Contribution	Common Units	Common Units Percentage Interest

Carlyle Financial Services BU, L.P.	May 21, 2009	$100,000,000	97,802.20	10.520%

Carlyle Partners V, L.P.	May 21, 2009	$94,118,185	92,049.65	9.901%

Carlyle Strategic Partners II, L.P.	May 21, 2009	$22,227,384	21,738.87	2.338%

CP V Coinvestment A, L.P.	May 21, 2009	$3,753,994	3,671.49	0.395%

CP V Coinvestment B, L.P.	May 21, 2009	$234,221	229.07	0.025%

Carlyle Partners V-A, L.P.	May 21, 2009	$1,893,600	1,851.98	0.199%

CSP II Co-Investment, L.P.	May 21, 2009	$772,616	755.64	0.081%

Carlyle Total		$223,000,000	218,098.90	23.459%

2

CENTERBRIDGE MEMBERS

Name	Date of Admission	Capital Contribution	Common Units	Common Units Percentage Interest

Centerbridge Capital Partners, L.P.	May 21, 2009	$149,241,516	145,961.48	15.700%

Centerbridge Capital Partners Strategic, L.P.	May 21, 2009	$5,512,851	5,391.69	0.580%

Centerbridge Capital Partners SBS, L.P.	May 21, 2009	$245,633	240.23	0.026%

CB BU Investors, LLC	May 21, 2009	$9,500,000	9,291.21	0.999%

CB BU Investors II, LLC	May 21, 2009	$5,500,000	5,379.12	0.579%

CB BU Investors III, LLC	May 21, 2009	$5,000,000	4,890.11	0.526%

Centerbridge Total		$175,000,000	171,153.85	18.409%

3

BLACKSTONE MEMBERS

Name	Date of Admission	Capital Contribution	Common Units	Common Units Percentage Interest

Blackstone Capital Partners V L.P.	May 21, 2009	$169,522,370	165,796.60	17.833%

Blackstone Capital Partners V-AC, L.P.	May 21, 2009	$53,009,330	51,844.29	5.576%

Blackstone Family Investment Partnership V, L.P.	May 21, 2009	$296,184	289.67	0.031%

Blackstone Participation Partnership V, L.P.	May 21, 2009	$172,116	168.33	0.018%

Blackstone Total		$223,000,000	218,098.90	23.459%

4

MANAGEMENT MEMBERS

Name	Date of Admission	Capital Contribution	Common Units/ % Interest	Time-Based Profits Interest Units	IRR-Based Profits Interest Units	Profits Interest Percentage	Date of Grant of Profits Interest Units

John A. Kanas	May 21, 2009	$23,500,000	23,500.00/	25,355.96	25,355.96	49.09%	Mary 21, 2009
			2.528%

John Bohlsen	May 21, 2009	$10,000,000	10,000.00/	12,959.71	12,959.71	25.09%	May 21, 2009
			1.076%

Rajinder P. Singh	May 21, 2009	$1,000,000	1,000.00/	11,269.32	11,269.32	21.82%	May 21, 2009
			0.108%

Douglas Pauls	September 1, 2009	$1,000,000	1,000.00/	2,066.04	2,066.04	4.00%	September 1, 2009
		($500,000 of which was from purchase of DiGiacomo Common Units)	0.108%

Management		$35,500,000	35,500.00/	51,651.03	51,651.03	100.00%
Total			3.818

* John N. DiGiacomo ceased to hold any Common Units or Profits Interest Units, effective as of September 1, 2009, and as a result is no longer a Member of the Company.

5

OUTSIDE MEMBERS

Name	Date of Admission	Capital Contribution	Common Units	Common Units Percentage Interest

LF Moby LLC	May 21, 2009	$21,000,000	20,538.46	2.209%

EREF Special Situations LLC	May 21, 2009	$18,000,000	17,604.40	1.894%

East Rock Focus Fund, L.P.	May 21, 2009	$2,000,000	1,956.04	0.210%

The Wellcome Trust Limited	May 21, 2009	$20,000,000	19,560.44	2.104%

Davy Global Opportunities Fund	May 21, 2009	$5,000,000	4,890.11	0.526%

Rishi Bansal	July 15, 2009	$1,500,000	1,500.00	0.161%

Scott Skorobohaty	October 9, 2009	$500,000	448.76	0.048%

Raymond Barbone	October 23, 2009	$250,000	224.38	0.024%

Sue M. Cobb	January 6, 2010	$1,000,000	897.51	0.097%

Cobb Family Twenty-Second Century Fund I	January 6, 2010	$700,000	628.26	0.068%

Cobb Family Foundation	January 6, 2010	$300,000	269.25	0.029%

Gene DeMark	September 30, 2010	$500,000	236.50	0.027%

Outside Member Total		$70,750,000	68,767.98	7.397%

6

SCHEDULE B

Name and Address of Members

If to the Company:

BU Financial Holdings LLC

32 Adelaide Ave

East Moriches, New York 11940

Attention: John A. Kanas

Facsimile: 631-874-3549

With copies (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY  10036

Attention:  William Rubenstein

David Ingles

Facsimile No.:  (917) 777-2642

If to a Carlyle Member:

c/o The Carlyle Group

520 Madison Avenue

New York, NY 10022

Attention: John Redett

Facsimile: 212-813-4789

With copies (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: Maripat Alpuche

Facsimile: 212-455-2502

If to a Centerbridge Member:

c/o Centerbridge Partners, L.P.

375 Park Avenue, 12th Floor

New York, NY 10152

Attention: Lance West

Facsimile: 212-672-4562

With copies (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: Wilson S. Neely

Caroline B. Gottschalk

Facsimile: 212-455-2502

New York Life Capital Partners

51 Madison Avenue, Suite 1600

New York, NY  10010

Attention: Amanda Parness

Facsimile No.: (212) 576-5591

Email:  amanda_parness@nylim.com

nylcap-reporting@nylim.com

If to a WL Ross Member:

WL Ross & Co. LLC

1166 Avenue of the Americas

New York, NY 10036

Attention: Michael J. Gibbons

Chief Financial Officer

Facsimile: (212) 317-4891

With copies (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention: Nicholas G. Demmo

Matthew M. Guest

Facsimile: (212) 403-2000

If to a Blackstone Member:

c/o The Blackstone Group

345 Park Avenue

New York, NY 10154

Attention: Chinh E. Chu

Facsimile: 212-583-5722

With copies (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention: William R. Dougherty

Facsimile: 212-455-2502

If to an applicable Outside Member:

LF Moby LLC

c/o LeFrak Organization, Inc.

40 West 57th Street, 23rd Floor

New York, NY 10019

Attention: Harrison T. LeFrak

E-Mail: hlefrak@lefrak.com

Facsimile: (212) 708-6611

The Wellcome Trust

Gibbs Building

215 Euston Road

London, NW1 2BE

United Kingdom

Attention: Elizabeth Chapman

E-mail: e.chapman@wellcome.ac.uk

Facsimile: + 44-20-7611-8545

Davy Global Opportunities Fund

C/O Greenaap Consultants

66 Merrion Square

Dublin 2

Ireland

Tel: + 353-1-662-0390

Attention: Karen O’Mahony

E-Mail: Karen@greenaap.ie

EREF Special Situations, LLC

c/o East Rock Capital GP, LLC

10 East 53rd Street, 31st Floor

New York, NY 10022

Attention: Michael Marks

E-Mail: mmarks@eastrockcap.com

Facsimile: (212) 624-0231

East Rock Focus Fund, LP

c/o East Rock Focus Fund GP, LLC

10 East 53rd Street, 31st Floor

New York, NY 10022

Attention: Michael Marks

E-Mail: mmarks@eastrockcap.com

Facsimile: (212) 624-0231

If to a Management Member:

At the address appearing in the personnel records of the Company for the Management Member or at such other address as the Management Member may hereafter designate in writing.

With copies (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY  10036

Attention:  William Rubenstein

David Ingles

Facsimile No.:  (917) 777-2642

SCHEDULE 3.7 — EXCLUDED PERSONS

Excluded Persons	Related Member(s)
New York Life Capital Partners IV, L.P., and its Affiliates	CB BU Investors, L.L.C.
New York Life Capital Partners IV-A, L.P., and its Affiliates	CB BU Investors II, L.L.C.

SCHEDULE C

INITIAL DIRECTORS

Name	Classification of Director

John A. Kanas	Management Director

John Bohlsen	Management Director

Wilbur L. Ross, Jr.	WL Ross Director

Lance N. West	Centerbridge Director

P. Olivier Sarkozy	Carlyle Director

Chinh E. Chu	Blackstone Director

Steve Saiontz	Independent Director

Richard S. LeFrak	Ninth Director

SCHEDULE 4.10: LIST OF SENIOR OFFICERS

John Kanas	Chairman and Chief Executive Officer

John Bohlsen	Head of Commercial Banking and Chief Lending Officer

Rajinder Singh	Head of Consumer Banking

John DiGiacomo	Chief Financial Officer and Chief Administrative Officer